UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Hill-Rom Holdings, Inc.

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HILL-ROM HOLDINGS, INC.

PROXY

STATEMENT

Annual Meeting of Shareholders

March 10, 2021

8:00 a.m. (Central Time)

To be held online at www.virtualshareholdermeeting.com/HRC2021

HILL-ROM HOLDINGS, INC.

130 E. Randolph Street

Suite 1000

Chicago, IL 60601

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held March 10, 2021

The Annual Meeting of Shareholders of Hill-Rom Holdings, Inc., an Indiana corporation (“Hillrom”), will be held at the following time and location, and for the following purposes:

Wednesday, March 10, 2021, at 8:00 a.m., Central time.

Online at www.virtualshareholdermeeting.com/HRC2021

(1)	To elect ten (10) members to the Board of Directors to serve one-year terms expiring at the 2022 annual meeting or until their successors are elected and qualified;
(2)	To approve, on an advisory basis, the compensation of Hillrom’s named executive officers;

(3)	To ratify the appointment of PricewaterhouseCoopers LLP as Hillrom’s independent registered public accounting firm for fiscal year 2021;

(4)	To approve the 2021 Hill-Rom Holdings, Inc. Stock Incentive Plan; and

(5)	To transact any other items of business that may properly be brought before the meeting and any postponement or adjournment thereof.

You are entitled to attend and participate in the meeting if you were a shareholder of record as of the close of business on January 4, 2021. To attend and participate in the meeting, you will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, proxy card, or voting instruction form. You may also submit pre-meeting questions and ask questions at the meeting, vote online and examine our shareholder list during the meeting by following the instructions provided at www.virtualshareholdermeeting.com/HRC2021.

Only shareholders of record as of the close of business on January 4, 2021 are entitled to vote prior to or during the meeting. Whether or not you plan to attend and participate in the meeting, please cast your vote, as instructed in the Notice of Internet Availability of Proxy Materials, over the internet, by telephone, or via mail, as promptly as possible. Voting in advance of the meeting will not prevent you from voting electronically during the meeting if you wish to do so.

By Order of the Board of Directors

Deborah M. Rasin
Secretary

January 19, 2021

TABLE OF CONTENTS

PROXY STATEMENT	1

EXECUTIVE SUMMARY	1

GENERAL INFORMATION ABOUT THE MEETING AND VOTING	6

PROPOSALS REQUIRING YOUR VOTE	11
Proposal No. 1 – Election of Directors	11
Proposal No. 2 – Approval, on an Advisory Basis, of the Compensation of Hillrom’s Named Executive Officers	16
Proposal No. 3 – Ratification of the Appointment of PricewaterhouseCoopers LLP as Hillrom’s Independent Registered Public Accounting Firm for Fiscal Year 2021	17
Proposal No. 4 – Approval of the 2021 Hill-Rom Holdings, Inc. Stock Incentive Plan	18

CORPORATE GOVERNANCE	25

CORPORATE RESPONSIBILITY	31

AUDIT COMMITTEE REPORT	33

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	35

COMPENSATION DISCUSSION AND ANALYSIS	37
Compensation and Management Development Committee Report	37
Detailed Table of Contents for CD&A	37

SUMMARY COMPENSATION TABLE	55

PAY RATIO DISCLOSURE	65

DIRECTOR COMPENSATION	66

EQUITY COMPENSATION PLAN INFORMATION	68

APPENDIX A – RECONCILIATION OF NON-GAAP AND GAAP FINANCIAL MEASURES	69

APPENDIX B – 2021 HILL-ROM HOLDINGS, INC. STOCK INCENTIVE PLAN	71

Proxy Statement

This proxy statement relates to the solicitation by the Board of Directors (the “Board”) of Hill-Rom Holdings, Inc. (“Hillrom”, the “Company”, “we”, “us” or “our”), of proxies to be voted at the annual meeting of Hillrom’s shareholders (the “meeting”) to be held virtually via live webcast on March 10, 2021 at 8:00 a.m., Central time, and at any postponements or adjournments of the meeting. This proxy statement and the enclosed form of proxy were initially mailed to shareholders on or about January 19, 2021.

Executive Summary

This summary highlights selected information in this proxy statement. Please review this entire proxy statement and the Hillrom 2020 Letter to Shareholders before voting. Measures used in this proxy statement that are not based on accounting principles generally accepted in the United States (“non-GAAP”) are each defined and reconciled to the most directly comparable GAAP measure in Appendix A. This proxy statement and the Hillrom 2020 Letter to Shareholders are available at www.proxyvote.com.

Key Fiscal Year 2020 Achievements

In fiscal year 2020, Hillrom:

•	Reported a decrease in revenue of 1% to $2.88 billion as compared to fiscal year 2019 on both a reported and constant currency basis.

•	Increased reported operating margin by 190 basis points to 12.8%. Adjusted operating margin increased by 100 basis points to 18.8%.

•	Increased earnings per diluted share (“EPS”) by 48% to $3.32, primarily due to adjusted operating margin expansion, lower acquisition related costs and a loss recorded in fiscal year 2019 related to the disposition of certain surgical consumable products and related assets. Adjusted EPS grew by 9% to $5.53.

•	Generated operating cash flow for the year of $482 million, reduced debt by an additional $147 million, and delivered significant value to shareholders through increased dividends and share repurchases. During fiscal 2020, Hillrom raised its dividend for the tenth consecutive year and returned $129 million to shareholders through dividends and share repurchases. The Company’s strong financial position is supported by a healthy balance sheet, including $297 million in cash and cash equivalents, and revolving credit facilities totaling $1.2 billion that can be used to address capital needs, as necessary.

•	Advanced category leadership with more than $570 million in new product revenue during fiscal 2020. Contributing to this performance were several innovative products, including the Company’s portfolio of smart beds, vital signs monitoring devices, respiratory and vision products, as well as Integrated Table Motion.

•	Rapidly developed and introduced more than a half-dozen new products, many used in support of treatment for the on-going coronavirus pandemic (“COVID-19”), in the areas of care communications, remote monitoring, respiratory health and surgical workflow. These products expand the Company’s diverse portfolio and include the following: Voalte® Extend™, a simplified mobile communication platform that enables patient to caregiver communication; the Extended Care Solution™, a connected remote vital signs monitoring device that allows clinicians to shift care closer to home; the Welch Allyn® Spot Vital Signs® 4400, a next generation vital signs device allowing clinicians to remotely receive a complete set of vitals, including SPO2, temperature and blood pressure; two new respiratory devices: Volara™ System for oscillation and lung expansion therapy for use in both the acute and home setting, and Synclara™ cough system to help clear mucus from upper airways; and the PST 500, a precision surgical table that streamlines workflow in the operating room.

•	Played a critical role in the global fight against COVID-19 and significantly increased manufacturing capacity to meet elevated demand for select products, including med-surg and ICU hospital beds, non-invasive ventilators, patient monitoring devices, and certain physical assessment tools and consumables.

•	Enhanced the Company’s portfolio of connected care solutions with three acquisitions, including Excel Medical Electronics, LLC, Connecta Soft, and Videomed S.r.l, bringing advanced, actionable point-of-care data to caregivers and healthcare provider organizations.

•	Demonstrated commitment and support of local, national and international communities with both monetary and product donations totaling more than $6.5 million, including medical devices well-suited for critical and intensive care environments to 25 U.S. hospitals fighting COVID-19.

•	Promoted excellence in the workplace and commitment to diversity, inclusion and belonging initiatives as the recipient of multiple awards and recognitions, including the Ecovadis Gold Award for Sustainable Procurement, Great Place To Work® certification in France and Mexico, and DiversityInc Noteworthy Company. Hillrom also extended gender diversity in the boardroom, bringing women representation to 36 percent of the Company’s board of directors.

Voting Matters and Board Recommendations

Proposal	Recommendation of the Board	Page References
To elect ten (10) members to the Board of Directors to serve one-year terms expiring at the 2022 annual meeting or until their successors are elected and qualified	FOR each nominee	11
To approve, on an advisory basis, the compensation of Hillrom’s named executive officers	FOR	16
To ratify the appointment of PricewaterhouseCoopers LLP as Hillrom’s independent registered public accounting firm for fiscal year 2021	FOR	17
To approve the 2021 Hill-Rom Holdings, Inc. Stock Incentive Plan	FOR	18

Additional important information about the meeting and voting can be found in the section entitled “General Information About the Meeting and Voting” beginning on page 6.

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Governance Highlights

Our Board believes that good corporate governance enhances shareholder value. Our governance practices include the following:

Governance Practice	Description
Director Independence	All of our directors, except our CEO, are independent
Non-Executive Chair	We have a non-executive, independent Board chair
Committee Independence	All of our committees are comprised of entirely independent directors
Director Attendance	During the fiscal year ended September 30, 2020, our incumbent members of the Board attended 100% of Board and their respective committee meetings
Annual Director Election/ Resignation Policy	Our directors are elected annually, and we have a resignation policy if a director fails to garner a majority of votes cast
Executive Session	Our independent directors meet regularly in executive session without management and non-independent directors present
Director Overboarding Policy	Directors are encouraged to limit the number of directorships that they hold and our Corporate Governance Standards provide that no director may serve on more than four public company boards in addition to Hillrom’s Board
Board Diversity

Our Board represents, and our director search process specifically prioritizes, a diverse mix of backgrounds and viewpoints, including diversity in gender, ethnicity, race, experiences, professions, skills and geographic representation

Four of our ten director nominees are female or racially/ethnically diverse

Board Oversight of Risk Management

Our full Board is responsible for risk management and individual Board committees oversee certain key risks

The Board receives detailed updates from management on the key risks facing the Company throughout the year, including, at least annually, a comprehensive review of the Company’s overall Enterprise Risk Management heat map and process

Additional information about our governance practices can be found in the section entitled “Corporate Governance” beginning on page 25.

Executive Compensation Highlights

Hillrom’s compensation program is designed to align the compensation of each named executive officer (“NEOs” or “Named Executive Officers”) with Hillrom’s performance and the interests of our shareholders, and to provide the proper incentives to attract, retain and motivate key personnel in a clear, transparent manner. In order to do this, we:

•	engage a fully independent compensation consultant;

•	consider, as an initial market check, the 50th percentile of compensation opportunity provided by companies with which we compete for executive talent;

•	provide an annual cash incentive award based on meaningful company performance metrics such as revenue, free cash flow and adjusted earnings per share, as defined under the Company’s annual short-term incentive program (referred to as the BIG Plan, as defined hereinafter), where applicable, and which can be modified upward or downward based on individual performance; and

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•	align long-term equity compensation with our shareholders’ interests by linking realizable pay with stock performance through a combination of performance stock units (50% of the award), restricted stock units (25% of the award), and stock options (25% of the award).

Last year’s advisory vote on executive compensation received support of approximately 94% of our shareholders (excluding abstentions and broker non-votes). Based on the results of the shareholder vote, we believe our overall executive compensation program is aligned with the interests of our shareholders and no significant changes to our compensation program took place in fiscal year 2020 as a direct result of such shareholder vote.

As described in more detail in “Compensation Discussion and Analysis – Elements of Executive Compensation – Annual Cash Incentives – COVID-19 Impact on BIG Plan Funding Pools” on page 45, due to the varying impacts of the COVID-19 pandemic on business unit results under the annual short-term incentive program (referred to as the BIG Plan, as defined hereinafter), the Company decided to include all employees (including all NEOs) in the corporate pool funding percentage and did not include any employees in the individual business unit pool funding percentages.

In summary, we compensate our NEOs as follows:

Component of Compensation	Form of Compensation	For More Information
Base Salary	Annual Cash Salary	44
Annual Cash Incentives	Annual cash incentive payable for achieving pre-established goals granted under our BIG Plan	44
Long-Term Equity Based Incentive (LTI Awards)	Stock Options (25% of annual grant value) Restricted Stock Units (25% of annual grant value) Performance Stock Units (50% of annual grant value)	46

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We also adhere to several additional principles regarding executive compensation for our NEOs, which we believe highlight the strength of both our governance practices and our overall executive compensation program:

Executive Compensation Principle	Description	For More Information
Stock Ownership	We require significant stock ownership by all of our senior executive officers, including 6X base salary for our CEO	51
Clawback, Anti-Hedging and Anti- Pledging Policies	We have clawback, anti-hedging and anti-pledging policies	52
No Single-Trigger Change in Control Agreements	We have no single-trigger change in control agreements	53
At-Will Employment Agreements	Our executives all have at-will employment agreements	53
No Re-Pricing of Stock Options; No Buy-Back of Equity Grants	We do not re-price stock options or buy-back equity grants	52
No Gross-Ups for 280G Excise Taxes Related to Change in Control Agreements	We do not provide gross-ups for 280G excise taxes related to change in control agreements	53

Corporate Responsibility Highlights

Hillrom’s corporate responsibility approach concentrates on environmental, social and governance issues that matter most to the Company and its shareholders, in accordance with our vision, our mission and our strategic priorities. The Company is focused on the millions of patients and caregivers whose lives we impact every day, a workplace culture that exemplifies diversity, inclusion and belonging, and the abiding sense of responsibility we have for one another’s safety and for environmentally sustainable operations around the world.

Our corporate responsibility program includes the following:

•	advancing and celebrating diversity, inclusion and belonging;

•	our commitment to give back to the communities where we live and work;

•	sound environment, health and safety practices;

•	our promise to our customers that Quality Matters in Everything We Do; and

•	maintaining a comprehensive global compliance program designed to help sustain the highest ethical standards.

Additional information about our corporate responsibility practices can be found in the section entitled “Corporate Responsibility” beginning on page 31.

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General Information About the Meeting and Voting

1.	Why is the meeting a virtual, online meeting?

We have decided to hold the meeting virtually via live webcast due to the uncertainty relating to the COVID-19 pandemic. There will not be a physical location for the meeting and you will not be able to attend in person. In addition to supporting the health and well-being of our shareholders, employees and their families, we believe that hosting a virtual meeting will (i) enable shareholders to attend and participate fully and equally from any location around the world, (ii) improve meeting efficiency and our ability to effectively communicate and engage with our shareholders, regardless of their size, resources or physical location, (iii) provide for cost savings to Hillrom and our shareholders and (iv) make our meeting more sustainable by reducing its environmental impact.

2.	How can I attend and participate in the meeting?

You are entitled to attend, participate in, and vote at the meeting if you were a shareholder of record as of the close of business on January 4, 2021 (the “record date”). We have designed the virtual meeting to provide substantially the same opportunities to participate as you would have at an in-person meeting. Shareholders will be able to attend and participate online and submit questions prior to and during the meeting by visiting www.virtualshareholdermeeting.com/HRC2021. Pre-meeting questions must be submitted by Monday, March 1, 2021 at 5:00 p.m. Central time.

To attend and participate in the meeting or submit pre-meeting questions, you will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, proxy card, or voting instruction form. The meeting will begin promptly at 8:00 a.m., Central time. We encourage you to access the meeting prior to the start time. Online access will begin at 7:45 a.m., Central time.

The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Shareholders should ensure that they have a strong internet connection if they plan to attend and/or participate in the meeting. Attendees should allow plenty of time to log in and ensure that they can hear streaming audio prior to the start of the meeting.

3.	How can I elect to receive my proxy materials electronically?

If you would like to reduce the costs incurred by us in mailing proxy materials, you can elect to receive all future proxy statements, proxy cards and annual reports electronically.  To sign up for electronic delivery, follow the instructions provided with your proxy materials and on your proxy card or voting instruction card, or go to https://enroll.icsdelivery.com/hrc. When prompted, indicate that you agree to receive or access shareholder communications electronically in the future.

4.	How can I access the proxy materials over the internet?

You can view the proxy materials for the meeting on the internet at www.proxyvote.com. Please have your 16-digit control number available, which can be found on your Notice of Internet Availability of Proxy Materials or on your proxy card or voting instruction form.  Our proxy materials are also available on our website at http://ir.hill-rom.com.

5.	Who may vote?

Shareholders holding shares of Hillrom common stock as of the record date are entitled to vote prior to or during the meeting.  At the close of business on the record date, there were 66,354,009 shares of common stock outstanding and entitled to vote.  Common stock is the only class of stock outstanding and entitled to vote. You have one vote for each share of common stock held as of the record date, which may be voted on each proposal presented at the meeting.

6.	What is the difference between holding shares as a registered holder or as a beneficial holder?

If you hold shares of Hillrom common stock in your own name (known as ownership “of record”) on the books of our transfer agent, you are a registered shareholder. If a broker, bank or other institution holds your shares (also known as ownership in “street name”), you are a beneficial owner.

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7.	How do I obtain voting instructions if my shares are held in “street name”?

If your shares are held in “street name,” you will receive a notice, typically entitled “Voting Instruction Form” or something similar, either electronically or by mail from the bank, broker or other institution holding your shares. This notice contains instructions regarding how to access the proxy materials and how to vote.

8.	How do I vote?

Even if you plan to attend and participate in the meeting, please promptly vote your shares in advance using one of the methods described below. Shareholders may also vote their shares electronically online during the meeting. You will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, proxy card or voting instruction form to log in to the virtual meeting platform at www.virtualshareholdermeeting.com/HRC2021. Voting electronically online during the meeting will replace any previous votes.

Registered shareholders may vote by any of the following methods in advance of the meeting:

•	By Internet — You may submit your proxy vote on the internet by going to www.proxyvote.com and following the instructions. You will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, proxy card or voting instruction form.

•	By Telephone — You may submit your proxy vote by telephone by calling (800) 690-6903 (registered shareholders) or (800) 454-8683 (beneficial owners) on a touch-tone telephone and following the recorded instructions. You will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, proxy card or voting instruction form.

•	By Mail — If you received paper copies of our proxy materials, you may submit your proxy vote by mail by signing, dating and returning (in the enclosed envelope) your proxy card or voting instruction form.

Beneficial owners who hold their shares in “street name” must follow the instructions contained in the Voting Instruction Form provided to them by the broker, bank or other institution holding their shares on their behalf.

Internet and telephone voting are available through 11:59 p.m., Eastern time on March 9, 2021 for registered shareholders and beneficial owners.

9.	How does the Board recommend that I vote?

The Board recommends that you vote:

•	FOR each nominee for director;

•	FOR the approval, on an advisory basis, of the compensation of Hillrom’s NEOs;

•	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as Hillrom’s independent registered public accounting firm for fiscal 2021; and

•	FOR the approval of the 2021 Hill-Rom Holdings, Inc. Stock Incentive Plan

10.	If I voted by telephone or internet and received a proxy card in the mail, do I need to return my proxy card?

No.

11.	Can I change my vote?

If you are a registered shareholder, you may revoke your proxy at any time before the voting polls are closed at the meeting by the following methods:

•	voting at a later time by telephone or internet (up to 11:59 p.m. Eastern time on March 9, 2021), or

•	writing our Secretary at: Hill-Rom Holdings, Inc., 130 East Randolph, Suite 1000, Chicago, Illinois 60601, or

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•	participating in the meeting and voting online electronically during the meeting.

If you are a beneficial owner and you voted by proxy, you may later revoke your proxy by informing the holder of record in accordance with that entity’s procedures.

12.	What happens if I do not specify a choice for a proposal when returning a proxy?

If you are a registered shareholder and your proxy card is signed and returned without voting instructions, it will be voted according to the recommendations of the Board.

If you are a beneficial owner and fail to provide voting instructions, your broker, bank or other institution holding your shares is permitted to vote your shares on the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm. However, they may not vote on the election of directors or the other proposals listed herein absent instructions from you. Without your voting instructions, a “broker non-vote” will occur with respect to those other proposals.

13.	How are votes, including broker non-votes and abstentions, counted?

Votes are counted in accordance with both our Amended and Restated Code of By-laws (our “By-laws”) and Indiana law. A broker non-vote or abstention will be counted towards a quorum. Broker non-votes will not be counted as votes cast in the election of directors and will not be counted for or against any of the other proposals (except for the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2021, as described in Question 12). Abstentions will not be counted as votes cast in the election of directors and will not be counted for or against any of the other proposals (except for the proposal to approve the 2021 Hill-Rom Holdings, Inc. Stock Incentive Plan, for which abstentions will have the same effect as a vote “against”, as they will be counted in determining the number of votes cast for determining passage of the proposal for NYSE purposes).

14.	What constitutes a quorum?

A majority of the duly authorized, issued and outstanding shares of common stock, represented at the meeting in person or by proxy, constitutes a quorum. Broker non-votes and abstentions will be counted as represented at the meeting for purposes of determining whether a quorum is present.

15.	How many votes must each proposal receive to be adopted?

Directors are elected by a plurality of the votes cast by shareholders entitled to vote, which means that nominees who receive the greatest number of votes will be elected even if such amount is less than a majority of the votes cast. However, our Corporate Governance Standards provide that, prior to their nomination, director candidates shall submit a letter of resignation that is effective in only in the event such director receives a greater number of votes “withheld” from his or her election than votes “for” such election.  The Board is required to accept the resignation unless the Board determines that accepting such resignation would not be in the best interests of Hillrom and its shareholders.

The proposal to approve, on an advisory basis, the compensation of Hillrom’s NEOs and the proposal to ratify the appointment of PricewaterhouseCoopers LLP as Hillrom’s independent registered public accounting firm for fiscal year 2021 will be approved if the votes cast favoring the action exceed the votes cast opposing the action.

The proposal to approve the 2021 Hill-Rom Holdings, Inc. Stock Incentive Plan requires the affirmative vote of holders of at least a majority of the votes cast, in person or by proxy.

16.	What happens if other matters come up at the meeting?

The matters described in the Notice of Annual Meeting of Shareholders are the only matters we know of that will be voted on at the meeting. If other matters are properly presented at the meeting, the persons named on the proxy card or voting instruction form will vote your shares according to their best judgment.

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17.	Who will count the votes?

A representative of Broadridge Financial Solutions, Inc., an independent tabulator appointed by the Board, will count the votes and act as the Inspector of Election.  The Inspector of Election will have the authority to receive, inspect, electronically tally and determine the validity of the proxies received.

18.	Can I ask questions before and/or during the meeting?

Yes. Shareholders may submit questions prior to and during the meeting. If you wish to submit a question, you may do so by logging in to the virtual meeting platform at www.virtualshareholdermeeting.com/HRC2021, typing your question into the “Ask a Question” field, and clicking “Submit.” Pre-meeting questions must be submitted by Monday, March 1, 2021 at 5:00 p.m. Central time.

Questions pertinent to the meeting that comply with the meeting Rules of Conduct will be answered during the meeting, subject to time constraints. Any such questions that cannot be answered during the meeting due to time constraints will be posted and answered on our Investor Relations website, ir.hill-rom.com/ir-home/default.aspx, as soon as practicable after the meeting. Questions regarding personal matters, including, but not limited to, those related to employment or product issues, are not pertinent to meeting matters and therefore will not be answered. Additional information, regarding the ability of shareholders to ask questions during the meeting and related Rules of Conduct, will be available at www.virtualshareholdermeeting.com/HRC2021.

19.	What if I have technical difficulties?

If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting login page for assistance. Technical support will be available beginning at 7:45 a.m./p.m., Central time on March 10, 2021 through the conclusion of the meeting.

20.       Who pays for the proxy solicitation related to the meeting?

We do. In addition to sending you or making available to you these materials, some of our directors and officers, as well as management and non-management employees, may contact you by telephone, mail, e-mail or in person. You may also be solicited by means of press releases issued by Hillrom, postings on our website, and advertisements in periodicals. None of our officers or employees will receive any extra compensation for soliciting you. We have retained Innisfree M&A Incorporated to assist us in soliciting your proxy for an estimated fee of $12,500 plus reasonable out-of-pocket expenses. We will also reimburse banks, nominees, fiduciaries, brokers and other custodians for their costs of sending the Notice of Internet Availability of Proxy Materials or proxy materials to the beneficial owners of Hillrom common stock.

21.	If I want to submit a shareholder proposal for the 2022 annual meeting, when is it due and how do I submit it?

In order for shareholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (the “Exchange Act”) to be presented at our 2022 annual meeting of shareholders and included in our proxy statement and form of proxy relating to that meeting, such proposals must be submitted to the Secretary of Hillrom at our principal executive offices in Chicago, Illinois no later than September 20, 2021, which is 120 days prior to the calendar anniversary of the mailing date of this proxy statement. In addition, our By-laws provide that for business to be brought before a shareholders’ meeting by a shareholder or for nominations to the Board to be made by a shareholder for consideration at a shareholders’ meeting, notice thereof must be delivered to or mailed and received in writing by the Secretary of Hillrom at our principal executive offices not later than 100 days prior to the anniversary of the date of the immediately preceding annual meeting, or not later than November 30, 2021 for the 2022 annual meeting of shareholders. The notice must also provide certain information set forth in our By-laws. All shareholder proposals should be addressed to: Hill-Rom Holdings, Inc., 130 E. Randolph Street, Suite 1000, Chicago, IL 60601, Attention: Secretary.

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22.	How can I obtain a copy of the Annual Report on Form 10-K?

If you did not receive paper copies of our proxy materials, you may obtain paper copies, including the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2020, by following the directions set forth on the Notice of Internet Availability of Proxy Materials.  The Annual Report on Form 10-K for the fiscal year ended September 30, 2020 is also available on our website at http://ir.hill-rom.com.

23.	Where can I find the voting results of the meeting?

We will announce preliminary voting results at the conclusion of the meeting and publish the final voting results in a Form 8-K to be filed with the U.S. Securities and Exchange Commission (“SEC”) within four business days after the conclusion of the meeting.

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Proposals Requiring Your Vote

Proposal No. 1 – Election of Directors

The Board currently consists of eleven (11) members, and the terms of all the directors expire at the meeting. Mr. Ron Malone informed the Board that he did not wish to stand for re-election to the Board and thus he has not been nominated for re-election at the meeting. The shareholders will be asked to elect ten (10) members of the Board to serve one-year terms expiring at the 2022 annual meeting of shareholders. Unless authority is withheld, all shares represented by proxies submitted pursuant to this solicitation (other than broker non-votes) will be voted in favor of electing as directors the nominees listed below for the terms indicated. If any of these nominees should be unable to serve, shares represented by proxies may be voted for a substitute nominee selected by the Board, or the position may become vacant.

The Board of Directors recommends that shareholders vote “FOR” the election to the Board of Directors of each of the nominees named below.

NOMINEES

Name	Age	Principal Occupation/Professional Background	Director Since
William G. Dempsey	69	Chair of the Board Hillrom	2014
John P. Groetelaars	55	President and Chief Executive Officer Hillrom	2018
Gary L. Ellis	64	Retired Executive Vice President, Global Operations, Information Technology and Facilities & Real Estate Medtronic plc	2017
Stacy Enxing Seng	56	Venture Partner, Lightstone Venture Capital	2015
Mary Garrett	62	Retired Chief Marketing Officer of Global Markets IBM	2017
James R. Giertz	63	Retired Senior Vice President and Chief Financial Officer H.B. Fuller Company	2009
William H. Kucheman	71	Retired Interim Chief Executive Officer Boston Scientific Corp.	2013
Gregory J. Moore	56	Corporate Vice President, Health at Microsoft Corporation	2019
Felicia F. Norwood	61	Executive Vice President and President of the Government Business Division at Anthem, Inc.	2020
Nancy M. Schlichting	66	Retired President and Chief Executive Officer Henry Ford Health System	2017

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WILLIAM G. DEMPSEY

Mr. Dempsey has served as a director of Hillrom since 2014. Mr. Dempsey served as Executive Chair of the Board from March 6, 2018 through July 16, 2018, at which time he returned to his position as non-executive Chair of the Board. Mr. Dempsey previously held various executive positions with Abbott Laboratories, a medical devices and health care company, from 1982 until his retirement in 2007, including Executive Vice President of Global Pharmaceuticals from 2006, Senior Vice President of Pharmaceutical Operations from 2003 and Senior Vice President of International Operations from 1999. He currently serves as a director of Ashland, Inc. (where he serves on the audit, and governance and nominating committees), and was previously on the boards of Hospira, Inc., through 2015 and Landauer Inc., through 2017. He previously served as a member of the Salvation Army Advisory Board in Chicago, as Chairman of the International Section of the Pharmaceutical Research and Manufacturers of America (PhRMA) and as Chairman of the Accelerating Access Initiative (a cooperative public-private partnership of UNAIDS, the World Bank, and six research-based pharmaceutical companies). He is a member of the Board of Trustees for the Guadalupe Center in Immokalee, Florida. Mr. Dempsey has extensive experience in the health care industry, including positions in management and on the boards of several companies. In addition, his international operations experience and his service as a senior officer at a large company makes him highly qualified to serve on the Board.

JOHN P. GROETELAARS

Mr. Groetelaars was elected President & Chief Executive Officer of Hillrom and appointed to serve as a director effective May 14, 2018. Mr. Groetelaars most recently served as executive vice president and president of the Interventional Segment at Becton, Dickinson and Company, a medical technology company, since December 2017 following its acquisition of C.R. Bard Inc., a medical technology company, where his responsibilities included global strategic, financial, operational and innovation platforms. He previously served in a variety of progressive roles at C.R. Bard during his 10-year career there, including as a group president from 2015 to 2017. Mr. Groetelaars joined C.R. Bard in 2008 as vice president and general manager, Davol Inc., and was appointed president of Davol in 2009. In 2013, Mr. Groetelaars was promoted to group vice president and in 2015 he was promoted to group president, a position he held until C.R. Bard was acquired by Becton, Dickinson and Company in December 2017. Prior to joining C.R. Bard, Mr. Groetelaars held various international leadership positions in Canada, Denmark and the United Kingdom at Boston Scientific Corporation from 2001 until 2008. Prior to joining Boston Scientific, Mr. Groetelaars held positions in general management, marketing, business development and sales with Guidant Corporation and with Eli Lilly. He currently serves as a director of the AdvaMed board and is a member of The Economic Club of Chicago. Mr. Groetelaars’ extensive experience in the medical device industry, including his multinational experience with substantial public medical device companies and leadership roles in global strategy, operations, sales and business development make him highly qualified to serve as the president and chief executive officer (“CEO”) of Hillrom, as well as a member of the Board.

GARY L. ELLIS

Mr. Ellis has served as director of Hillrom since 2017.  He was previously Executive Vice President, Global Operations, Information Technology and Facilities & Real Estate of Medtronic plc, a medical device company, in Dublin, Ireland, from June 2016 until his retirement in December 2016. Prior to this role, he held the position of Chief Financial Officer and Senior Vice President of Medtronic, Inc. from April 2014 until June 2016, Senior Vice President and Chief Financial Officer of Medtronic, Inc. from May 2005 to April 2014, and Vice President, Corporate Controller and Treasurer of Medtronic, Inc. from 1999 to May 2005.  Mr. Ellis also serves as an independent director of The Toro Company (where he serves as lead director, chair of the finance committee and a member of the audit committee) and Inspire Medical Systems, Inc. (where he serves as the chair of the nominating committee). He is a Certified Public Accountant. Mr. Ellis brings significant financial leadership experience and expertise to the Board and provides oversight regarding capital structure, financial condition and policies, long-range financial objectives, financing requirements and arrangements, capital budgets and expenditures, risk-management, and strategic planning matters. Additionally, Mr. Ellis contributes his international experience managing worldwide financial operations and analyzing financial implications of merger and acquisition transactions, as well as aligning business strategies and financial decisions.

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STACY ENXING SENG

Ms. Enxing Seng has served as director of Hillrom since 2015.  She has served as a Venture Partner with Lightstone Venture Capital, a venture capital firm, since March 2016. She is the former President, Vascular Therapies of Covidien from 2011 to 2014 and prior to that was President of Peripheral Vascular of Covidien from 2010 to 2011.  Ms. Enxing Seng joined Covidien in 2010 through the $2.6B acquisition of ev3 Incorporated, where she was a founding member and executive officer responsible for leading their Peripheral Vascular division from 2001 to 2010.  Prior to that, she held positions of increasing responsibility with SCIMED, Boston Scientific, American Hospital Supply and Baxter. Ms. Enxing Seng has broad experience as a former senior executive responsible for a world-wide business unit of a major medical device company, and has served and continues to serve on the boards of several non-public companies and public companies, including Sonova AG and LivaNova Plc, where she serves as the Chair of the Compensation Committee. In addition, she has significant experience as a co-founder of a successful medical device start-up.  Her operational experience at a large medical device company, combined with her broad scope experience gained from her role as a co-founder of a medical device company, provide the Board with valuable insights across marketing, sales, innovation and a variety of other medical device related areas.

MARY GARRETT

Ms. Garrett has served as director of Hillrom since 2017. Ms. Garrett most recently served as CMO of Global Markets for IBM Corporation, a leading global provider of technology products and services, from September 2008 until her retirement in December 2015.  She joined IBM as an electrical engineer and went on to serve in a number of senior roles including: Partnership Executive for Memorial Sloan Kettering, Vice President, Small and Medium Business for Global Technology Services and Vice President of Marketing for Global Technology Services. Ms. Garrett currently serves as a board member and on the audit committee for Ethan Allen Interiors, Inc. She is a member of the strategic planning and technology committees of the Nuvance Health Network and is on the board of Danbury Hospital. She is an active mentor in W.O.M.E.N. in America, a professional development group aimed at advancing promising women, and serves as an Advisor for the World 50 Organization. She is President, M.Power Coaching and Consulting, focused on developing leaders and aligning brand, culture and customer experience for business vitality and growth. Ms. Garrett has extensive experience in the technology industry, including digital transformation, data and cognitive analytics, cybersecurity, and cloud computing. In addition, her broad international background, marketing expertise, and business leadership experience, as well as experience as a public company director make her highly qualified to serve on the Board.

JAMES R. GIERTZ

Mr. Giertz has served as a director of Hillrom since 2009.  He served as the Senior Vice President and Chief Financial Officer of H.B. Fuller Company, St. Paul, Minnesota, an adhesives manufacturing company, from March 2008 until his retirement in February 2017. Prior to joining H.B. Fuller, he served as Senior Managing Director, Chief Financial Officer and, for several months in 2007, a director, of

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Residential Capital, LLC, one of the largest originators, servicers and securitizers of home loans in the United States.  Prior to that, he was Senior Vice President of the Industrial Products division, and Chief Financial Officer of Donaldson Company, Inc., a worldwide provider of filtration systems and replacement parts.  In addition, Mr. Giertz served as assistant treasurer of the parent company at General Motors, and also held several international treasury positions in Canada and Europe. Mr. Giertz currently serves as a director of Schneider National, Inc. and Chairs the Audit Committee. Mr. Giertz has extensive experience in financial statement preparation and accounting, and operations, and his service as a senior officer in large corporations brings knowledge and valuable insight to the Board.  In addition, his international experience is a valuable asset to the Board.

WILLIAM H. KUCHEMAN

Mr. Kucheman has served as a director of Hillrom since 2013. He previously served as interim Chief Executive Officer for Boston Scientific Corporation, a manufacturer of medical devices, from September 2011 until his retirement in November 2012. Before being named interim CEO, he was Executive Vice President and President of the Cardiology, Rhythm and Vascular (CRV) Group of Boston Scientific. He joined the company in 1995 as a result of Boston Scientific’s acquisition of SCIMED Life Systems, Inc., becoming Senior Vice President of Marketing. In this role, Mr. Kucheman was responsible for global marketing. He has served on several industry boards, including the board of directors of the Global Health Exchange and on the boards of several non-public companies. Mr. Kucheman’s board of directors experience includes committee membership in audit, mergers and acquisitions, compensation and management development, and sales effectiveness. His executive experience with invasive medical devices, including FDA regulation, commercialization process, government reimbursement, and clinical marketing, makes him highly qualified to serve on the Board.

GREGORY J. MOORE, MD, PhD

Mr. Moore has served as a director of Hillrom since 2019. He is Corporate Vice President, Health at Microsoft Corporation, a technology company, since April 2019. Mr. Moore is an engineer (Massachusetts Institute of Technology PhD), practicing neuroradiologist, clinical informaticist, and innovator experienced in assembling and inspiring highly talented teams to positively transform healthcare and life sciences for the benefit of humankind leveraging technology, AI and machine learning. Mr. Moore is a former Vice President Google Inc., Google Cloud Healthcare & Life Sciences from November 2016 through April 2019. As Google’s senior healthcare leader globally, Mr. Moore led the healthcare vertical for Google Cloud and also partnered closely with various Google teams and the Alphabet companies in the life sciences domains to guide and develop innovative healthcare and life sciences products and solutions leveraging AI, machine learning and advanced analytics at scale to positively impact healthcare quality, value, access and delivery globally. Mr. Moore is board certified in Diagnostic Radiology, Neuroradiology and Clinical Informatics and is also an Adjunct Clinical Professor of Radiology at Stanford University School of Medicine. Prior to his leadership appointment at Google, Mr. Moore was Chief Emerging Technology and Informatics Officer at Geisinger Health System where he was also Director of the Institute for Advanced Application from 2013 through 2016. Mr. Moore’s experience in life sciences and in the digital space provides the Board with valuable experience and leadership.

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FELICIA F. NORWOOD

Ms. Norwood has served as director of Hillrom since 2020. Ms. Norwood is currently the Executive Vice President and President of the Government Business Division at Anthem, Inc. (“Anthem”), a health insurance provider, and has served in this role since she joined Anthem in June 2018. Prior to joining Anthem, Ms. Norwood served as Director of the Illinois Department of Healthcare and Family Services from January 2015 to June 2018, and prior to that, she spent over 19 years at Aetna serving in a number of senior leadership roles including: President of the Mid-America Region and President & CEO of Active Health Management. Ms. Norwood's combined private and public sector experience and her senior leadership experiences in the healthcare sector provides the Board with a unique perspective across multiple dimensions, including providers, payers, consumers and regulators.

NANCY M. SCHLICHTING

Ms. Schlichting has served as director of Hillrom since 2017.  Ms. Schlichting is the retired President and Chief Executive officer of Henry Ford Health System (“HFHS”) in Detroit, Michigan, a non-profit health care organization, serving in this role from June, 2003 to January, 2017. She joined HFHS in 1998 as Senior Vice President and Chief Administrative Officer, and was promoted to Executive Vice President and Chief Operating Officer from 1999 to 2003, and President and Chief Executive Officer of Henry Ford Hospital from 2001 to 2003. She currently serves as a director of Walgreens Boots Alliance (13 years of Board service, chair of Compensation Committee and member of Audit Committee), a director on the board of directors of Encompass Health (2 years of Board service, member of Compliance and Quality of Care Committee and member of Audit Committee), and a trustee of Kresge Foundation (chair of Compensation Committee and member of Audit Committee), the Detroit Symphony Orchestra, Duke University and vice-chair of the Duke University Health System Board. Ms. Schlichting's career in healthcare administration spans more than 35 years in senior-level executive roles.  She is credited with leading HFHS through a dramatic financial turnaround, and for award-winning customer service, quality and diversity initiatives, including HFHS being the recipient of the 2011 Malcolm Baldrige National Quality Award.  Her significant healthcare leadership background, and her comprehensive knowledge of finance and accounting gained by education, experience and service on audit committees for more than a decade provide the Board with additional depth and invaluable insights.

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Proposal No. 2 – Approval, on an Advisory Basis, of the Compensation of Hillrom’s Named Executive Officers

As required by Section 14A of the Exchange Act, the Board is asking you to approve, on an advisory basis, the compensation of our NEOs for fiscal year 2020, commonly referred to as the “Say-on-Pay” vote. At our 2016 annual meeting of shareholders, shareholders voted to hold an advisory “Say-on-Pay” vote on an annual basis. Accordingly, we have determined to submit an annual, non-binding vote on our executive compensation to our shareholders at each annual meeting (with the next one occurring in 2022) until we seek another advisory vote on the frequency of such “Say-on-Pay” vote, which is anticipated to occur at the 2022 annual meeting of shareholders.

As described under “Compensation Discussion and Analysis” beginning on page 37, our philosophy in setting executive compensation is to provide a total compensation package that allows us to continue to attract, retain and motivate talented executives who drive our Company’s success, while aligning compensation with the interests of our shareholders and ensuring accountability and transparency. Consistent with the philosophy, a significant majority of the total compensation opportunity for each of our NEOs is based on measurable corporate and individual performance, both financial and non-financial, and on the performance of our shares on a long-term basis.

Because your vote is advisory, it will not be binding on the Board. However, the Compensation and Management Development Committee will take into account the outcome of the vote when considering future executive compensation arrangements. The Board recommends that the shareholders approve the following resolution:

“RESOLVED, that the shareholders of Hill-Rom Holdings, Inc. approve, on an advisory basis, the compensation of the Company’s NEOs and the overall compensation policies and procedures employed by Hillrom, disclosed pursuant to Item 402 of the SEC’s Regulation S-K, and described in the Compensation Discussion and Analysis and the tabular disclosure regarding NEO compensation (together with the accompanying narrative disclosure) in this proxy statement.”

The Board of Directors recommends that you vote “FOR” the approval, on an advisory basis, of the compensation of Hillrom’s named executive officers.

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Proposal No. 3 – Ratification of the Appointment of PricewaterhouseCoopers LLP as Hillrom’s Independent Registered Public Accounting Firm for Fiscal Year 2021

Subject to shareholder ratification, the Audit Committee of our Board has appointed PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for the fiscal year ending September 30, 2021. Representatives from PwC will be present at the meeting with an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

The Audit Committee has adopted a policy requiring that all services from the outside independent registered public accounting firm must be pre-approved by the Audit Committee or its delegate and has adopted guidelines that non-audit related services should not exceed the total of audit and audit related fees. During fiscal year 2020, PwC’s fees for non-audit related services fell within these guidelines.

The following table presents fees for professional services rendered by PwC for the audit of our annual consolidated financial statements for the fiscal years ended September 30, 2019 and 2020, and fees billed for other services rendered by PwC during those periods. All services set forth in the following table for both 2019 and 2020 were pre-approved by the Audit Committee before being rendered.

	2019	2020
Audit Fees (1)	$4,441,000	$4,006,000
Audit-Related Fees (2)	$0	$3,000
Tax Fees (3)	$1,659,800	$2,193,000
All Other Fees (4)	$3,000	$3,000
Total	$6,103,800	$6,205,000

(1)	Audit Fees were billed by PwC for professional services rendered for the integrated audit of our consolidated financial statements and our internal control over financial reporting, along with the review and audit of the application of new accounting pronouncements, acquisition and disposition accounting, other non-recurring transactions and statutory audits of foreign entities. Fees in 2019 also include professional services related to comfort letters for debt issuances.

(2)	Audit-Related Fees were billed by PwC for agreed-upon procedures.

(3)	Tax Fees were billed by PwC for professional services rendered for tax compliance, tax advice and tax planning.

(4)	All Other Fees were fees billed by PwC for all other products and services provided to us.

The Board recommends that you vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as Hillrom’s independent registered public accounting firm for fiscal year 2021.

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Proposal No. 4 – Approval of the 2021 Hill-Rom Holdings, Inc. Stock Incentive Plan

The Company is seeking shareholder approval of the 2021 Hill-Rom Holdings, Inc. Stock Incentive Plan (the “Plan”) which was adopted by the Board on January 19, 2021 subject to shareholder approval. If the Plan is approved by shareholders, no additional awards will be made under the Amended and Restated Hill-Rom Holdings, Inc. Stock Incentive Plan, as amended (the “Prior Plan”), and the Prior Plan, which was initially approved by shareholders in 2002 and subsequently amended and restated and approved by shareholders in 2009, will terminate except as to outstanding awards, and shares remaining available for future awards under the Prior Plan as of the effective date of the Plan will not be available for grants of awards under the Plan.

The purposes of the Plan are to enable the Company and its subsidiaries to attract, retain and reward officers, other key employees and non-employee directors, and to strengthen the mutuality of interests between such persons and the Company’s shareholders by offering such persons an equity interest in the Company and thereby enabling them to participate in the long-term success and growth of the Company. Awards under the Plan may be in the form of stock options, stock appreciation rights (SARs), restricted stock, restricted stock units (RSUs), performance awards (performance shares, performance share units, and performance units), other stock-based awards, dividend equivalents, and cash-based awards.

Dilution, Share Usage, and Outstanding Awards

Existing Dilution and Potential Dilution

As of the record date, there were approximately 1,877,584 shares subject to awards outstanding and approximately 643,991 shares authorized and available for issuance for future awards under the Company’s Prior Plan, together representing 3.77% of the common stock outstanding as of the record date on a fully diluted basis. However, the shares remaining available for grant of future awards under the Prior Plan will not carry forward into the Plan and, consequently, will not be available for issuance under the Plan. In addition, we currently expect to grant no further awards under the Prior Plan between the record date and the date of the annual meeting. The 3,000,000 shares requested under the Plan, which would replace the Prior Plan and the shares remaining available thereunder, represent 4.48% of the common shares outstanding as of the record date on a fully diluted basis. We believe this represents a reasonable amount of potential equity dilution that will permit the Company to continue granting equity awards, which is an important component of our executive compensation program.

Share Usage

The annual share usage under the Company’s equity incentive compensation plans for the last three fiscal years is presented below.

Fiscal Year	Stock Options Granted	Restricted Stock Units Granted	Performance Share Units (at Target) Granted	Weighted Average Common Shares Outstanding (in 000s)	Run Rate
2020	188,166	242,291	84,269	66,631	0.77%
2019	167,535	277,396	86,776	66,772	0.80%
2018	368,426	213,533	172,941	66,234	1.14%

Three-Year Average Run Rate					0.90%

Run Rate equals (Stock Options Granted + Restricted Stock Units Granted + Performance Share Units (at Target) Granted) / Weighted Average Common Shares Outstanding.

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Outstanding Awards as of the Record Date

As of the record date, 66,354,009 shares of our common stock were outstanding, while 1,877,584 shares were subject to outstanding equity awards and 643,991 shares were available for future award under the Prior Plan. However, the shares remaining available for grant of future awards under the Prior Plan will not carry forward into the Plan and, consequently, will not be available for issuance under the Plan. In addition, we currently expect to grant no further awards under the Prior Plan between the record date and the date of the annual meeting.

As of the record date, we had the following number of awards outstanding under our equity incentive compensation plans:

Outstanding Awards	Number of Shares	Weighted Average Exercise Price of Stock Options	Weighted Average Remaining Term
Stock Options	935,499	$84.749	6.7 years
Non-Vested Full Value Awards
Restricted Stock Units	668,589
Performance Share Units (at Target)	273,496
Non-Vested Total Full Value Awards	942,085
Total Stock Options and Full Value Awards	1,877,584

The closing price of a share of our common stock on January 13, 2021 was $98.78 per share.

Principal Provisions of the Plan

The following summary of the Plan is qualified in its entirety by reference to the full text of the Plan set forth in Appendix A to this Proxy Statement.

Feature	Description
Share Authorization and Share Counting

The total number of shares of the Company’s common stock available for issuance under the Plan (and requested for shareholder approval) is 3,000,000 shares, plus any of the shares subject to the outstanding awards under the Prior Plan that, after the Plan’s effective date, are forfeited, terminated, expire or are settled in cash, in each case without the issuance of shares (together, the “Share Authorization”). As stated above, there are 1,877,584 shares subject to awards outstanding under the Prior Plan as of the record date. On and after the Plan’s effective date, there will be no additional grants under the Prior Plan and we currently expect to grant no further awards under the Prior Plan between the record date and the date of the annual meeting

Shares awarded under the Plan may be authorized but unissued shares or shares that have been issued and reacquired by the Company. The exercise of a SAR for cash or the payment of any award in cash shall not count against the Plan’s share limit. To the extent a stock option is surrendered for cash or terminates without having been exercised, or an award terminates without the holder having received payment of the award, or shares awarded are forfeited, or shares surrendered to the Company in payment of the option price or withheld by the Company to satisfy the award holders tax liability with respect to an award, the shares subject to such award will be available for future awards under the Plan.

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Feature	Description
The maximum number of shares of common stock that may be issued pursuant to ISOs (as defined hereinafter) granted under the Plan shall be 3,000,000 shares of common stock, subject to adjustment.
Eligibility

Awards under the Plan may be made by the Administrator (as defined below), in its discretion, to all employees, officers, third-party service providers and directors of the Company and of any entity which is more than 50% owned, directly or indirectly, by the Company. As a result of such eligibility, each executive officer and director has an interest in the proposal to approve the Plan. Awards may also be made to prospective employees, officers and directors, to become effective only upon their commencement of employment or service.

There were approximately 10,000 eligible employees and ten (10) non-employee directors as of September 30, 2020. Consistent with the Company’s practice under the Prior Plan, the Company does not currently anticipate providing third-party service providers with any awards under the Plan (even though they would be eligible for awards thereunder).

Minimum vesting provision	Awards under the Plan generally have a one-year minimum vesting provision, except for up to 5% of the Share Authorization that can be granted not in accordance with that minimum vesting requirement.
No discounted awards	Awards that have an exercise price cannot be granted with an exercise price less than the fair market value on the grant date, except in situations where the Company grants new Awards to replace awards held by employees or directors of a company which was acquired by the Company or as otherwise permitted as an adjustment under the terms of the Plan.
No evergreen provision	The Plan does not contain an evergreen feature, i.e., a feature which would automatically add shares to the Share Authorization.
No reload stock options or SARs	No stock options or SARs granted under the Plan may contain a provision entitling the award holder to the automatic grant of additional stock options or SARs in connection with any exercise of the original stock option or SAR.
No repricing or exchange of stock options or SARs	The Plan prohibits the direct or indirect repricing of stock options or SARs without shareholder approval.
Double Trigger Vesting After a Change in Control	A “Change in Control” of the Company (as defined in the Plan) does not, by itself, trigger vesting of awards under the Plan if substitute awards are provided. Instead, in that case, the Change in Control must be accompanied by a termination of employment or service, actual or constructive, either without Cause or For Good Reason (each, as defined in the Plan) in order for awards to vest under the Plan. However, if substitute awards are not provided, then outstanding awards would vest upon the change in control.
No dividends on unvested awards	Dividends and/or dividend equivalents may not be currently paid on awards subject to vesting requirements.
No dividend equivalents on stock options or SARs	No stock options or SARs granted under the Plan may provide for the payment or accrual of dividend equivalents.

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Feature	Description
Limit applicable to Non- Employee Directors	The maximum amount of cash and equity compensation (calculated based on the grant date fair value for financial reporting purposes) granted to any non-employee director in any fiscal year may not exceed $750,000, but with an additional $750,000 for a director serving as independent chair of the Board or as lead independent director of the Board (“Annual Director Limit”).
Administration of the Plan by the full Board or Independent Committees of the Board	The Plan is administered with respect to awards to employees and third-party service providers by either the full Board or the Compensation and Management Development Committee of the Board, and with respect to awards to non-employee directors, by the full Board or the Nominating/Corporate Governance Committee of the Board (the Board or Committees so acting is referred to in this description as the “Administrator.”) The Administrator is authorized to, among other things, grant and set the terms of awards under the Plan, amend such awards (other than in a manner that would constitute a repricing), waive compliance with the terms of such awards, interpret the terms and provisions of the Plan and awards granted under it, adopt administrative rules and practices governing the Plan, and make all factual and other determinations needed for administration of the Plan. The terms of an award under the Plan may vary from participant to participant.
Forfeiture and recoupment	Awards under the Plan are subject to recoupment if an executive’s employment is terminated as a result of a material violation of Company policy or if an executive’s misconduct leads to a restatement of the Company’s financial earnings. Furthermore, awards under the Plan are subject to the Company’s Executive Compensation Clawback Policy, as in effect from time to time.
No transferability	Awards generally may not be transferred, except by will or the laws of descent and distribution.
Discretionary Awards	The Plan authorizes the Administrator to grant awards to employees, including officers, non-employee third-party service providers and directors on such terms as it may determine in its sole discretion. Awards may be granted alone or in tandem with other types of awards under the Plan. A summary of the types of awards available under the Plan is set forth below.
Term of Plan	The term of the Plan is ten (10) years.
New Plan Benefits	The amounts of awards to be granted to various participants in the future under the Plan cannot be determined at this time because the grants are made in the discretion of the Compensation and Management Development Committee of the Board.
Sub-plans	The Administrator may adopt one or more sub-plans containing such provisions as may be necessary or desirable to enable awards under the Plan to comply with, or qualify for preferred tax treatment under laws of jurisdictions outside the U.S.

A summary of the types of awards available under the Plan is set forth below.

Stock Options. Incentive stock options (“ISOs”) and non-qualified stock options may be granted for such number of shares of common stock as the Administrator determines. A stock option will be exercisable and vest at such times, over such term and subject to such terms and conditions as the Administrator determines, at an exercise price determined by the Administrator (ISOs are subject to restrictions as to exercise period and price as required by the Internal Revenue Code of 1986, as amended from time to time (the “Code”) and may be granted only to employees). Payment of the exercise price may be made in such manner as the Administrator may provide, including cash, delivery of shares of common stock already owned, broker-assisted “cashless exercise,” or any other manner determined by the Administrator. The Administrator may provide that the stock options will be transferable. Upon an optionee’s termination of service, the option will be exercisable to the extent determined by the Administrator, either in the initial grant or an amendment thereto. The Administrator may provide that an option which is outstanding on the date of an optionee’s death will remain outstanding for an additional period after the date of such death, notwithstanding that such option would have expired earlier under its terms.

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SARs. Upon the exercise of an SAR, the Company will pay to the holder in cash, common stock or a combination thereof (the method of payment to be determined at the discretion of the Administrator), an amount equal to the excess of the fair market value of the common stock on the exercise date over the fair market value of the common stock on the date of SAR grant, multiplied by the number of SARs being exercised. The Administrator may also grant “limited SARs” that will be exercisable only within the 60 days after a Change in Control. The Administrator may provide that in the event of a Change in Control, SARs or limited SARs will be paid on the basis of the “Change in Control Price” (as defined in the Plan).

Restricted Stock. Restricted stock is stock which has been issued, subject to forfeiture. In making an award of restricted stock, the Administrator will determine the periods, if any, during which the stock is subject to forfeiture, and the purchase price, if any, for the stock. The vesting of restricted stock (i.e., the point at which it becomes non-forfeitable) may be conditioned upon the completion of a specified period of service with the Company or a subsidiary, the attainment of specific performance goals, or such other criteria as the Administrator may determine. During the restricted period, the award holder may not sell, transfer, pledge or assign the restricted stock, except as may be permitted by the Administrator. The certificate evidencing the restricted stock will be registered in the holder’s name, although the Administrator may direct that it remain in the possession of the Company until the restrictions have lapsed. Except as may otherwise be provided by the Administrator, upon the termination of the award holder’s service for any reason during the period before the restricted stock has vested, or in the event the conditions to vesting are not satisfied, all restricted stock that has not vested will be forfeited and the Administrator may provide that any purchase price paid by the holder, or an amount equal to the restricted stock’s fair market value on the date of forfeiture, if lower, shall be paid to the holder. During the restricted period, the holder will have the right to vote the restricted stock and to receive any cash dividends, if so provided by the Administrator. Stock dividends will be treated as additional shares of restricted stock and will be subject to the same terms and conditions as the initial grant, unless otherwise provided by the Administrator.

RSUs. An RSU award represents the Company’s agreement to deliver shares of common stock (or their cash equivalent) at a specified future time. Such delivery may be conditioned upon the completion of a specified period of service, the attainment of specific performance goals or such other criteria as the Administrator may determine or may provide for the unconditional delivery of shares (or their cash equivalent) on the specified date. In making an award of this type, the Administrator will determine the period during which receipt of the common stock will be restricted, and the period, if any, during which the award is subject to forfeiture, and may provide for the issuance of stock pursuant to the award without payment therefor. At the end of the restricted period, and assuming the satisfaction of any condition(s) to vesting of the award, the award will be settled in shares of common stock, cash equal to the fair market value of such stock, or a combination thereof, as provided by the Administrator. During the restricted period set by the Administrator, the award holder may not sell, transfer, pledge or assign the RSU award. In the event of termination of service before the RSU award has vested, the award will be forfeited, except as may be provided by the Administrator. RSUs will carry no voting rights until such time as shares of common stock are actually issued.

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Performance Awards. The Administrator may designate any awards under the Plan as “Performance Awards”. Either the granting or vesting of a Performance Award will be subject to the achievement of performance objectives specified by the Administrator. The performance objectives specified for a particular award may be based on one or more of the following criteria, which the Administrator may apply to the Company on a consolidated basis and/or to a business unit, and which the Administrator may use either as an absolute measure, as a measure of improvement relative to prior performance, or as a measure of comparable performance relative to a peer group of companies: sales, operating profits, operating profits before taxes, operating profits before interest expense and taxes, net earnings, earnings per share, return on equity, return on assets, return on invested capital, total shareholder return, cash flow, debt to equity ratio, market share, stock price, economic value added, and market value added.

Other Stock-Based Awards. Under the Plan, the Administrator may grant other awards of shares of our common stock, and other awards that are valued in whole or in part by reference to, or are otherwise based on, shares of our common stock or other property, having such terms and conditions as the Administrator may determine. We refer to these types of awards as Other Stock-Based Awards. Other Stock-Based Awards may be available as a form of payment in settlement of other awards granted under the Plan or as payment in lieu of compensation to which a participant is otherwise entitled. Other Stock-Based Awards may be paid in shares of our common stock or in cash, as the Administrator may determine. The award agreement of an Other Stock-Based Award may provide the holder of an Other Stock-Based Award with the right to receive dividend equivalents. Dividend equivalents may be settled in cash and/or shares of our common stock and may be subject to the same restrictions on transfer and forfeitability as the Other Stock-Based Award with respect to which they are awarded, in each case as set forth in the applicable award agreement.

Dividend Equivalents. As determined by the Administrator in its discretion, awards other than stock options and SARs under the Plan may provide the participant with a deferred and contingent right to receive dividend equivalents, either in cash or in additional shares. Any such dividend equivalents will be accumulated or deemed reinvested until such time as the underlying award becomes vested (including, where applicable, vesting based on the achievement of performance objectives). No dividend equivalents may be granted with respect to shares underlying any stock option or any SAR.

Cash-Based Awards. The Administrator may grant Cash-Based Awards under the Plan that specify the amount of cash to which the award pertains, the conditions under which the award will be vested and exercisable or payable, and such other conditions as the Administrator may determine that are consistent with the terms of the Plan. Although based on a specified amount of cash, cash-based awards may be paid, in the Administrator's discretion, either in cash or by the delivery of shares of our common stock.

Deferrals of Awards. The Administrator may permit an award recipient to elect to defer receipt of any award for a specified period or until a specified event, upon such terms as are determined by the Administrator.

Non-Employee Director Awards. The Plan will also be used to grant equity awards to our non-employee directors. Non-employee directors can be granted any of the awards available under the Plan except ISOs, which are only available to employees. The Administrator shall from time to time determine the nature and number of awards to be granted to non-employee directors, subject to the Annual Director Limit.

Amendments and Termination. The duration of the Plan is intended to be ten (10) years. The Plan may be discontinued or amended by the Board, except that no amendment or discontinuation may adversely affect any outstanding award without the holder’s written consent. Amendments may be made without shareholder approval except as required to satisfy stock exchange or regulatory requirements.

Adjustment. In the case of certain changes in the Company’s structure affecting the common stock such that the Board determines that an adjustment is appropriate, in order to prevent dilution or enlargement of benefits, the Board will, in a manner as it deems equitable, adjust any or all of the number of shares reserved under the Plan, and the number of shares as to which awards can be granted to any individual in any fiscal year. In the case of certain changes in the Company’s structure affecting the common stock subject to an award outstanding under the Plan, the Board will appropriately and equitably adjust the number and kind of shares or other securities subject to the Plan or subject to awards then outstanding under the Plan and the exercise prices so as to maintain the proportionate number of shares or other securities without changing the aggregate exercise price. In addition, in connection with certain corporate transactions the Board may, in its discretion: (1) accelerate the vesting and/or payment date of awards, (2) cash-out outstanding awards, (3) provide for the assumption of outstanding awards by a surviving or transferee company, (4) provide that in lieu of shares of Company common stock, the award recipient will be entitled to receive the consideration he or she would have received for such shares in the transaction (or the fair market value of such consideration in cash), and/or (5) require stock options to be either exercised prior to the transaction or forfeited.

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Certain Federal Income Tax Consequences

The following is a summary of certain federal income tax aspects of stock options which may be awarded under the Plan based upon the laws in effect on the date hereof.

Non-Qualified Stock Options. No income is recognized by the optionee at the time a non-qualified option is granted. Upon exercise of the option, the optionee recognizes ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option price. At disposition of the shares, any appreciation after the date of exercise is treated as capital gain.

ISOs. No income is recognized by the optionee at the time an ISO is granted. An optionee generally will not recognize income upon the exercise of an ISO during the period of his or her employment with the Company or one of its subsidiaries or within three months after termination of employment (the optionee also will not recognize income upon the exercise of an ISO within 12 months after the optionee’s termination of employment by reason of permanent and total disability, or within the remaining term of the option following the optionee’s death). However, the “spread” between the fair market value of the shares at the time of exercise and the exercise price is includible in the calculation of alternative minimum taxable income for purposes of the alternative minimum tax. The exercise of an ISO after the expiration of the specified time periods results in such exercise being treated in the same manner as the exercise of a non-qualified stock option.

If the optionee holds the shares received throughout the “ISO holding period,” which is both the two-year period after the ISO was granted and the one-year period after the exercise of the ISO, the optionee will recognize capital gain or loss when he or she disposes of the shares. Such gain or loss will be measured by the difference between the exercise price and the amount received for the shares at the time of disposition.

If the shares acquired upon exercise of an ISO are disposed of before the end of the ISO holding period, the disposition is a “disqualifying disposition” which causes the optionee to recognize ordinary income in an amount generally equal to the lesser of (i) the excess of the value of the shares on the option exercise date over the exercise price or (ii) the excess of the amount received upon disposition of the shares over the exercise price. Any excess of the amount received upon disposition of the shares over the value of the shares on the exercise date will be taxed to the optionee as capital gain.

Company Deductions. As a general rule, the Company or one of its subsidiaries will be entitled to a deduction for federal income tax purposes at the same time and in the same amount that an employee or director recognizes ordinary income from awards under the Plan, to the extent such income is considered reasonable compensation under the Code. The Company will not, however, be entitled to a deduction with respect to payments which are contingent upon a change in control if such payments are deemed to constitute “excess parachute payments” pursuant to Section 280G of the Code and do not qualify as reasonable compensation pursuant to that Section. Such payments will subject the recipients to a 20% excise tax. In addition, the Company will not be entitled to a deduction to the extent compensation in excess of $1 million per individual per year is paid to certain current and former executive officers of the Company.

The Board of Directors recommends that shareholders vote “FOR” the approval of the 2021 Hill-Rom Holdings, Inc. Stock Incentive Plan.

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Corporate Governance

Board Leadership

The Board is currently led by our non-executive, independent Chair, Mr. Dempsey. The Board has determined that the leadership of the Board is best conducted by an independent Chair which allows (i) the Chair to provide overall leadership to the Board in its oversight function and (ii) the president and CEO, Mr. Groetelaars, to provide leadership with respect to the day-to-day management and operation of our business. The separation of these offices enables Mr. Dempsey to focus on managing Board matters while letting Mr. Groetelaars focus on managing our business. We believe that the separation of these offices enhances the objectivity of the Board in its management oversight role and that this leadership structure is in the best interests of the Company and our shareholders.

Assuming Mr. Dempsey is re-elected to the Board at the meeting, the Board plans to re-elect Mr. Dempsey as the Chair of the Board at the recommendation of the Nominating/Corporate Governance Committee.

Executive sessions (meetings of independent directors without management present) are held regularly at the beginning and end of Board meetings, and, depending on directors’ desire, from time to time during Board and committee meetings.  The Chair generally presides at executive sessions of non-management directors.

Board’s Role in Strategic Planning and Oversight of Risk Management

The Board is responsible for directing and overseeing the management of Hillrom’s business in the best interests of the shareholders and consistent with good corporate citizenship. The Board sets strategic direction and priorities for the Company, approves the selection of the senior management team and oversees and monitors risks and performance. At Board meetings during the year, members of senior management review their organizations and present their long-range strategic plans to the Board, and at the start of each fiscal year, the Board reviews and approves the Company’s operating plan and budget for the next fiscal year.

A fundamental part of setting Hillrom’s business strategy is the assessment of the risks Hillrom faces and how they are managed. The Board oversees risk management with a focus on the most significant risks facing the Company, including strategic, operational, financial, cybersecurity, legal and compliance risks. In addition, each of the Board, the Nominating/ Corporate Governance Committee, and Audit Committee, as necessary, meet regularly throughout the year with our financial and treasury management teams and with our Chief Compliance Officer, Vice President - Internal Audit, Chief Legal Officer and Chief Information Officer to assess the strategic, operational, financial, legal and compliance risks throughout our businesses and to review our insurance and other risk management programs and policies. These regular meetings enable the Board to exercise its ultimate oversight responsibility for Hillrom’s risk management processes.

Communications with Directors

Shareholders of Hillrom and other interested persons may communicate with the Chair of the Board, the chairs of the Company's Nominating/Corporate Governance Committee, Audit Committee or Compensation and Management Development Committee, or the non-management directors of Hillrom as a group by sending an email to investors@Hillrom.com.  The email should specify which of the foregoing is the intended recipient.

All communications received in accordance with these procedures will be reviewed initially by the Company's Investor Relations Department and General Counsel. The Investor Relations Department will relay all such communications to the appropriate director or directors unless the Investor Relations Department and General Counsel determine that the communication:

•	does not relate to the business or affairs of the Company or the functioning or constitution of the Board or any of its committees;
•	relates to routine or insignificant matters that do not warrant the attention of the Board;
•	is an advertisement or other commercial solicitation or communication;
•	is frivolous or offensive; or

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•	is otherwise not appropriate for delivery to directors.

The director or directors who receive any such communication will have discretion to determine whether the subject matter of the communication should be brought to the attention of the full Board or one or more of its committees and whether any response to the person sending the communication is appropriate. Any such response will be made through the Company's Investor Relations Department and only in accordance with the Company's policies and procedures and applicable law and regulations relating to the disclosure of information.

The Company's Investor Relations Department will retain copies of all communications received pursuant to these procedures for a period of at least one year.

The Nominating/Corporate Governance Committee of the Board of Directors will review the effectiveness of these procedures from time to time and, if appropriate, recommend changes.

Director Attendance at Annual Meetings

Hillrom does not have a formal policy regarding director attendance at its annual meetings of shareholders, but Hillrom’s directors generally do attend the annual meetings. The Chair of the Board presides at the annual meeting of shareholders, and the Board holds one of its regular meetings in conjunction with the annual meeting of shareholders. All continuing members of the Board at the time of our 2020 annual meeting of shareholders attended that meeting in person.

Corporate Governance Standards and Code of Ethics

The Board has adopted Corporate Governance Standards that provide the framework for the effective functioning of the Board. In addition, the Board has adopted a Global Code of Conduct that applies to everyone who conducts business for and with Hillrom including all directors, officers and employees of Hillrom, as well as agents, vendors, suppliers and consultants worldwide, and which constitutes a “code of ethics” within the meaning of Item 406 of the SEC’s Regulation S-K. During fiscal year 2020, the Board approved changes to the Global Code of Conduct to enhance the definition of sexual harassment to include sexual misconduct. Additionally, during fiscal year 2020, the Compensation and Management Development Committee approved an addendum to the Limited Recapture Agreement (entered into by each NEO) providing the Compensation and Management Development Committee with the ability to recoup both performance-based compensation and time-based long-term incentive awards received by an executive officer during the prior 24 months if such executive is terminated for a material violation of the Global Code of Conduct. Both the Corporate Governance Standards and the Global Code of Conduct are available via the Investor Relations section of the Company’s website at https://ir.hill-rom.com/ir-home/default.aspx

Determinations with Respect to Independence of Directors

The Board determines the independence for each member of the Board based on an annual evaluation performed and recommendations made by the Nominating/Corporate Governance Committee, consistent with the applicable rules of the New York Stock Exchange (“NYSE”).

Based on these standards and all relevant facts and circumstances, the Board has determined that each current member of the Board and each nominee for the Board is independent, with the exception of John P. Groetelaars, who is not independent.

Transactions with Related Persons

The Company has written procedures regarding the review, approval, and ratification of transactions between the Company and related persons. The policy applies to any transaction in which Hillrom or a subsidiary is a participant, where the amount involved exceeds $120,000 and a related person has a direct or indirect material interest. A related person means any director or executive officer of the Company, any nominee for director, any shareholder known to the Company to be the beneficial owner of more than 5% of any class of the Company’s voting securities, and any immediate family member of any such persons. Under these procedures, our Nominating/Corporate Governance Committee is responsible for reviewing and preapproving all related person transactions. When reviewing and/or approving proposed related party transactions, the Nominating/Corporate Governance Committee will consider all of the relevant facts and circumstances, including: the benefits to us; the impact on a director’s independence in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, shareholder or executive officer; the availability of other sources for comparable products or services; the terms of the transaction; and the terms available for similar transactions with unrelated third parties.

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There were no related person transactions in fiscal year 2020.

Meetings, Committees and Board Skills Assessment of the Board of Directors

During the fiscal year ended September 30, 2020, the Board held five meetings. During this period, our incumbent members of the Board attended 100% of the aggregate number of meetings of the full Board and the meetings of the committees on which he or she served.

Per our Corporate Governance Standards, the Nominating/Corporate Governance Committee assessed the Board's effectiveness as a whole as well as the effectiveness of the individual directors and the Board's various Committees, including a review of the mix of skills, core competencies and qualifications (including independence under applicable standards) of members of the Board and its various committees, which reflect expertise in one or more of the following areas: chief executive officer experience, strong healthcare experience, financial acumen, international experience, regulatory experience, sales and marketing experience, product development/ design experience, payor and reimbursement experience, science/technology expertise with clinical applications, acute care provider experience, mergers and acquisitions and integration experience, and cybersecurity experience.

In order to make these assessments, the Nominating/Corporate Governance Committee solicited the opinions of each director regarding the foregoing matters and then presented its findings and recommendations to the Board. In addition to the above, the particular skills and talents of any director nominee should positively contribute to the diversity of the various skills and talents of the Board as a whole.

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The following table shows the current composition of the committees of the Board, all of which operate pursuant to written charters:

Director	Audit Committee	Nominating/ Corporate Governance Committee	Compensation and Management Development Committee	Mergers and Acquisitions Committee
William G. Dempsey (Board Chair) (I)		✓		C
John P. Groetelaars
Gary L. Ellis (I)	C	✓
Stacy Enxing Seng (I)			✓	✓
Mary Garrett (I)	✓
James R. Giertz (I)	✓			✓
William H. Kucheman (I)			✓	✓
Ronald A. Malone (I)*		C		✓
Gregory J. Moore (I)			✓
Felicia F. Norwood (I)	✓
Nancy M. Schlichting (I)		✓	C
Number of Meetings in fiscal year 2020	9	6	5	1

I = Independent Director

C = Committee Chair

* Mr. Malone informed the Board that he did not wish to stand for re-election to the Board and thus he has not been nominated for re-election at the meeting.

The Audit Committee has general oversight responsibilities with respect to (i) Hillrom’s corporate accounting, disclosure and reporting practices, (ii) the quality and integrity of the Company’s financial statements, (iii) the qualifications, independence and performance of the Company’s internal audit department and independent registered public accounting firm, (iv) ethical, legal, and regulatory compliance of the Company and (v) the Company’s enterprise-wide risk management framework. Each member of the Audit Committee is financially literate and is independent under Rule 10A-3 of the SEC and the NYSE listing standards. The Board has determined that each of Messrs. Ellis and Giertz is an “audit committee financial expert” as that term is defined in Item 407(d) of the SEC’s Regulation S-K.

The Compensation and Management Development Committee assists the Board in ensuring that the officers and key management personnel of Hillrom are effectively compensated in terms of salaries, supplemental compensation and other benefits which are internally equitable, externally competitive, and advance the long term interests of the Company’s shareholders. The Compensation and Management Development Committee is also responsible for reviewing and assessing the talent development and succession management actions concerning the officers and key employees of Hillrom, and for approving our CEO compensation.

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The Nominating/Corporate Governance Committee assists the Board in (i) fulfilling its responsibility for assuring that Hillrom is operated in accordance with prudent and practical corporate governance standards, (ii) achieving its objective of having a majority of its members be independent, qualified persons in conformity with NYSE listing standards, and (iii) identifying candidates for the Board. Additional information about our identification of candidates for the Board can be found in the section entitled “Process for identification and Evaluation of Director Candidates” below.

The Mergers and Acquisitions Committee assists the Board in reviewing and assessing potential mergers, acquisitions, divestitures and other similar strategic transactions and meets on an ad hoc basis.

Process for Identification and Evaluation of Director Candidates

The Nominating/Corporate Governance Committee considers candidates for nomination to the Board suggested by current directors, management, shareholders, or a third-party search firm engaged to assist with director recruitment. Although the Nominating/Corporate Governance Committee does not have specific minimum qualifications that must be met for a candidate to be nominated as a director, in identifying and evaluating candidates for the Board, the Nominating/Corporate Governance Committee assesses any skill gaps identified by the Board and considers each candidate’s experience, integrity, background and skills as well as other qualities that the candidate may possess and bring to the Board.

Although we do not have a formal policy with regard to the consideration of diversity in identifying director candidates, the Board considers and prioritizes the diversity characteristics of candidates for the Board and believes that it is essential that its members represent diverse backgrounds and viewpoints, including diversity in gender, ethnicity, race, experiences, professions, skills and geographic representation, that, when considered as a group, provide a sufficient mix of perspectives to allow the Board to best fulfill its responsibilities to the long-term interests of our shareholders. Diversity of gender, ethnicity, and race are specific criteria, among others, that are considered by the Nominating/Corporate Governance Committee in its search process for candidates for nomination to the Board.

When a potential candidate is brought to the Board’s attention, the Nominating/Corporate Governance Committee makes an initial determination as to whether to conduct a full evaluation of the individual. This initial determination is based on whether additional Board members are necessary or desirable, and whether, based on the information provided or otherwise available to the Nominating/Corporate Governance Committee, the prospective nominee is likely to satisfy the evaluation factors described above. If the Nominating/Corporate Governance Committee determines that additional consideration is warranted, it may request a third-party to gather additional information about the prospective director candidate. The Nominating/Corporate Governance Committee may also elect to interview a candidate. The Nominating/Corporate Governance Committee will consider the candidate against the criteria it has adopted and make a recommendation to the Board as to whether the candidate should be nominated for election. This procedure is the same for all candidates, including director candidates identified by shareholders.

Nomination of Directors for Election by Shareholders

The Nominating/Corporate Governance Committee considers director candidates recommended by shareholders, and any such recommendations should be communicated to the Chair of the Nominating/Corporate Governance Committee in the manner described above in “Communications with Directors” and should be accompanied by the same types of information as are required under our By-laws for shareholder nominees.

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Our By-Laws provide that nominations of persons for election to the Board of Hillrom may be made at any meeting of shareholders by or at the direction of the Board or by any shareholder entitled to vote for the election of members of the Board at the meeting. For nominations to be made by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of Hillrom and any nominee must satisfy the qualifications established by the Board.  To be timely, a shareholder’s nomination must be delivered to or mailed and received by the Secretary not later than (i) in the case of the annual meeting, 100 days prior to the anniversary of the date of the immediately preceding annual meeting which was specified in the initial formal notice of such meeting (but if the date of the forthcoming annual meeting is more than 30 days after such anniversary date, such written notice will also be timely if received by the Secretary by the later of 100 days prior to the forthcoming meeting date and the close of business 10 days following the date on which Hillrom first makes public disclosure of the meeting date) and (ii) in the case of a special meeting, the close of business on the tenth day following the date on which Hillrom first makes public disclosure of the meeting date. The notice given by a shareholder must set forth: (1) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (2) a representation that the shareholder is a holder of record, setting forth the shares so held, and intends to appear in person or by proxy as a holder of record at the meeting to nominate the person or persons specified in the notice; (3) a description of all arrangements or understandings between such shareholder and each nominee proposed by the shareholder and any other person or persons (identifying such person or persons) pursuant to which the nomination or nominations are to be made by the shareholders; (4) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC; (5) the consent in writing of each nominee to serve as a director of Hillrom if so elected; and (6) a description of the qualifications of such nominee to serve as a director of Hillrom.

Availability of Governance Documents

Copies of Hillrom’s Corporate Governance Standards, Global Code of Conduct and Board committee charters are available at http://ir.hill-rom.com under “Corporate Governance–Governance Documents” or in print to any shareholder who requests copies through Hillrom’s Investor Relations department. Also available on Hillrom’s website are position descriptions adopted by the Board for the positions of Chief Executive Officer and Chair of the Board and its committees, and other members of the Board.

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Corporate Responsibility

Corporate Responsibility

Corporate responsibility is integral to Hillrom’s strategic aspirations and supports both our vision of Advancing Connected CareTM as well as our mission: Every day, around the word, we enhance outcomes for patients and their caregivers. This strategy is reflected in Hillrom’s annual Corporate Social Investment Report and briefly highlighted below.

Commitments

From patient-centered care at the core of our mission, to the way we interact with our employees, customers, communities and the environment, Hillrom has a commitment to responsible operations and corporate responsibility reporting. The Company believes that it has an obligation to ensure that these commitments are reflected in its global impact. Hillrom’s 2020 corporate responsibility commitments cover the following categories, many of which are represented by quantitative targets against which performance is assessed, tracked and disclosed in the Company’s Corporate Social Investment Report annually:

•	Culture: Advancing and Celebrating Diversity, Inclusion and Belonging (“DIB”). Our employees are the power behind Hillrom’s achievements. They are the reason why creating and maintaining a culture that respects people, celebrates diversity and creates an inclusive workplace is fundamental to our success. When people feel they belong, their ability to achieve is limitless.
o	Our DIB Council, comprised of our CEO, Chief Human Resources Officer, a business unit president and high-performing leaders globally, provides strategic direction, guidance and advocacy for Hillrom’s DIB initiatives and advancements.
o	Women leaders make up 36% of Hillrom’s Board of Directors and 50% of Hillrom’s Executive Leadership Team.
o	We sponsor several Employee Resources Groups, which are employee-led, including: Pride Partnership; Individuals with Disabilities Empowered to Achieve; Veteran Employee Team; Embrace - A Black Professional Organization; Professional Women’s Group; and HOLA (Hillrom Organization for Latinex Advancement).
o	We offer our employees tuition reimbursement, customized e-learning through Hillrom University, and mentorship opportunities, in addition to training and certification opportunities. We recruit diverse talent through local partnerships with organizations such as RecruitMilitary, HACE (Hispanic Alliance for Career Enhancement), Diversity Best Practice, National Society of Black Engineers, and Getting Hired (focused on individuals with disabilities).

•	Hillrom for Humanity: In the Community. Hillrom’s reach extends far into the communities where we live and work, enabling us to make an impact on the lives of people around the world. Our commitment to give back takes shape through direct financial contributions, product donations and volunteering with dozens of not-for-profit organizations globally.
o	Through Hillrom for Humanity, we focus our charitable investments primarily in healthcare and STEM education not-for-profit organizations. Together with our product donation partners, Project C.U.R.E. and Heart to Heart International, we expand our impact by bringing advanced medical equipment to people who lack access.
o	The Company’s efforts during the COVID-19 pandemic include multi-million dollar product donations in China and the United States, and dozens of small product and financial contributions to healthcare organizations globally to expand access to care and support caregivers.

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•	Environment, Health & Safety. Environmental sustainability, health and safety are firmly rooted across Hillrom's global footprint. We integrate sound environmental and safety practices to make a meaningful difference in every facet of our operations. In 2020, we took purposeful steps forward to affirm our enterprise-wide commitments and EHS objectives, which in turn informed our impact measurements, employee engagement and path forward.
o	During fiscal year 2020, Hillrom reduced its recordable injury rate compared to fiscal year 2019 by 27% (0.38 recordable injuries per 100 workers per year) company-wide and by 56% (0.32 recordable injuries per 100 workers per year) across its manufacturing operations.
o	During fiscal year 2020, we reduced our electricity usage by 1% (or 800,000 kWh) compared to fiscal year 2019.
o	Hillrom diverts millions of pounds of materials from landfills to recycling centers annually.
o	Each Hillrom-owned property is responsible for managing and tracking its own water supply and consumption. In an effort to reduce our footprint and understand water-related risks, individual facilities are implementing improvement programs.
o	Hillrom has entered into contracts to increase the amount of renewable energy sources used in the production process.
o	Hillrom completed the deployment of its environmental health and safety management system across its manufacturing facilities.

•	Product Quality. At Hillrom, the issue of product quality is larger than a program and it is more than a process – it is the promise we make every day to our customers. Quality Matters in Everything We Do, everywhere, all the time. Keeping this promise means Hillrom takes responsibility for being the company people count on to make things right. That translates to zero tolerance for products and services that do not meet our standards and 100 percent engagement from our associates from the factory floor to the executive suite.

•	Ethics and Compliance. Hillrom maintains a comprehensive global compliance program designed to help sustain the highest ethical standards. Our Global Code of Conduct and other relevant policies and procedures apply to everyone who conducts business for Hillrom. Hillrom operates in strict compliance with all applicable laws, including the U.S. Foreign Corrupt Practices Act and Anti-Kickback Statute. All of our policies apply to every Hillrom employee, including all Hillrom subsidiaries, suppliers, distributors and other partners globally.

Achievements and Awards

Hillrom was named by Newsweek to its inaugural America's Most Responsible Companies 2020 list. This recognition is both an honor and an invitation for us to achieve more. In addition, we were pleased to have been recognized for a range of ESG achievements, including:

•	2019-2020 Great Place to Work® recognition in France and Mexico
•	2019-2020 “Noteworthy Company” recognition by DiversityInc.
•	2020 Ecovadis Gold for Sustainable Procurement
•	Women’s Forum of New York and Women on Boards for gender diversity on Hillrom’s Board of Directors

Management and Board Oversight

The full Board is regularly updated on corporate responsibility matters. Topics covered in these discussions in 2020 included the Company’s diversity, inclusion and belonging programs, environmental, health and safety matters, product quality matters, and global compliance efforts.

Annual Reporting

Hillrom is committed to sharing information about its corporate responsibility programs, priorities, goals and performance. Our annual Corporate Social Investment Report illustrates the Company’s commitment to sound governance and balanced, transparent disclosure. More information about Hillrom’s corporate responsibility efforts and initiatives, including our 2019 Corporate Social Investment Report, is available on Hillrom’s website at www.hillrom.com under “Company Overview — Corporate Social Investment.”

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Audit Committee Report

Hillrom maintains an independent Audit Committee that operates pursuant to a written charter adopted by the Board. The charter is available on Hillrom’s website at http://ir.hill-rom.com under “Corporate Governance–Governance Documents.” Each member of the Audit Committee is independent as defined in the NYSE listing standards and SEC rules, and the Board has determined that each of Messrs. Ellis and Giertz is an "audit committee financial expert" as that term is defined in Item 407(d) of the SEC’s Regulation S-K.

Management is responsible for Hillrom’s internal controls, financial reporting process (including quarterly earnings press releases), risk assessment policies, compliance with laws and regulations and ethical business standards. The independent registered public accounting firm is responsible for performing an integrated audit of Hillrom’s consolidated financial statements and its internal control over financial reporting in accordance with standards of the Public Company Accounting Oversight Board (“PCAOB”) and the issuance of a report thereon. The Audit Committee has the responsibility to monitor and oversee these processes.

As part of its oversight responsibilities, the Audit Committee meets separately at least twice each quarter (once to review the quarterly external financial reporting, and at least once in connection with regularly scheduled Board meetings). At these meetings, the Audit Committee meets with management, the Company’s Chief Compliance Officer and its Vice President of Internal Audit (solely with respect to regularly scheduled Board meetings) and Hillrom’s outside independent registered public accounting firm, as necessary (in each case, with and without management present, at the Audit Committee’s discretion) to discuss the adequacy and effectiveness of Hillrom’s internal controls and the quality of the financial reporting process. The Audit Committee also pre-approves all audit and non-audit services to be performed by the outside independent registered public accounting firm. The Audit Committee evaluates the performance of the independent registered public accounting firm, including senior audit engagement team members, on an annual basis and determines whether to reengage the current firm or consider other audit firms. In doing so, the Audit Committee considers the quality and efficiency of the services provided, global capabilities and technical expertise, knowledge of the Company’s global operations and industry and the effectiveness of their communications in providing value-added advice, insights and candid feedback on risks, controls and compliance matters. The Audit Committee also considers how effectively the outside independent registered public accounting firm maintains its independence and employs its independent judgment, objectivity and professional skepticism. Based on our evaluation, the Audit Committee believes that it is in the best interests of the shareholders to approve the appointment of PricewaterhouseCoopers LLP (“PwC”) as Hillrom’s outside independent registered public accounting firm for fiscal year 2021. PwC has been the independent registered public accounting firm used by Hillrom since 1985.

In accordance with SEC rules, audit partners are subject to rotation requirements that limit the number of years an individual partner may provide service to any company. For lead and concurring audit partners, the maximum number of consecutive years of service in that capacity is five years. The process for selection of Hillrom’s lead audit partner pursuant to this policy involves meetings between members of the Audit Committee and the candidates, as well as discussion and evaluation by the full Audit Committee and with Hillrom management.

The Audit Committee has reviewed and discussed the audited consolidated financial statements with management and PwC. Management represented to the Audit Committee that Hillrom’s audited consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee discussed with PwC the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. Management and PwC also made presentations to the Audit Committee throughout the year on specific topics of interest, current developments and best practices for audit committees.

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PwC also provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence and discussed the independent accountant’s independence. PwC informed the Audit Committee that it was independent with respect to Hillrom within the meaning of the rules and requirements of the SEC and the PCAOB. The Audit Committee discussed this finding, and also considered whether non-audit consulting services provided by PwC could impair the auditors’ independence and concluded that such services have not done so.

Based upon the foregoing review and discussions, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in Hillrom’s Annual Report on Form 10-K for the fiscal year ended September 30, 2020.

Submitted by the Audit Committee

Gary L. Ellis (Chair)

Mary Garrett

James R. Giertz

Felicia F. Norwood

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Security Ownership of Certain Beneficial Owners and Management

The following tables set forth information with respect to the beneficial ownership of our outstanding common stock as of the record date by:

•	each of our directors, nominees and our NEOs;

•	all of our directors and executive officers as a group; and

•	each person or entity that is known by us to be the beneficial owner of more than five percent of our common stock.

Our common stock is our only class of equity securities outstanding. Except as otherwise noted in the footnotes below, the individual director or executive officer or their family members had sole voting and investment power with respect to such securities. None of the shares beneficially owned by our directors and executive officers are pledged as security. The number of shares beneficially owned includes, as applicable, directly and/or indirectly owned shares of common stock, common stock shares underlying stock options that are currently exercisable or will become exercisable within 60 days from the record date, and deferred stock share awards (otherwise known as restricted stock units or RSUs) that are vested or will vest within 60 days from the record date. Except as specified below, the business address of the persons listed is our headquarters, 130 East Randolph, Suite 1000, Chicago, Illinois 60601.

Name of Beneficial Owner	Shares Owned Directly	Shares Owned Indirectly	Shares Under Options/RSUs Exercisable/ Vesting Within 60 Days	Total Number of Shares Beneficially Owned	Percent of Class (1)
Directors and NEOs:
William G. Dempsey	5,376	-	20,886	26,262	*
John P. Groetelaars	16,895	-	88,357	105,252	*
Gary L. Ellis	-	-	6,800	6,800	*
Stacy Enxing Seng	-	-	15,387	15,387	*
Mary Garrett	300	-	8,528	8,828	*
James R. Giertz	2,000	-	35,412	37,412	*
William Kucheman	-	-	24,165	24,165	*
Ronald A. Malone	-	-	44,279	44,279	*
Gregory J. Moore	-	-	3,370	3,370	*
Felicia F. Norwood	-	-	1,859	1,859	*
Nancy M. Schlichting	-	-	8,528	8,528	*
Barbara W. Bodem	5,868	484	9,008	15,360	*
Andreas Frank	16,770	-	44,580	61,350	*
Paul S. Johnson	6,221	-	20,090	26,311	*
Deborah Rasin	31,944	-	16,976	48,920	*
All directors and executive officers as a group (total of 18 individuals)	102,554	936	356,506	459,996	*

(1)	Percentages are based on 66,354,009 shares of common stock outstanding as of the record date.

*	Less than 1% of the total shares outstanding.

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Name of Beneficial Owner	Total Number of Shares Beneficially Owned	Percent of Class (1)

Other 5% Beneficial Owners:

BlackRock, Inc. 55 East 52nd Street New York, NY 10055	7,322,927 (2)	11.0%

Wellington Management Group LLP Wellington Group Holdings LLP Wellington Investment Advisors Holdings LLP Wellington Management Company LLP c/o Wellington Management Company LLP 280 Congress Street Boston, MA 02210	6,827,821 (3)	10.3%

The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	6,295,091 (4)	9.5%

———————

(1)	Percentages are based on 66,354,009 shares of common stock outstanding as of the record date.

(2)	This information is based solely on the Schedule 13G/A filed by BlackRock, Inc. with the SEC on February 4, 2020. BlackRock, Inc. reported aggregate beneficial ownership of 7,322,927 shares, with sole power to vote 6,840,957 shares, sole power to dispose of 7,322,927 shares, shared power to vote zero shares, and shared power to dispose of zero shares.

(3)	This information is based solely on the Schedule 13G/A filed jointly by Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP, and Wellington Management Company LLP (collectively, the “Wellington Group”) with the SEC on October 9, 2020. The Wellington Group reported aggregate beneficial ownership of 6,827,821 shares. Each of Wellington Management Group LLP, Wellington Group Holdings LLP, and Wellington Investment Advisors Holdings LLP reported shared power to vote 6,090,049 shares and shared power to dispose of 6,827,821 shares. Wellington Management Company LLP reported shared power to vote 5,983,691 shares and shared power to dispose of 6,507,478 shares.

(4)	This information is based solely on the Schedule 13G/A filed by The Vanguard Group with the SEC on February 12, 2020. The Vanguard Group reported aggregate beneficial ownership of 6,295,091 shares, with sole power to vote 35,927 shares, sole power to dispose of 6,254,542 shares, shared power to vote 12,890 shares, and shared power to dispose of 40,549 shares.

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Compensation Discussion and Analysis

Compensation and Management Development Committee Report

The Compensation and Management Development Committee of the Board has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management and, based upon this review and discussion, recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2020.

The Compensation and Management Development Committee

Nancy M. Schlichting (Chair)	William H. Kucheman
Stacy Enxing Seng	Gregory J. Moore

Contents of the Compensation Discussion and Analysis

Named Executive Officers	38
Goals of Our Compensation Program	38
Role of the Compensation and Management Development Committee	38
Compensation Consultant	39
Peer Group and Survey Data	39
Links Between Executive Compensation and Company Performance	40
2020 Advisory Vote	40
CEO Compensation	40
Components of CEO Compensation	40
Performance-Based Pay	41
FY 2020 Target CEO Compensation Summary	41
Key Governance Features Relating to Executive Compensation	42
Elements of Executive Compensation	43
Base Salary	44
Annual Cash Incentives	44
Long-Term Equity Based Incentive (LTI) Awards	46
Retirement and Change in Control Agreements	52
Other Personal Benefits	53
Employment Agreements	53
Risk Assessment of Compensation Policies and Practices	54

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Named Executive Officers

This Compensation Discussion and Analysis (“CD&A”) describes our compensation program and how it applies to our NEOs, comprising:

John P. Groetelaars	President and Chief Executive Officer
Barbara W. Bodem	Senior Vice President and Chief Financial Officer
Paul S. Johnson	Senior Vice President and President Patient Support Systems
Andreas G. Frank	Senior Vice President and President Front Line Care
Deborah M. Rasin	Senior Vice President and Chief Legal Officer and Secretary

Goals of Our Compensation Program

Hillrom’s compensation program is designed to:

•	align management’s interests with those of shareholders over the short- and long-term;

•	motivate and incentivize employees to achieve superior results;

•	provide clear accountability and reward for producing results;

•	attract and retain superior talent; and

•	ensure simplicity and transparency in compensation policies and programs, including pay equity and fairness.

In aggregate, the compensation of Hillrom’s executive officers is assessed against the compensation paid to comparable officers of companies with which Hillrom competes for executives, with an initial market check and focus on the 50th percentile of compensation opportunity provided to such executives. However, actual individual pay decisions are based on multiple factors. Hillrom is guided by the belief that the compensation of executive officers should be competitive with the market, be aligned with the performance of the Company on both a short-term and long-term basis, take into consideration individual performance of the executive, be internally equitable among peers, and assist in retaining key executives critical to the Company’s long-term success. Hillrom’s use of performance-based compensation means that, in any given year, total compensation can vary when pre-established business and/or personal targets and objectives are exceeded or are not achieved. Accordingly, a significant portion of our executives’ compensation is at risk.

Further, Hillrom has a foundation of pay equity and fairness that is evident in compensation policies and practices for all Hillrom employees, including its executive officers, across the organization and that directly support Hillrom’s diversity and inclusion initiatives.

Role of the Compensation and Management Development Committee

The Compensation and Management Development Committee (the “Committee”) is charged with ensuring that Hillrom’s compensation program meets the goals outlined above. In this role, the Committee assists the Board in fulfilling its responsibility for assuring that the officers and key management personnel of the Company are effectively compensated in terms of salaries, supplemental compensation and other benefits which are internally equitable, externally competitive, and advance the long-term interests of the Company’s shareholders. The Committee also regularly reviews and assesses executive succession planning, leadership pipeline planning, diversity planning and management development actions concerning the officers and key employees of the Company, administers Hillrom’s compensation plans and keeps the Board informed regarding executive compensation matters. The Committee has no authority to delegate its responsibilities to any subcommittee.

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The Committee, in consultation with Hillrom’s independent compensation consultant and the full Board, determines the compensation of the Chief Executive Officer. Additionally, the Chief Executive Officer makes recommendations to the Committee regarding the compensation of the senior executive team, including Hillrom’s other NEOs. From time to time, Hillrom’s management also provides recommendations to the Committee regarding changes to the elements and structure of Hillrom’s compensation program. In addition to the aforementioned recommendations, the Committee considers peer group data, survey data and other factors when determining the elements and amounts of compensation.

Compensation Consultant

The Committee engages nationally recognized outside compensation and benefits consulting firms to evaluate independently and objectively the effectiveness of and assist with implementation of Hillrom’s compensation and benefit programs and to provide the Committee with additional expertise in the evaluation of Hillrom’s compensation practices. During fiscal year 2020, the Committee engaged Exequity LLP (“Exequity”) as its executive compensation consultant. Exequity has been asked by the Committee to provide guidance on compensation proposals, including changes to compensation levels, the design of incentive plans, as well as relevant information about market practices and trends.

Exequity is an independent compensation consultant that provided no other services to Hillrom other than those services provided to the Committee. After considering the six independence factors discussed in Section 303A.05(c)(iv)(A)-(F) of the NYSE Listed Company Manual, the Committee determined that Exequity had no conflict of interest pursuant to Item 407(e)(3)(iv) of the SEC’s Regulation S-K.

Peer Group and Survey Data

As one of several factors in considering approval of elements of Hillrom’s compensation program, the Committee compares Hillrom’s compensation program and performance against an approved peer group of companies. The compensation peer group (the “Compensation Peer Group”), which is annually reviewed and updated by the Committee, consists of companies that are similar in revenue (typically 0.5x to 2.5x Hillrom’s revenue) and in similar industries as Hillrom and with whom Hillrom may compete for executive talent. For fiscal year 2020, the Committee reviewed the Compensation Peer Group for appropriateness and made no changes. The companies that made up the Compensation Peer Group are as follows:

Compensation Peer Group
Agilent Technologies, Inc.	Patterson Companies, Inc.
Avanos Medical, Inc.	PerkinElmer, Inc.
Bio-Rad Laboratories, Inc.	Quest Diagnostics Incorporated
Bruker Corporation	ResMed Inc.
The Cooper Companies, Inc.	STERIS plc
DENTSPLY SIRONA Inc.	Teleflex Incorporated
Edwards Life Sciences Corporation	Varian Medical Systems, Inc.
Hologic, Inc.	Waters Corporation
Intuitive Surgical, Inc.	West Pharmaceutical Services, Inc.
MEDNAX, Inc.

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Links Between Executive Compensation and Company Performance

Overall, the Committee believes the Company’s compensation policies and programs are effective, market-appropriate, and in line with shareholder expectations.

The key components of our compensation program that link compensation and performance are as follows:

•	Executive compensation is comprised of (1) base salary, (2) variable cash incentive awards and (3) long-term, equity-based incentive awards.

•	As an initial starting point and market check, the Committee assesses executive compensation at the 50th percentile of compensation opportunity provided by our Compensation Peer Group but makes individual pay decisions based on multiple factors, including Company and individual performance.

•	Our variable incentive awards are based on a wide array of short-term and long-term performance metrics (e.g. revenue, adjusted EPS, free cash flow, relative TSR) which helps create a “portfolio” of incentive opportunities. This design structure motivates behaviors that balance incentive earnings for both short-term and long-term performance.

•	As shown below, the significant majority of our CEO’s compensation is performance-based and therefore at-risk.

2020 Advisory Vote

Last year’s Non-Binding Vote on Executive Compensation received support of approximately 94% of our shareholders (excluding abstentions and broker non-votes). Based on the results of the shareholder vote, we believe our overall executive compensation program is aligned with the interests of our shareholders. Accordingly, no significant changes to our executive compensation program took place in fiscal year 2020 as a direct result of such shareholder vote.

CEO Compensation

While the Committee works to align the pay of all of our executives with the interests of our shareholders, the Committee believes that such alignment is especially important in the case of our Chief Executive Officer, John Groetelaars. Accordingly, the Committee has selected a mix of compensation opportunities for Mr. Groetelaars which is weighted towards annual bonus(es) and long-term equity-based compensation.

Components of CEO Compensation

The components of Mr. Groetelaars’ pay are as follows:

•	Annualized base salary in 2020 of $1,051,000.

•	Fiscal year 2020 annual cash incentive target of 110% of base salary. An actual award of $1,180,378, as further explained on page 46, was paid out at a level of 102.1% of his target award. As discussed later, the Committee may modify an NEO’s annual cash incentive award based on individual performance. For Mr. Groetelaars, the Committee chose not to modify his annual cash incentive award.

•	Fiscal year 2020 long-term, equity-based incentive award with target value of $4,992,000, comprised of 50% performance share units (“PSUs”), 25% of restricted stock units (“RSUs”), and 25% of nonqualified stock options.

•	Mr. Groetelaars also received a sign-on award in fiscal year 2018 of nonqualified stock options with a grant date value of $1,200,000, which will vest annually over a 3-year period, as follows: one-third on May 14, 2019, one-third on May 14, 2020, and one-third on May 14, 2021.

•	For fiscal year 2021, Mr. Groetelaars declined a base salary increase and his target annual cash incentive remained the same as in fiscal year 2020.

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•	Based on strong individual and Company performance in fiscal year 2020 and an assessment of his total compensation against the market median, Mr. Groetelaars’ fiscal year 2021 target long-term equity incentive was increased to $5,500,000.

•	As shown in the section below, the significant majority of our CEO’s compensation is performance-based and therefore at-risk.

Performance-Based Pay

The Committee believes it is important to ensure that a meaningful portion of Mr. Groetelaars’ compensation is performance-based. In fiscal year 2020, the majority of Mr. Groetelaars’ target total compensation was in the form of an annual cash incentive and long-term, equity-based incentives. In fiscal year 2020, Mr. Groetelaars’ target annualized cash incentive comprised 16% of his target total compensation. Along with 69% long-term, equity-based compensation at target, 85% of Mr. Groetelaars’ fiscal year 2020 annualized total compensation target was at risk. The chart below details Mr. Groetelaars’ target performance-based total compensation for fiscal year 2020.

Total Percentage of Fiscal Year 2020 Target Annualized Compensation that is Performance-Based: 85%

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Key Governance Features Relating to Executive Compensation

The Board has instituted a number of corporate governance features related to executive compensation, which are highlighted below and described more fully on pages 42 through 54 of this proxy statement.

What We Do	What We Don’t Do
We require significant stock ownership, including 6X base salary for our CEO, ensuring that executives are invested in Hillrom’s long-term success	We don’t re-price stock options or buy-back equity grants
We engage a fully independent compensation consultant	We don’t provide for single-trigger change in control severance benefits in executive employment agreements
We have a 24-month recoupment policy in the event of executive misconduct resulting in a material restatement in our financial statements	We don’t provide gross-ups for 280G excise taxes related to change in control agreements
We have a 24-month recoupment policy in the event an executive is terminated for a material violation of our Code of Conduct	We don’t allow directors, officers or employees to engage in hedging transactions with respect to Hillrom stock or other Hillrom securities
Our executives have at-will employment agreements

We don’t allow directors, officers or employees to hold Hillrom stock or other Hillrom securities in margin accounts or otherwise pledge Hillrom stock or other Hillrom securities as collateral for a loan

Our incentive plans include a cap on payout opportunities. This mitigates against the possibility of excessively high earning potential that could motivate inappropriate behavior.	We don’t provide single trigger change-in-control vesting of equity awards

We annually make awards of long-term incentives that are tied to stock price performance. The overlay of these awards helps mitigate the possibility of behaviors that would enhance incentive earnings in one year at the expense of future performance results.

We grant half of our LTI awards in the form of PSUs which have specific performance goals over a 3-year performance period and which cliff vest after three years

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Elements of Executive Compensation

The major components of Hillrom’s executive officer compensation program are summarized below:

Element	Purpose	Key Characteristics
Base Salary	Reflects each executive’s base level of responsibility, qualifications and contributions to the Company	Fixed compensation that is reviewed and, if appropriate, adjusted annually
Annual Cash Incentives	Motivates our executives to achieve annual company objectives that the Board believes will drive long-term growth in shareholder value

This annual cash award is earned by achieving designated levels of free cash flow, revenue and one or more earnings measures such as segment operating income or Corporate adjusted EPS (as more fully described in this proxy statement). Payouts under this award may be adjusted for individual performance (in each case, as permitted under the BIG Plan)

Long-term, Equity Incentive – PSU Award	Motivates our executives by directly linking their compensation to the value of our stock relative to our peers

The ultimate number of units earned at the end of the three-year performance period is based on free-cash flow, as adjusted by our TSR performance relative to our TSR Peer Group (as later defined in this proxy statement)

Long-term, Equity Incentive – RSU Award	Motivates our executives by tying compensation to long-term stock appreciation; additionally, the time-vesting nature of the awards helps enable executive retention	Long-term restricted stock units vest one-third per year over a three-year period (other than certain sign-on awards for newly-hired or newly-promoted executives)
Long-term, Equity Incentive - Stock Options	Motivates our executives by linking their compensation to appreciation in our stock price	Stock options vest one-quarter per year over a four-year period

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Base Salary

Hillrom provides senior management a base salary that is competitive at a level consistent with their positions, skill levels, experience, and knowledge. Base salary is intended to aid in the attraction and retention of talent in a competitive market and is targeted at the market median, although actual salaries may be higher or lower as a result of various factors, including those given above as well as individual performance, internal pay equity within Hillrom, length of service with Hillrom and the degree of difficulty in replacing the individual. The base salaries of senior management are reviewed by the Committee on an annual basis, as well as at the time of promotion or significant changes in responsibility.  The independent compensation consultant provides the Committee with benchmark data as part of the review process.  For fiscal year 2020, the Committee granted the following increases which reflect its assessment of each of the NEO’s performance during the preceding year, as well as the consideration of market benchmarking for similarly placed executives:

Name	2019 Base Salary	2020 Base Salary	2020 Base Salary Increase
John P. Groetelaars President and Chief Executive Officer, Member of the Board of Directors	$1,020,000	$1,051,000	3.0%
Barbara W. Bodem Senior Vice President and Chief Financial Officer	$500,000	$550,000	10.0%
Paul S. Johnson Senior Vice President and President, Patient Support Systems	$500,000	$525,000	5.0%
Andreas G. Frank Senior Vice President and President, Front Line Care	$465,000	$477,000	2.6%
Deborah M. Rasin Senior Vice President and Chief Legal Officer and Secretary	$500,000	$525,000	5.0%

No Changes to Base Salary for Fiscal Year 2021. All NEOs, including Mr. Groetelaars, declined salary increases for fiscal year 2021.

Annual Cash Incentives

Overview.  Our annual short-term incentive program is referred to as our Business Incentive for Growth plan (the “BIG Plan”). At the beginning of each fiscal year, employees eligible to participate in the BIG Plan are typically placed into differentiated funding pools according to the business unit(s) and geographic region(s) in which such employees work (collectively, the “business unit pools”). Employees who work as part of our corporate functions rather than a specific business unit or geographic region participate in a separate Plan funding pool (the “corporate pool”). The BIG Plan usually differentiates the business unit pools by providing a pool funding percentage of up to 200% of aggregate target opportunities (versus up to 150% for the corporate pool). In order to increase line of sight and accountability for business unit performance and drive growth, NEOs who are Presidents of business units participate equally in the corporate pool and their respective business unit pool; with each pool weighted 50%. However, for fiscal year 2020, we modified this funding approach as described in more detail below in “COVID-19 Impact on BIG Plan Funding Pools.”

Funding Pools and Measure Weightings

Funding Pool	Weight	Measure
Corporate Pool	50%	Revenue
	25%	Adjusted EPS
	25%	Free Cash Flow
Business Unit Pools	60%	Revenue
	40%	Operating Income

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Each NEO receives a target award that can be adjusted upwards or downwards based on achieving financial performance targets under such NEO’s respective funding pool(s) and individual performance goals.

Financial Performance Targets. Financial Performance Targets are set with the intention that the relative level of difficulty in achieving the targets is consistent from year to year.  In addition, in order to encourage management to take actions in the best interests of the Company, the Committee has the discretion to exclude nonrecurring special charges and amounts from the calculation of these targets.

Plan Funding Percentages.  As previously mentioned, under the terms of the BIG Plan, each year the Committee typically establishes a corporate pool as well as business unit pools (except in fiscal year 2020, as described in more detail below in “COVID-19 Impact on BIG Plan Funding Pools”). The corporate pool is funded based upon the achievement of pre-established performance objectives and is funded at between 0% and 150% of aggregate target opportunities (the “corporate pool funding percentage”). The business unit pools are each funded based upon the achievement of pre-established performance objectives and are each funded at between 0% and 200% of aggregate target opportunities (the “business unit pool funding percentages” and together with the corporate pool funding percentage, make up the “Plan Funding Percentages”).

Individual Performance Modifier. Under the terms of the BIG Plan, the Committee may apply a modifier to an executive’s award based on the achievement of individual performance objectives. To evaluate individual performance, individual goals are set each year for each NEO. These include shared financial and strategic objectives as well as objectives that are directly related to each NEO’s specific business function. Except with respect to his own performance, this assessment is based on our CEO’s recommendation to the Committee on how well the NEO performed his or her job, based on both qualitative and quantitative results. There is no specific weight given to any one individual goal or objective. This evaluation of the impact of the individual contributions on actual compensation is not a formula-based process resulting in a quantifiable amount of impact, but rather involves the exercise of discretion and judgment. This enables the Committee to differentiate among NEOs and emphasize the link between personal performance and compensation.  The Individual Performance Modifier is assigned between 0% and 150% of the NEO’s funded award.

Plan Payment Calculation.  The BIG Plan payment to any individual is calculated by multiplying (a) eligible earnings by (b) BIG Plan target opportunity by (c) the applicable Plan Funding Percentage by (d) the Individual Performance Modifier.

COVID-19 Impact on BIG Plan Funding Pools. While there were no changes to the overall structure of the BIG Plan during fiscal 2020, due to the varying degrees of impact to fiscal 2020 financial results related to COVID-19 on specific business units and geographic regions, in April 2020, the Company decided to include all participants (including all NEOs) in the corporate pool effective for the entire fiscal year and did not include any participants in the individual business unit pools. This change allowed the Company to stay true to the original design of the BIG Plan while acknowledging the uncertain nature of the impact of COVID-19 on the Company. Focusing all participants on the corporate pool enabled Hillrom to coalesce around one set of Company goals to better weather the COVID-19 pandemic, regardless of how the pandemic impacted an individual business unit or geographic region.

For fiscal year 2020, the targets and achievements (in millions, except per share data) were as follows:

Pool Assignment	Pool Weight	Plan Performance Measures (1)(2)(3)(4)	Measure Weight	Threshold	Target	Maximum	Achieved	Achievement Percentage
Corporate	100%	Revenue	50%	$2,665	$2,961	$3,257	$2,890	97.6%
		Adjusted EPS	25%	$4.73	$5.56	$6.39	$5.47	98.4%
		Free Cash Flow	25%	$285	$335	$385	$359	115.0%

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(1)	Revenue as reported to investors was $2,881 million versus a BIG Plan achievement revenue of $2,890. The difference between the reported numbers and the numbers used to calculate BIG Plan achievement relates to the impact of fluctuations in foreign exchange rates compared to the assumed foreign exchange rates used in connection with the BIG Plan.

(2)	Adjusted EPS as reported to investors was $5.53 versus a BIG Plan achievement Adjusted EPS of $5.47. Adjusted EPS as reported to investors excludes the impact of strategic developments, acquisition and integration costs, special charges, and other unusual events. The difference between the Adjusted EPS and BIG Plan achievement Adjusted EPS relates to adjustments in calculation of the BIG Plan achievement Adjusted EPS to reflect the Company’s annual performance on key aspects of the business, including product quality metrics.

(3)	Free Cash Flow as reported to investors was $376 million versus BIG Plan Free Cash Flow of $359 million. The difference between the reported number and the number used to calculate BIG Plan achievement relates to the cash flow impact of special charges.

(4)	Adjusted EPS and Free Cash Flow are non-GAAP performance measures and are each defined and reconciled (as reported to investors) to the most directly comparable GAAP measure in Appendix A.

For fiscal year 2020, the BIG Plan payouts for each NEO were as follows:

Name	Fiscal Year-End Eligible Earnings	BIG Plan Target as a % of Salary	Weighted Achievement	Individual Performance Modifier (2)	FY20 BIG Plan Payout
John P. Groetelaars President and Chief Executive Officer, Member of the Board of Directors	$1,051,000	110%	102.1%	100%	$1,180,378
Barbara W. Bodem (1) Senior Vice President and Chief Financial Officer	$550,000	75%	102.1%	110%	$463,279
Paul Johnson Senior Vice President and President, Patient Support Systems	$525,000	70%	102.1%	120%	$450,261
Andreas Frank Senior Vice President and President, Front Line Care	$477,000	70%	102.1%	120%	$409,094
Deborah M. Rasin Senior Vice President and Chief Legal Officer and Secretary	$525,000	60%	102.1%	110%	$353,777

(1)	Ms. Bodem’s BIG Plan Target increased from 60% to 75% to align her target to the market based on the results of compensation benchmarking performed by the Committee’s independent compensation consultant and made effective for fiscal year 2020.
(2)	The target BIG payouts for Messrs. Johnson and Frank, as the leaders of the Company’s two largest business units, were each increased by 120% by the Committee, upon the recommendation of the CEO, to reflect their outstanding performance during the fiscal year in adapting to and meeting urgent and critical customer needs for certain of the Company’s products, particularly ICU beds and ventilators, to enable those customers to effectively and adequately respond to the medical crisis caused by the COVID-19 pandemic. The target BIG payouts for Mses. Bodem and Rasin were each increased by 110% by the Committee, upon recommendation of the CEO, to reflect their outstanding performance in leading the Company’s ability to continue to effectively maintain its operations during the COVID-19 pandemic with minimal disruption or material adverse impact to the Company’s employees. The leadership and contributions of these executives were key to the Company achieving a BIG payout of 102.1% of target in an extremely difficult and challenging year.

Long-Term Equity Based Incentive (LTI) Awards

Overview: The Company’s Stock Incentive Plan provides for the opportunity to grant stock options, restricted stock units (“RSUs”), PSUs and other equity-based incentive awards to officers, other key employees and non-employee directors to help align those individuals’ interests with those of shareholders, to help motivate executives to make sound strategic long-term decisions, and to better enable Hillrom to attract and retain capable directors and executives.

The Company’s LTI program provides a portfolio approach to long-term incentives by providing:

•	Awards targeted to align with competitive market levels;

•	Payouts that correlate high performance with increased payouts and low performance with reduced payouts;

•	A mix of awards representative of typical market practice; and

•	Awards that support internal equity among the Company’s executives.

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In addition, the Committee considers the Stock Incentive Plan share usage rate, compensation expense, number of plan participants and potential aggregate target awards for participants when determining target award levels and the mix of long-term incentive awards.

Timing of Equity Grants. We generally make all equity grants to our executives on an annual basis (except in the case of a new hire or promotion), and these grants have historically been made at our November Board meeting. Fiscal year 2020 equity grants were made on November 6, 2019.

Target LTI Opportunity for Fiscal Year 2020 Awards. Each NEO receives a target award that can be adjusted upwards or downwards based on individual performance goals.

Individual Performance Modifier. The Committee may apply a modifier to an executive’s award based on the achievement of individual performance objectives in the year prior to the year of grant. To evaluate individual performance, individual goals are set each year for each NEO. These include shared financial and strategic objectives as well as objectives that are directly related to each NEO’s specific business function. Except with respect to his own performance, this assessment is based on our CEO’s recommendation to the Committee on how well the NEO performed his or her job, based on both qualitative and quantitative results. There is no specific weight given to any one individual goal or objective. This evaluation of the impact of the individual contributions on actual compensation is not a formula-based process resulting in a quantifiable amount of impact, but rather involves the exercise of discretion and judgment. This enables the Committee to differentiate among NEOs and emphasize the link between personal performance and compensation.  The Individual Performance Modifier is assigned between 0% and 150% of the NEO’s target award.

The following chart shows the fiscal year 2020 LTI Plan Target Opportunity and fiscal year 2020 LTI Plan award for each NEO. In fiscal year 2020, no adjustment to target awards were made based on individual performance in 2019.

Name	Fiscal Year 2020 Base Salary	Fiscal Year 2020 Target LTI Opportunity (% of Base Salary)	Fiscal Year 2020 Target LTI Award	2020 Actual LTI Award (1)	Stock Options Granted (25%)	RSUs Granted (25%)	PSUs Granted (50%)
John P. Groetelaars President and Chief Executive Officer, Member of the Board of Directors	$1,051,000	475%	$4,992,000	$4,992,000	51,127	12,297	24,594
Barbara W. Bodem Senior Vice President and Chief Financial Officer	$550,000	275%	$1,512,500	$1,512,500	15,491	3,726	7,452
Paul Johnson Senior Vice President and President, Patient Support Systems	$525,000	275%	$1,443,750	$1,443,750	14,787	3,557	7,113
Andreas Frank (2) Senior Vice President and President, Front Line Care	$477,000	200%	$954,000	$954,000	9,771	2,350	4,700
Deborah M. Rasin Senior Vice President and Chief Legal Officer and Secretary	$525,000	200%	$1,050,000	$1,050,000	10,754	2,587	5,173

(1)	Dollar values shown under this column differ from the expense-based values shown in the Summary Compensation Table and Grants of Plan Based Awards Table. See “Calculation of shares” within the narrative below.

(2)	Mr. Frank’s LTI Target increased from 150% to 200% in December 2018 upon his promotion to Senior Vice President and President, Front Line Care.

Stock Options. In fiscal year 2020, a stock option grant was made to each of the NEOs equal to 25% of the target long-term equity award opportunity. Stock options vest in four equal annual installments over four years.

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RSUs. In fiscal year 2020, an RSU grant was made to each of the NEOs equal to 25% of the target long-term equity award opportunity. RSUs vest on in three equal annual installments over three years.

PSUs.  In fiscal year 2020, a PSU grant was made to each of the NEOs equal to 50% of the target long-term equity award opportunity. These awards provide the opportunity to earn a predefined number of shares based on achievement of performance objectives during a three-year performance period. The number of units earned can vary from no payout for below threshold performance to 225% of target for maximum performance.

Calculation of shares. The dollar value of an LTI award at grant is converted to RSUs and PSUs based on the average closing price of Hillrom stock over a period of the 20 business days prior to the grant date. A binomial stock option valuation model is used to calculate the number of stock options awarded.

Prior performance unit plan payouts. Vesting is based on a three-year cumulative Free Cash Flow measure modified by relative TSR over a three-year period, in each case, subject to a minimum percentage payout of 0% of target for below threshold performance, and a maximum percentage payout of 150% of target for maximum performance (or a total of 225% of target for maximum performance of both cumulative Free Cash Flow and relative TSR).

•	From October 1, 2017 to September 30, 2020, cumulative Free Cash Flow achieved $946 million compared to a target performance of $827 million. Accordingly, the three-year cumulative Free Cash Flow measure from October 1, 2017 to September 30, 2020 resulted in a 147% achievement of target units against the performance target.

•	From October 1, 2017 to September 30, 2020, holders of Hillrom’s common stock achieved a TSR of 16.8%, which was at the 25th percentile of our peer group used by the Committee to assess and compare the Company’s TSR with the TSR or certain of our peers (the “TSR Peer Group”), compared to a target performance of the 50th percentile. Accordingly, the TSR modifier resulted in achievement of 50% of the performance target.

•	The cumulative Free Cash Flow performance of 147% was modified by the TSR performance of 50% resulting in an overall payout of 73.5% of the target award amount. Accordingly, fiscal year 2018 PSU grants awarded to the NEOs (other than Ms. Bodem, who was not employed by the Company at the time the fiscal year 2018 PSU award was granted) were earned on September 30, 2020 and vested on November 1, 2020 at a level of 73.5% of the target award amount, again demonstrating pay for performance alignment in our compensation program.

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49

Fiscal Year 2018 – 2020 Performance Share Unit Program

Measure	Threshold	Target	Maximum	Achieved	% of Measure Target	% of Target Payout
Free Cash Flow (1)	$703M	$827M	$951M	$946M	147%	73.5%
Relative TSR	25%	50%	75%	25%	50%
Percentage Payout	50%	100%	150%

(1)	The fiscal year 2018 – 2020 cumulative Free Cash Flow measure performance was determined on November 2, 2020 and relative TSR measure performance was determined on September 30, 2020. The cumulative Free Cash Flow reported to investors for fiscal year 2018 – 2020 was $1,009.5 million versus the cumulative Free Cash Flow achievement of $946 million for the PSU Program. The difference between the reported amount and the amount used to calculate PSU Program cumulative Free Cash Flow achievement primarily relates to the exclusion of benefits from tax legislation, as well as other unplanned strategic developments, acquisition and integration costs, special charges and unusual events.

Under the fiscal year 2018 – fiscal year 2020 PSU program, Mr. Groetelaars earned 16,913 shares of stock, Mr. Johnson earned 3,919 shares of stock, Mr. Frank earned 3,099 shares of stock and Ms. Rasin earned 3,677 shares of stock. At the time the fiscal year 2018 PSU award was granted, Ms. Bodem was not employed by the Company. Mr. Groetelaars received his grant of PSUs under this program on his date of hire of May 14, 2018.

The TSR Peer Group used for the PSUs granted in fiscal year 2020 includes the companies in the Compensation Peer Group as well as the companies that comprised the former Morgan Stanley Healthcare Products Index at the time it was delisted in 2015 with the exception of companies impacted by merger and acquisition activities: Heartware International (which was acquired by Medtronic), Sirona Dental Systems (which merged with Dentsply), C.R. Bard, Inc. (which was acquired by Becton, Dickinson and Company), Thoratic (which was acquired by St. Jude Medical) and St. Jude Medical (which was acquired by Abbott Laboratories), and six companies with lower overall business comparability: Align Technology, Cantel Medical Corp., Charles River Laboratories International, IDEXX Laboratories, Illumina and Mettler-Toledo International. To supplement this group with additional peers to establish a larger sample size, four companies were added in fiscal year 2017 and four companies were added in fiscal year 2018. These companies all have similar revenue, market value and industry as the Company. No changes to the peer group were made in fiscal year 2019 or 2020, as the 36-company peer group provides a robust sample size against which to measure the Company’s performance.

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TSR Peer Group
Companies in Compensation Peer Group	Additional Companies
Agilent Technologies, Inc.	Abbott Laboratories
Avanos Medical, Inc.	Baxter International Inc.
Bio-Rad Laboratories, Inc.	Becton, Dickinson and Company
Bruker Corporation	Boston Scientific Corporation
The Cooper Companies, Inc.	Danaher Corp.
DENTSPLY SIRONA Inc.	DexCom Inc.
Edwards Life Sciences Corporation	Globus Medical, Inc.
Hologic, Inc.	Haemonetics Corporation
Intuitive Surgical, Inc.	Integra LifeSciences Holdings Corporation
MEDNAX, Inc.	Johnson & Johnson
Patterson Companies, Inc.	Masimo Corporation
PerkinElmer, Inc.	Medtronic plc
Quest Diagnostics Incorporated	Merit Medical Systems, Inc.
ResMed Inc.	NuVasive, Inc.
STERIS plc	Stryker Corporation
Teleflex Incorporated	Thermo Fisher Scientific Inc.
Varian Medical Systems, Inc.	Zimmer Biomet Holdings, Inc.
Waters Corporation
West Pharmaceutical Services, Inc.

Fiscal Year 2021 Changes to LTI Target Opportunity. In addition to the increase to Mr. Groetelaars’ LTI target mentioned under the section CEO Compensation, the Committee increased the LTI targets of Ms. Bodem and Mr. Frank to align targets to the market based on the results of compensation benchmarking performed by the Committee’s independent compensation consultant. Ms. Bodem’s target increased from 275% to 300% of fiscal year 2021 base salary and Mr. Franks’s target increased from 200% to 225% of fiscal year 2021 base salary. The Committee confirmed that the fiscal year 2020 LTI Target Opportunity percentage for each of Mr. Johnson and Ms. Rasin remained appropriate as the base target opportunity for fiscal year 2021. Messrs. Johnson and Frank and Ms. Rasin received higher than target awards for fiscal year 2021 based on their individual performance and leadership displayed during fiscal year 2020 in guiding the Company through the challenges it faced in responding to the effects of the COVID-19 pandemic as well as to facilitate retention of these key individuals in a highly competitive market. Individual performance modifiers were applied in the amounts of 120%, 110% and 112% for Messrs. Johnson and Frank and Ms. Rasin, respectively.

Share Ownership Guidelines.  In order to align the interests of executives to the long-term performance of the Company, executive officers are required to own a certain amount of Company stock within five years of joining the Company. The ownership requirements are as follows:

Stock Ownership Guidelines
Executive Officer	Multiple of Annual Salary
CEO	6x
CFO	3x
Senior Vice President	2x
Vice President who (1) reports to the CEO, or (2) is a Section 16 reporting officer	1x

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Shares owned outright and unvested RSUs count toward the required ownership level. This requirement, like the Executive Compensation Clawback Policy discussed below, helps ensure long-term focus and appropriate levels of risk-taking by executive officers. Ms. Bodem, Messrs. Johnson and Frank and Ms. Rasin have achieved their required ownership levels, and Mr. Groetelaars (who is on track to meet the required ownership level) has not been with the Company for more than five years, and therefore is not required to meet these guidelines until his five-year anniversary with the Company.

Executive Compensation Recoupment. The Company maintains an Executive Compensation Clawback Policy pursuant to which the Committee may recoup certain compensation from the Company’s executive officers in the event of certain misconduct or violation of Company policy.  Each executive officer is a party to a Limited Recapture Agreement which details both the circumstances under which compensation may be recouped as well as the types of compensation subject to recoupment.  Specifically, the Limited Recapture Agreement provides that the Committee can recoup from executive officers all performance-based compensation and any trading profits on trades in Hillrom securities received during the prior 24 months in the event that there is a material restatement of financial results due to misconduct of the executive officer from whom recoupment is sought. Further, during fiscal year 2020, the Committee approved an addendum to the Limited Recapture Agreement providing the Committee with the ability to recoup both performance-based compensation and time-based long-term incentive awards received by an executive officer during the prior 24 months if such executive officer is terminated for a material violation of the Global Code of Conduct. The Committee has discretion to determine whether and to what extent to seek recoupment based on specific facts and circumstances.

Anti-Hedging/Anti-Pledging Provisions. Hillrom has adopted an insider trading policy which incorporates anti-hedging and anti-pledging provisions as more fully described as follows:

•	Hedging Transactions. Directors, officers and employees are prohibited from engaging in hedging transactions with respect to Hillrom stock or other Hillrom securities. “Hedging transactions” can be accomplished through a number of possible mechanisms, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds or through other transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of Hillrom stock or other Hillrom securities. Because hedging transactions might permit a director, officer or employee to continue to own Hillrom stock or other Hillrom securities, whether obtained through our equity compensation plans or otherwise, without the full rewards and risks of ownership, such hedging transactions are prohibited.

•	Margin Accounts, Pledged Securities and Transactions in Options. Directors, officers and employees are prohibited from holding Hillrom stock or other Hillrom securities in margin accounts or otherwise pledging Hillrom stock or other Hillrom securities for a loan. Additionally, we prohibit directors, officers and employees from engaging in transactions in put options, call options or other such derivative securities relating to Hillrom stock or other Hillrom securities.

Re-pricing and Buybacks. With respect to each of our NEOs, Hillrom does not re-price options, nor does it buy back shares (other than shares acquired by the Company at fair market value to cover tax withholding and option exercise).

Retirement and Change in Control Agreements

Overview.  Hillrom believes that it is in the best interests of the Company and its shareholders to have the unbiased dedication of its executives, without the distractions of personal uncertainties such as retirement or a change in control.  Hillrom has designed its senior management retirement and other post-employment benefit programs to reduce such distractions and align to competitive practices of other comparable companies.

Retirement Guidelines for Executives.  With respect to executives hired before August 1, 2016, those who are at least 55 years of age and with 5 years’ length of service are eligible to receive certain benefits under Hillrom’s Stock Incentive Plan.  With respect to executives hired on or after August 1, 2016, those who are at least 55 years of age and with 10 years’ length of service are eligible to receive certain benefits under Hillrom’s Stock Incentive Plan. These guidelines are incorporated into each individual equity award agreement and have been approved by the Committee.  The following is allowed upon retirement:

•	accelerated vesting of outstanding time-based RSUs and stock options which have been held for at least one year prior to retirement;

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•	accelerated vesting on a pro-rata basis of outstanding time-based RSUs and stock options which have been granted during the year of retirement;

•	vesting of outstanding PSUs which have been held for at least one year prior to retirement, based on achievement of performance objectives during the full performance period;

•	pro-rata vesting of outstanding PSUs which have been granted during the year of retirement, based on achievement of performance objectives during the full performance period; and

•	an extension of three years of the time to exercise eligible outstanding stock options.

Supplemental Executive Retirement Plan.  The Supplemental Executive Retirement Plan (the “SERP”) provides additional retirement benefits to certain employees selected by the Committee whose retirement benefits under our pension plan or 401(k) plan are reduced, curtailed or otherwise limited as a result of certain limitations under the Code.

Change in Control Agreements.  Hillrom has a change in control agreement in place with each NEO.  These change in control agreements are of the form commonly referred to as “double-trigger” agreements, in that they are triggered only in the event that an executive is terminated in connection with a change in control, not merely if a change in control occurs. Moreover, they do not contain any 280G gross-up provisions. They are intended to encourage continued employment by Hillrom of its key management personnel and to allow such personnel to be in a position to provide assessment and advice to the Board regarding any proposed change in control without concern that such personnel might be unduly distracted by the uncertainties and risks created by the proposed transaction. For information on the potential payments to executives on a change in control, see “Potential Payments Upon Termination or Change in Control” on pages 61 and 62.

Other Personal Benefits

In addition to the elements of compensation discussed above, we also provide senior level management with various other benefits in order to remain competitive with the market, in attracting and retaining qualified executives. Hillrom believes that these benefits are in-line with the market, are reasonable in nature, are not excessive and are in the best interest of Hillrom and its shareholders. None of our NEOs receive any excise tax or perquisite tax gross-ups, other than for reasonable relocation costs and housing allowance, as applicable.

Employment Agreements

In addition to the Limited Recapture Agreements described under “Executive Compensation Recoupment” on page 52, we have entered into an employment agreement with each of our NEOs. We believe that it is appropriate for our senior executive officers to have employment agreements because they provide certain contractual protections to us that we might not otherwise have, including provisions relating to non-competition with us, non-solicitation of our employees and confidentiality of our proprietary information. Additionally, we believe that employment agreements are a useful tool in recruiting and retaining senior level employees. The current employment agreements set forth the basic duties of the senior executive officers and provide that each senior executive officer is entitled to receive, in addition to base salary, incentive compensation payable at our discretion and such additional compensation, benefits and perquisites as we may deem appropriate. The employment agreements are terminable by either us or the executive officer “without cause” on 180 days’ written notice, or if terminated by us, pay in lieu of notice, and are terminable at any time by us for cause, as defined in each employment agreement. See “Potential Payments Upon Termination or Change in Control” on pages 61 and 62 for further information regarding payments due upon termination. Further, the non-competition and non-solicitation agreements of the senior executive officers will continue for a period of 18 months for the CEO and 12 months for other officers after the termination of the senior executive officer’s employment.

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Risk Assessment of Compensation Policies and Practices

Assisted by its independent compensation consultant, the Committee reviewed our material compensation policies and practices applicable to our employees and executive officers. Following the independent consultant’s review and recommendation, the Committee concluded that these policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. Key features of the compensation program supporting this conclusion include:

•	appropriate pay philosophy, peer group and market positioning,

•	effective balance in cash and equity mix, short and long-term focus, corporate, business unit and individual performance focus and financial and non-financial performance measurement and discretion,

•	elements of the compensation program designed to avoid excessive risk-taking, and

•	meaningful risk mitigants, such as the stock ownership guidelines and executive compensation recoupment policies.

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Summary Compensation Table

The following tables and notes set forth compensation information for the fiscal years ended September 30, 2020, 2019, and 2018 for our NEOs.

Name and Principal Position	Year	Salary (1)	Bonus	Stock Awards (2)	Option Awards (3)	Non-Equity Incentive Plan Compensation (4)	All Other Compensation (5) (6)	Total ($) (6)
John P. Groetelaars (7)(8)	2020	$1,047,900	None	$3,966,397	$1,267,438	$1,180,378	$166,195	$7,628,309
President and Chief Executive Officer,	2019	$1,018,000	None	$3,915,748	$1,177,599	$1,030,200	$184,613	$7,326,160
Member of the Board of Directors	2018	$384,615	None	$2,981,176	$2,200,039	$424,231	$110,261	$6,100,322
Barbara Bodem	2020	$545,000	None	$1,201,821	$384,022	$463,279	$93,449	$2,687,571
Senior Vice President and Chief Financial Officer (9)	2019	$408,462	$300,000	$1,730,644	$288,746	$300,697	$116,103	$3,144,652
Paul S. Johnson	2020	$522,500	None	$1,147,200	$366,570	$450,261	$84,204	$2,570,734
Senior Vice President and President, Patient	2019	$484,831	None	$891,960	$268,226	$406,000	$90,803	$2,141,819
Support Systems	2018	$436,154	None	$661,776	$208,383	$424,655	$73,057	$1,804,025
Andreas G. Frank	2020	$475,800	None	$757,993	$242,223	$409,094	$280,858	$2,165,968
Senior Vice President and President, Front	2019	$459,319	None	$715,751	$183,706	$318,405	$345,946	$2,023,127
Line Care (10)	2018	$415,423	None	$827,905	$164,821	$281,265	$75,007	$1,764,420
Deborah M. Rasin	2020	$522,500	None	$834,326	$266,592	$353,777	$77,583	$2,054,777
Senior Vice President and Chief Legal Officer	2019	$493,215	None	$793,355	$238,587	$333,300	$80,044	$1,938,500
and Secretary	2018	$476,654	None	$620,898	$195,514	$316,340	$72,153	$1,681,559

(1)	Reflects salary paid within each of the three fiscal years.

(2)	The amounts in this column represent the grant date fair value of time-based RSUs granted during the applicable fiscal year, excluding a reduction for risk of forfeiture. Also included is the grant date fair value of PSUs granted during each of fiscal years 2020, 2019 and 2018 to certain officers based upon the target achievement of the performance conditions as of the grant date as more fully described in the footnotes to the Grants of Plan-Based Awards Table. For fiscal year 2020, the amounts reported in the table related to the PSU at target performance are $2,718,375 for Mr. Groetelaars, $823,670 for Ms. Bodem, $786,200 for Mr. Johnson, $519,491 for Mr. Frank and $571,772 for Ms. Rasin. For fiscal year 2020, if the maximum value of the PSU were to be achieved as of the grant date, the amounts would have been $6,116,343 for Mr. Groetelaars, $1,853,257 for Ms. Bodem, $1,768,950 for Mr. Johnson, $1,168,855 for Mr. Frank and $1,286,486 for Ms. Rasin. These grant date fair values were based on the methodology set forth in Notes 1 and 7 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended September 30, 2020.

(3)	The amounts in this column represent the grant date fair value of time-based stock options granted during the applicable fiscal years, excluding the reduction for risk of forfeiture. These grant date fair values were based on the methodology set forth in Notes 1 and 7 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2020.

(4)	The amounts in this column represent cash awards earned for the applicable fiscal year and paid in the subsequent fiscal year, under our BIG Plan.

(5)	Please refer to the “All Other Compensation” table below for further information for fiscal year 2020.

(6)	Totals may not add due to rounding.

(7)	In fiscal year 2018, Mr. Groetelaars received a one-time sign-on award comprised of $1,200,000 of stock options upon commencement of his employment to compensate him for the bonus and unvested equity opportunities foregone at his previous employer upon joining Hillrom.

(8)	Mr. Groetelaars was elected President and Chief Executive Officer effective May 14, 2018 and his salary and non-equity incentive plan compensation are pro-rated as of such date.

(9)	Ms. Bodem joined the Company on December 3, 2018 and her salary and non-equity incentive plan compensation are pro-rated as of such date. Ms. Bodem received a one-time sign-on cash award of $300,000 and a one-time RSU award in the amount of $725,000 upon commencement of her employment to compensate her for the bonus opportunity and value of outstanding unvested equity awards foregone at her previous employer upon joining Hillrom.

(10)	Mr. Frank received a one-time RSU award upon promotion to Senior Vice President and President, Front Line Care on December 3, 2018.

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All Other Compensation for Fiscal Year 2020

Name and Principal Position	Company Contributions to the 401(k) (1)	Company Contributions to the Supplemental 401(k) (1)	Relocation and Housing Costs (2)	Relocation and Housing Gross-Up (2)	Health and Welfare Benefits	Total All Other Compensation (3)
John P. Groetelaars President and Chief Executive Officer, Member of the Board of Directors	$19,950	$98,074	None	None	$48,171	$166,195
Barbara Bodem Senior Vice President and Chief Financial Officer	$19,950	$31,886	None	$13,054	$28,560	$93,449
Paul S. Johnson Senior Vice President and President, Patient Support Systems	$19,950	$30,761	None	None	$33,493	$84,204
Andreas G. Frank Senior Vice President and President, Front Line Care	$20,510	$27,340	$97,058	$98,698	$37,253	$280,858
Deborah M. Rasin Senior Vice President and Chief Legal Officer and Secretary	$19,950	$28,302	None	None	$29,331	$77,583

(1)	Amounts represent Company contributions to the NEO’s accounts in the applicable plans: 401(k) Savings Plan and Supplemental Executive Retirement Plan (SERP) excluding the reduction for forfeiture of non-vested contributions.

(2)	Represents (i) 2019 calendar year-end reconciled gross-up amounts related to expenses Ms. Bodem was reimbursed by the Company for her relocation to Chicago, IL to serve as Chief Financial Officer and (ii) amounts Mr. Frank was reimbursed by the Company for his relocation to Skaneateles, NY to serve as President, Front Line Care, including 2019 calendar year-end reconciled gross-up amounts on expenses incurred prior to fiscal year 2020.

(3)	Totals may not add due to rounding.

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Grants of Plan-Based Awards for Fiscal Year Ended September 30, 2020

The following table summarizes the grants of plan-based awards to each of the NEOs for the fiscal year ended September 30, 2020. All equity awards granted during fiscal year 2020 were granted under the Amended and Restated Hill-Rom Holdings, Inc. Stock Incentive Plan.

		2020 Earned	Estimated Future Payouts Under Non- Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock and Option Awards: Number of Shares of Stock or Units (3)	Exercise or Base Price of Option Awards (4)	Grant Date Fair Value of Stock and Option Awards (5)
Name and Principal Position	Grant Date	Award Amount	Min.	Target	Max.	Min.	Target	Max.

John P. Groetelaars	n.a.	$1,180,378	$-	$1,156,100	$2,312,200
President and Chief	11/6/2019					-	24,594	55,337			$2,718,375
Executive Officer,	11/6/2019								12,297		$1,248,023
Member of the Board of Directors	11/6/2019								51,127	$103.11	$1,267,438

Barbara Bodem	n.a.	$463,279	$-	$412,500	$825,000
Senior Vice	11/6/2019					-	7,452	16,767			$823,670
President and Chief	11/6/2019								3,726		$378,152
Financial Officer	11/6/2019								15,491	$103.11	$384,022

Paul S. Johnson	n.a.	$450,261	$-	$367,500	$735,000
Senior Vice	11/6/2019					-	7,113	16,004			$786,200
President and	11/6/2019								3,557		$361,000
President, Patient Support Systems	11/6/2019								14,787	$103.11	$366,570

Andreas G. Frank	n.a.	$409,094	$-	$333,900	$667,800
Senior Vice	11/6/2019					-	4,700	10,575			$519,491
President and	11/6/2019								2,350		$238,502
President, Front Line Care	11/6/2019								9,771	$103.11	$242,223

Deborah M. Rasin	n.a.	$353,777	$-	$315,000	$630,000
Senior Vice	11/6/2019					-	5,173	11,639			$571,772
President and Chief	11/6/2019								2,587		$262,555
Legal Officer and Secretary	11/6/2019								10,754	$103.11	$266,592

(1)	Amounts represent the potential cash awards that could be paid under our BIG Plan.

(2)	The amounts under the “Target” column reflect the number of PSUs granted to the NEOs in fiscal year 2020. They represent the amount of shares the NEOs will receive if the target performance goals are met during the three-year performance period. Achievement of performance in excess of target goals will result in additional shares being received by the NEOs, up to the amounts in the “Maximum” column. Refer to the “Long-Term Equity Awards” section of the CD&A for further details.

(3)	Amounts under this column represent stock options and RSUs granted to our NEOs during fiscal year 2020. The exercise price for the stock options is the fair market value of our common stock on the grant date, as described in Footnote 4 below.

(4)	The average of the high and low selling prices of our common stock on the NYSE on the grant date.

(5)	The grant date fair values of stock and option awards granted to our NEOs are based on the methodology set forth in Notes 1 and 7 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended September 30, 2020.

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Outstanding Equity Awards at September 30, 2020

The following table summarizes the number and terms of stock options, deferred stock shares and PSUs outstanding for each of the NEOs as of September 30, 2020.

	Option Awards					Stock Awards
Name and Principal Position	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Grant Date (1)	Option Exercise Price	Option Expiration Date	Grant Date (2)	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested (3) (4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (3)
John P. Groetelaars	54,419	36,943	5/14/2018	$89.08	5/14/2028	5/14/2018	28,666	$2,393,877
President and Chief Executive Officer,	10,578	31,736	11/7/2018	$96.96	11/7/2028	11/7/2018	8,158	$681,266	24,303	$2,029,544
Member of the Board of Directors	0	51,127	11/6/2019	$103.11	11/6/2029	11/6/2019	12,404	$1,035,860	24,594	$2,053,845
Barbara Bodem Senior Vice President and Chief Financial	2,568	7,704	12/3/2018	$98.76	12/3/2028	12/3/2018	7,198	$601,085	5,847	$488,283
Officer	0	15,491	11/6/2019	$103.11	11/6/2029	11/6/2019	3,758	$313,866	7,452	$622,317
Paul S. Johnson	699	0	11/16/2015	$51.33	11/16/2025
Senior Vice President	1,825	1,826	11/14/2016	$53.70	11/14/2026
and President, Patient	4,817	4,817	11/8/2017	$78.16	11/8/2027	11/8/2017	6,655	$555,726
Support Systems	2,409	7,229	11/7/2018	$96.96	11/7/2028	11/7/2018	1,859	$155,239	5,536	$462,311
	0	14,787	11/6/2019	$103.11	11/6/2029	11/6/2019	3,588	$299,630	7,113	$594,007
Andreas G. Frank	3,149	0	11/18/2013	$41.53	11/18/2023
Senior Vice President	10,040	0	11/17/2014	$44.93	11/17/2024
and President, Front	9,719	0	11/16/2015	$51.33	11/16/2025
Line Care	7,661	2,554	11/14/2016	$53.70	11/14/2026
	3,810	3,810	11/8/2017	$78.16	11/8/2027	11/8/2017	5,262	$439,433
	1,650	4,951	11/7/2018	$96.96	11/7/2028	11/7/2018	1,274	$106,364	3,792	$316,670
	0	9,771	11/6/2019	$103.11	11/6/2029	12/3/2018	714	$59,621
						11/6/2019	2,370	$197,956	4,700	$392,497
Deborah M. Rasin	0	3,223	11/14/2016	$53.70	11/14/2026
Senior Vice President	4,519	4,520	11/8/2017	$78.16	11/8/2027	11/8/2017	6,243	$521,378
and Chief Legal Officer	2,143	6,430	11/7/2018	$96.96	11/7/2028	11/7/2018	1,654	$138,095	4,924	$411,203
and Secretary	0	10,754	11/6/2019	$103.11	11/6/2029	11/6/2019	2,610	$217,921	5,173	$431,997

(1)	Unvested stock options based solely on continued employment become exercisable in four (4) equal annual installments beginning on the first anniversary of the date of grant.

(2)	Unvested RSU awards granted prior to November 7, 2018 and based solely on continued employment vest one (1) day following the third anniversary of the date of grant. Unvested RSU awards granted on or after November 7, 2018 and based solely on continued employment vest in three (3) equal annual installments beginning one day following the first anniversary of the date of grant.

(3)	Market value is determined by multiplying the number of unvested RSUs and/or PSUs by $83.51, the closing price per share of our common stock on September 30, 2020.

(4)	Totals may not add due to rounding.

(5)	PSUs pursuant to the fiscal year 2019 – 2021 and fiscal year 2020 –2022 programs are shown based on target performance.

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Option Exercises and Stock Vested in Fiscal Year Ended September 30, 2020

The following table summarizes the number of stock option awards exercised and the value realized upon exercise during the fiscal year ended September 30, 2020 for the NEOs, as well as the number of stock awards vested and the value realized upon vesting.

	Option Awards		Stock Awards
Name and Principal Position	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
John P. Groetelaars President and Chief Executive Officer, Member of the Board of Directors	-	$-	4,165	$432,035
Barbara Bodem Senior Vice President and Chief Financial Officer	-	$-	3,673	$391,285
Paul S. Johnson Senior Vice President and President, Patient Support Systems	-	$-	9,223	$958,093
Andreas G. Frank Senior Vice President and President, Front Line Care	6,000	$390,827	14,464	$1,488,745
Deborah M. Rasin Senior Vice President and Chief Legal Officer and Secretary	11,756	$607,160	15,448	$1,604,876

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Nonqualified Deferred Compensation for Fiscal Year Ended September 30, 2020

Name and Principal Position	Plan (1)	Beginning Balance	Executive Contributions in Fiscal Year 2020	Registrant Contributions in Fiscal Year 2020	Aggregate Earnings in Fiscal Year 2020 (2)	Aggregate Withdrawals / Distributions in Fiscal Year 2020	Aggregate Balance on Sept 30, 2020 (3)
John P. Groetelaars President and Chief Executive Officer, Member of the Board of Directors	SERP	$173,933	$-	$98,074	$17,248	$-	$289,255
Barbara Bodem Senior Vice President and Chief Financial Officer	SERP	$26,981	$-	$31,886	$4,168	$-	$63,035
Paul S. Johnson Senior Vice President and President, Patient Support Systems	SERP	$108,385	$-	$30,761	$22,326	$-	$161,472
Andreas G. Frank Senior Vice President and President, Front Line Care	SERP	$206,009	$-	$27,340	$15,656	$-	$249,005
Deborah M. Rasin Senior Vice President and Chief Legal Officer and Secretary	SERP	$147,013	$-	$28,302	$30,277	$-	$205,592

(1)	We maintain a SERP to provide additional retirement benefits to certain employees whose retirement benefits under the 401(k) Savings Plan are limited under the Internal Revenue Code of 1986. The additional retirement benefits provided by the SERP are for certain participants chosen by the Compensation and Management Development Committee, and they may annually receive an additional benefit of a certain percentage of their Compensation for such year. “Compensation” under the SERP means the corresponding definition of compensation under the 401(k) Savings Plan plus a percentage of a participant's eligible compensation as determined under our BIG Plan. A lump sum cash payment is available to the participant beginning on the six-month anniversary of the date of the NEO’s termination of employment (except for termination for cause, where the entire SERP is forfeited).

(2)	Amounts represent earnings on the Registrant’s SERP balances for the fiscal year. The SERP Plan’s investment approach provides for investments mirroring the employee’s investment allocation under the 401(k).

(3)	Of the amounts shown in this column related to the SERP, all of the following amounts represent Company contributions reported in the Summary Compensation Table of this proxy statement and previous proxy statements: Mr. Groetelaars $98,074 for this proxy statement and $166,425 for previous proxy statements, Ms. Bodem $31,886 for this proxy statement and $26,460 for previous proxy statements, Mr. Johnson $30,761 for this proxy statement and $70,063 for previous proxy statements, Mr. Frank $27,340 for this proxy statement and $33,890 for previous proxy statements, and Ms. Rasin $28,302 for this proxy statement and $91,853 for previous proxy statements.

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Potential Payments Upon Termination or Change in Control

Benefits Payable Upon Termination Under Employment Agreements

The following tables set forth estimates of the amounts payable to each of our NEOs upon specified termination events, based upon a hypothetical termination date of September 30, 2020.

Event	Salary & Other Cash Payments	Accelerated Vesting of SERP (1)	Accelerated Vesting of Equity Based Awards (2)	Continuance of Health & Welfare Benefits (3)	Limited Outplacement Assistance	Total (4)
John P. Groetelaars President and Chief Executive Officer, Member of the Board of Directors
Death (5)	$2,680,378	$123,968	$6,782,098	$-	$-	$9,586,444
Disability (6)	$12,574,374	$123,968	$6,782,098	$-	$-	$19,480,439
Retirement	$-	$-	$-	$-	$-	$-
Termination Without Cause	$4,438,478	$123,968	$-	$16,772	$10,000	$4,589,218
Resignation With Good Reason	$4,438,478	$123,968	$-	$16,772	$10,000	$4,589,218
Resignation Without Good Reason	$-	$-	$-	$-	$-	$-
Termination for Cause	$-	$-	$-	$-	$-	$-
Barbara Bodem Senior Vice President and Chief Financial Officer
Death (5)	$1,563,279	$27,016	$2,025,619	$-	$-	$3,615,913
Disability (6)	$6,212,667	$27,016	$2,025,619	$-	$-	$8,265,301
Retirement	$-	$-	$-	$-	$-	$-
Termination Without Cause	$1,425,779	$27,016	$-	$16,542	$10,000	$1,479,336
Resignation With Good Reason	$1,425,779	$27,016	$-	$16,542	$10,000	$1,479,336
Resignation Without Good Reason	$-	$-	$-	$-	$-	$-
Termination for Cause	$-	$-	$-	$-	$-	$-
Paul S. Johnson Senior Vice President and President, Patient Support Systems
Death (5)	$1,500,261	$-	$1,819,884	$-	$-	$3,320,145
Disability (6)	$4,731,839	$-	$1,819,884	$-	$-	$6,551,723
Retirement	$450,261	$-	$874,200	$-	$-	$1,324,461
Termination Without Cause	$1,342,761	$-	$-	$11,171	$10,000	$1,363,932
Resignation With Good Reason	$1,342,761	$-	$-	$11,171	$10,000	$1,363,932
Resignation Without Good Reason	$-	$-	$-	$-	$-	$-
Termination for Cause	$-	$-	$-	$-	$-	$-
Andreas G. Frank Senior Vice President and President, Front Line Care
Death (5)	$1,363,094	$-	$1,350,421	$-	$-	$2,713,515
Disability (6)	$7,683,836	$-	$1,350,421	$-	$-	$9,034,257
Retirement	$-	$-	$-	$-	$-	$-
Termination Without Cause	$1,219,994	$-	$-	$16,444	$10,000	$1,246,438
Resignation With Good Reason	$1,219,994	$-	$-	$16,444	$10,000	$1,246,438
Resignation Without Good Reason	$-	$-	$-	$-	$-	$-
Termination for Cause	$-	$-	$-	$-	$-	$-
Deborah M. Rasin Senior Vice President and Chief Legal Officer and Secretary
Death (5)	$1,403,777	$-	$1,533,917	$-	$-	$2,937,693
Disability (6)	$5,061,667	$-	$1,533,917	$-	$-	$6,595,583
Retirement	$-	$-	$-	$-	$-	$-
Termination Without Cause	$1,193,777	$-	$-	$16,484	$10,000	$1,220,260
Resignation With Good Reason	$1,193,777	$-	$-	$16,484	$10,000	$1,220,260
Resignation Without Good Reason	$-	$-	$-	$-	$-	$-
Termination for Cause	$-	$-	$-	$-	$-	$-

(1)	Represents the cash payment of an amount equal to the unvested portion of company contributions in the SERP that would immediately become vested upon death, disability, termination without cause or termination with good reason. Messrs. Johnson, Frank and Ms. Rasin are vested in the SERP so no additional benefits would be received upon termination.

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(2)	The amounts indicated represent the intrinsic value of all unvested non-qualified stock options that would have become vested and exercisable upon death, disability or retirement and the market value of all unvested RSUs and unearned PSUs that would have vested upon death, disability, or retirement. The amounts were calculated based on the closing price of our common stock of $83.51 on September 30, 2020.

(3)	Amounts represent the dollar value of the incremental cost to Hillrom by providing continuing health and life insurance coverage based on the individual’s selected coverage in effect immediately before the hypothetical termination.

(4)	Totals may not add due to rounding.

(5)	The death benefit provides for two times base salary (up to a maximum benefit of $1,500,000) paid in a lump sum.

(6)	Benefits provided under our disability plans are based on various circumstances including the NEO meeting certain eligibility requirements. Our disability plans are fully insured; therefore, claim payments are reviewed and processed by our third-party insurance carrier. The following assumptions were used to determine the salary and other cash payment amount for permanent disability: normal retirement age is based on the Social Security Normal Retirement Age Table and long-term disability benefits are based on 60% of the sum of the NEO's monthly earnings and 75% target short-term incentive and a 2.72% discount rate.

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Termination Due to Death or Permanent Disability

In the event an NEO dies or suffers a permanent disability during the term of employment, the NEO will receive a Hillrom death or disability benefit, as applicable; will be eligible to receive a prorated bonus for the year in which employment is terminated; and will be immediately vested in the SERP.

Retirement

Upon retirement, each NEO will be eligible to receive a prorated bonus for the year in which employment is terminated. Current NEOs who are at least 55 years old and who have at least five years of service (or ten years of service for those NEOs with effective hire dates on or after August 1, 2016) are eligible for certain retirement benefits, including the full vesting of outstanding RSUs, PSUs and stock options which have been held for at least one year and partial vesting of outstanding RSUs, PSUs and stock options which have been granted within one year of retirement. Vested stock options can be exercised until the earlier of either the original expiration date or the three-year anniversary of the retirement date. PSUs vest after the completion of the performance period and are based on the Company’s achievement of the performance goals during that period.

Termination Without Cause or Resignation with Good Reason

Pursuant to the terms of the applicable employment agreement, upon a termination by the Company without cause or a resignation for good reason, each NEO other than the CEO is eligible to receive severance pay in an amount equal to one times the sum of then-current base salary for twelve months and the target bonus for the year in which employment is terminated, and the CEO is eligible to receive severance pay in an amount equal to two times the sum of then-current base salary for twelve months and the target bonus for the year in which employment is terminated. Each NEO will be immediately vested in the SERP and receive a prorated portion of the current-year annual incentive based on the performance level and the number of days employed during the fiscal year. Health and similar welfare benefits will continue on substantially the same terms and conditions as at the time of the termination until the earlier of (i) the end of twelve months or (ii) such time as the NEO is eligible to be covered by comparable benefits of a subsequent employer.

Termination For Cause or Resignation Without Good Reason

Upon a termination by the Company for cause or a resignation without good reason, an NEO will not receive a severance payment.

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Benefits Payable Under Change in Control Agreements

The change in control agreements provide for severance upon a termination of the applicable executive’s employment by the Company without cause or by the executive for good reason, if such termination occurs prior to the second anniversary of a change in control. The rights and benefits under the change in control agreements are in lieu of any severance otherwise payable to the executives under the employment agreements. Based upon a hypothetical change in control date of September 30, 2020, the change in control benefits with a termination of employment would be as follows:

Event	Salary & Other Cash Payments	Accelerated Vesting of SERP (1)	Accelerated Vesting of Equity Based Awards (2)	Continuance of Health & Welfare Benefits (3)	Limited Outplacement Assistance	Effect of Modified Economic Cut-Back	Total
John P. Groetelaars President and Chief Executive Officer, Member of the Board of Directors	$7,801,678	$123,968	$4,740,445	$50,316	$10,000	$-	$12,726,407
Barbara Bodem Senior Vice President and Chief Financial Officer	$2,388,279	$27,016	$1,470,361	$33,083	$10,000	$-	$3,928,739
Paul S. Johnson Senior Vice President and President, Patient Support Systems	$2,235,261	$-	$1,291,767	$22,341	$10,000	$-	$3,559,369
Andreas G. Frank Senior Vice President and President, Front Line Care	$2,030,894	$-	$995,837	$32,887	$10,000	$-	$3,069,618
Deborah M. Rasin Senior Vice President and Chief Legal Officer and Secretary	$2,033,777	$-	$1,112,358	$32,968	$10,000	$-	$3,189,103

(1)	Represents the cash payment of an amount equal to the unvested portion of company contributions in the SERP that would immediately become vested upon termination in connection with a change in control. Messrs. Johnson, Frank and Ms. Rasin are vested in the SERP so no additional benefits would be received upon termination.

(2)	The amounts indicated represent the intrinsic value of all unvested non-qualified stock options that would have become vested and exercisable upon termination in connection with a change in control and the market value of all unvested RSUs and unearned PSUs that would have vested upon termination in connection with a change in control. The amounts were calculated based on the closing price of our common stock of $83.51 on September 30, 2020.

(3)	Amounts represent the dollar value of the incremental cost to the Company by providing continuing health and life insurance coverage based on the individual’s selected coverage in effect immediately before the hypothetical termination.

Change in Control

In the event that a NEO other than the CEO is terminated without cause or terminates for good reason, in each case, in connection with a change in control, the NEO will receive a cash payment of two times the then-current annual base salary and target bonus; the CEO will receive a cash payment of three times the then-current annual base salary and target bonus. Each NEO, including the CEO will receive a prorated portion of the current-year annual incentive based on the performance level and the number of days employed during the fiscal year. Health and similar welfare benefits for NEOs other than the CEO will continue on substantially the same terms and conditions for twenty-four months (thirty-six months for the CEO). Life insurance benefits for NEOs other than the CEO will continue for a period of two years following the termination (three years for the CEO).

Each NEO will receive accelerated vesting of certain equity awards. If not already vested, the NEO would become immediately vested in the SERP.

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Pay Ratio Disclosure

As required by Section 953(b) of the Dodd-Frank Wall Street Reform Act and Consumer Protection Act of 2010, and Item 402(u) of Regulation S-K, we are providing the following disclosure about the ratio of the annual total compensation of Mr. Groetelaars, our CEO, to the annual total compensation of our median employee.

For 2020, the annual total compensation of our median employee (excluding our CEO) was $70,871. The 2020 total compensation of our CEO was $7,628,309. Based on this information, for 2020 the ratio of our CEO's annual total compensation to the annual total compensation of our median employee was 108:1. We believe this ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

There have been no changes to the Company’s employee population or compensation arrangements that we believe significantly affect our pay ratio disclosure and thus have elected to use the same median employee in this disclosure as was identified in our fiscal year 2018 disclosure.

For purposes of reporting annual total compensation and the ratio of annual total compensation of the CEO to the median employee, both the CEO and median employee's annual total compensation were calculated consistent with the disclosure requirements of executive compensation under the Summary Compensation Table.

To identify the median employee, we examined the 2018 total cash compensation, including base salaries, overtime payments, allowances, incentives and commissions paid, to all individuals, excluding our CEO, who were employed by us as of July 15, 2018, as reflected in our payroll records. In accordance with Item 402(u) and instructions thereto, we included all full-time, part-time, temporary and seasonal employees. We selected total cash compensation for all employees as a consistently applied compensation measure because we do not widely distribute annual equity awards to employees and because we believe that this measure reasonably reflects the total annual compensation of our employees. For purposes of calculating the total cash compensation of our non-U.S. employees, we converted local currencies to U.S. dollars based on our fiscal year 2018 operating plan exchange rates.

We determined that employee's annual total compensation for fiscal year 2020 in the same manner that we determine the total compensation of our NEOs for purposes of the Summary Compensation Table, as discussed above.

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Director Compensation

General

In setting non-employee director compensation, the Board considers the significant amount of time that directors expend in fulfilling their duties to Hillrom as well as the skill-level required for members of the Board. Our director pay package is designed to attract and retain highly-qualified, independent professionals to monitor the effectiveness of policy and decision-making both at the Board and management level, with a view to enhancing shareholder value over the long term. Our Nominating/Corporate Governance Committee reviews our non-employee director compensation program on an annual basis, with the assistance of the compensation consulting firm used by the Compensation and Management Development Committee. Directors who are also employees of Hillrom receive no additional remuneration for services as a director.

Non-Employee Director Compensation for Fiscal Year 2020

For fiscal year 2020, our non-employee directors (other than the Chair of the Board) received a quarterly cash retainer of $20,000; the Chair of the Board’s quarterly retainer was $40,000. Committee members of the Audit Committee, Compensation and Management and Development Committee and Nominating/Corporate Governance Committee received a quarterly retainer in the amount of $3,125, $1,875 and $1,250, respectively. Chairs of the Audit Committee, Compensation and Management and Development Committee and Nominating/Corporate Governance Committee received a quarterly retainer in the amount of $6,250, $5,000 and $3,750, respectively. Committee members also received a fee in the amount of $1,500 for each special committee meeting attended, in person or by telephone. In addition, each non-employee director is, on the first trading day following the close of each annual meeting of the Company’s shareholders, awarded vested deferred RSUs valued at $190,000 ($230,000 in the case of the Chair of the Board). Delivery of shares of common stock underlying these RSUs occurs on the later of one year and one day from the date of the grant or the six-month anniversary of the date that the applicable director ceases to be a member of the Board. In fiscal year 2020 the annual grant consisted of 2,229 vested deferred RSUs for the Chair of the Board and 1,842 for each other non-employee director. A new director may receive a pro-rata portion of the annual award representing time served during the fiscal year of during which the new director joined the Board.

Non-Employee Director Compensation for Fiscal Year 2021

Upon consultation, analysis and recommendation of the Company’s independent compensation consultant, Exequity, the Nominating/Corporate Governance Committee has recommended, and the Board has agreed, that no changes are to be made to the annual cash retainer for each of our non-employee directors and Chair, and that no changes are to be made to the annual equity retainer for each of our non-employee directors and Chair. Exequity provides the Nominating/Corporate Governance Committee with benchmarking to the Company’s peer groups.

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Director Compensation Table For Fiscal Year Ended September 30, 2020

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)	Option Awards	All Other Compensation (3)	Total
William G. Dempsey	$167,000	$230,011	$-	$110	$397,121
Gary L. Ellis	$109,000	$190,076	$-	$110	$299,186
Stacy Enxing Seng	$85,000	$190,076	$-	$110	$275,186
Mary Garrett	$90,000	$190,076	$-	$110	$280,186
James R. Giertz	$93,000	$190,076	$-	$110	$283,186
William H. Kucheman	$88,000	$190,076	$-	$110	$278,186
Ronald A. Malone	$97,000	$190,076	$-	$110	$287,186
Gregory J. Moore	$85,000	$190,076	$-	$110	$275,186
Felicia F. Norwood (4)	$54,890	$190,076	$-	$-	$244,966
Nancy M. Schlichting	$104,000	$190,076	$-	$110	$294,186

(1)	The amounts in this column include the annual retainer and the amounts earned by each non-employee director for attending special committee meetings in person and/or by teleconference. For the Chair of each of our Audit Committee, Compensation and Management Development Committee, and Nominating/Corporate Governance Committee, the additional annual retainer is also included.

(2)	The amounts indicated represent the grant date fair value of RSUs granted to our non-employee directors during fiscal year 2020, and do not include any common stock equivalent dividends accrued on the RSUs since the grant date. The determination of this value was based on the methodology set forth in Notes 1 and 7 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended September 30, 2020. As of September 30, 2020, our non-employee directors owned aggregate stock awards in the following amounts (in shares): William G. Dempsey 20,839; Gary L. Ellis 6,784; Stacy Enxing Seng 15,353; Mary Garrett 8,509; James R. Giertz 35,333; William H. Kucheman 24,110; Ronald A. Malone 28,070; Gregory J. Moore 3,363; Felicia F. Norwood 1,855 and Nancy M. Schlichting 8,509.

(3)	Amounts in this column represent the dollar value of the voluntary director life and accidental death and dismemberment insurance premiums paid by us during fiscal year 2020 on behalf of each director. Ms. Norwood’s premium payments for this benefit began October 1, 2020; no payments were made during fiscal year 2020.

(4)	Ms. Norwood was elected to the Board effective February 25, 2020.

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Equity Compensation Plan Information

The following table sets forth information concerning Hillrom's equity compensation plans as of September 30, 2020:

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted Average exercise price of outstanding options, warrants and rights (1) (b)	Number of Securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation approved by security holders	1,605,846	$81.14	2,190,283

Total	1,605,846	$81.14	2,190,283 (2)

(1)	RSUs and PSUs are excluded when determining the weighted-average exercise price of outstanding stock options.

(2)	Amount consists of 1,195,861 shares available for issuance under our Stock Incentive Plan and 994,422 shares available for purchase under our Employee Stock Purchase Plan.

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Appendix A – Reconciliation of non-GAAP and GAAP Financial Measures

The following table reconciles financial results reported in accordance with accounting principles generally accepted in the United States (“GAAP”) to non-GAAP financial results. In addition to the results reported in accordance with GAAP, we routinely provide operating margin, income before taxes, income tax expense and earnings per diluted share results on an adjusted basis because the Company’s management believes these measures contribute to an understanding of our financial performance, provide additional analytical tools to understand our results from core operations and reveal underlying trends. These measures exclude strategic developments, acquisition and integration costs and related fair value adjustments, gains and losses associated with disposals of businesses or significant product lines, regulatory costs related to updating existing product registrations to comply with the European Medical Device Regulations, special charges, the transitional impacts of the U.S. Tax Cuts and Jobs Act, change in tax accounting methods, and other tax law changes, expenses associated with these items, the impacts of significant litigation matters, certain impacts of the COVID-19 pandemic and other unusual events. The Company also excludes expenses associated with the amortization of intangible assets associated with purchased intangible assets. These adjustments are made to allow investors to evaluate and understand operating trends excluding their impact on operating income and earnings per diluted share.

Management uses these measures internally for planning, forecasting and evaluating the performance of the business. Investors should consider non-GAAP measures in addition to, not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP.

In addition, we present certain results on a constant currency basis, which compares results between periods as if foreign currency exchange rates had remained consistent period-over-period. We monitor sales performance on an adjusted basis, which eliminates the positive or negative effects that result from translating international sales into U.S. dollars. We calculate constant currency by applying the foreign currency exchange rate for the prior period to the local currency results for the current period. We believe that evaluating growth in net revenue on a constant currency basis provides an additional and meaningful assessment to both management and investors.

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	Year Ended September 30
(In millions)	2020				2019
	Operating Margin	Income Before Income Taxes	Income Tax Expense	Diluted EPS	Operating Margin	Income Before Income Taxes	Income Tax Expense	Diluted EPS
GAAP Basis	12.8%	$271.2	$48.2	$3.32	10.9%	$208.6	$56.4	$2.25
Adjustments:
Acquisition and integration costs and related fair value adjustments [1]	—%	(0.6)	1.8	(0.04)	0.9%	28.1	5.3	0.34
Acquisition-related intangible asset amortization [2]	3.7%	109.0	26.1	1.23	4.2%	122.4	28.6	1.38
Field corrective actions [3]	0.2%	4.9	1.2	0.05	0.2%	5.6	1.4	0.06
Regulatory compliance costs [4]	0.5%	15.6	3.7	0.18	0.5%	15.3	3.6	0.17
Special charges [5]	1.4%	41.5	9.2	0.48	1.0%	28.4	6.9	0.32
Tax law and method changes [6]	—%	—	—	—	—%	—	(4.8)	0.07
Debt refinancing costs [7]	—%	16.1	3.7	0.18	—%	4.0	0.9	0.05
(Gain) loss on business combinations [8]	—%	(2.8)	(4.4)	0.02	—%	15.9	(12.4)	0.42
Pension settlement expense [9]	—%	8.4	1.9	0.10	—%	—	—	—
Litigation expenses and awards [10]	—%	(1.2)	(0.3)	(0.01)	0.1%	2.0	0.5	0.02
COVID-19 related cost and benefits, net [11]	0.2%	1.4	0.7	0.02	—%	—	—	—
Adjusted Basis	18.8%	$463.5	$91.8	$5.53	17.8%	$430.3	$86.4	$5.08

[1]	Acquisition and integration costs and related fair value adjustments include legal and professional fees, temporary labor, consulting and other costs related to the closing and integration of acquired businesses, including purchase accounting adjustments for deferred revenue and other items, and contingent consideration. For fiscal 2020, a fair value adjustment of $4.6 million represents purchase accounting adjustments to reflect deferred revenue and to reduce contingent consideration liabilities associated with our business combinations.

[2]	Acquisition-related intangible asset amortization relates to the amortization of intangible assets associated with our business combinations.

[3]	Field corrective action costs relate to costs incurred to address broad-based product performance matters outside of normal warranty provisions. These costs are included in Cost of goods sold.

[4]	Regulatory compliance costs relate to updating existing product registrations to comply with the European Medical Device Regulations. These costs are included in Selling and administrative expenses.

[5]	Special charges represent a variety of costs associated with restructuring actions, including severance and related benefits, lease termination fees, asset write-downs and temporary labor on shutdown of operations. It also includes costs related to a global information technology transformation, including rationalizing and transforming our enterprise resource planning software solutions and other complementary information technology systems.

[6]	Tax law and method changes relate to tax expenses and related unrecognized tax benefits due to the Tax Cuts and Jobs Act enacted in the United States in December 2017.

[7]	Debt refinancing costs are expenses related to the costs incurred to refinance our previously outstanding debt obligations during fiscal 2020 and 2019. In addition, the costs include duplicative interest of $0.5 million and $0.7 million for fiscal 2020 and 2019 due the timing of our issuance and redemption of our Senior Notes.

[8]	(Gain) loss on business combinations relates to gains and losses recorded in Investment income (expense) and other, net resulting from business combinations during fiscal 2020 and 2019.

[9]	Pension settlement expense represents an actuarial loss totaling $8.4 million recorded as a component of Investment income (expense) and other, net.

[10]	Litigation expenses and awards are the aggregate charges, costs or recoveries associated with litigation settlements. These costs are recorded as a component of Investment income (expense) and other, net for fiscal 2020 and Selling and administrative expenses for fiscal 2019.

[11]	COVID-19 related costs and benefits, net primarily represent incremental non-recurring special compensation costs paid to essential workers that continued to work in our production facilities and provide services to our customers, partially offset by funding received and costs abated under government programs created in response to COVID-19.

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Appendix B – 2021 Hill-Rom Holdings, Inc. Stock Incentive Plan

SECTION 1.               Purpose and Types of Awards

1.1           The purposes of the Hill-Rom Holdings, Inc. 2021 Stock Incentive Plan (“Plan”) are to enable Hill-Rom Holdings, Inc. (“Company”) to attract, retain and reward its employees, officers and directors, and strengthen the mutuality of interests between such persons and the Company’s shareholders by offering such persons an equity interest in the Company and thereby enabling them to participate in the long-term success and growth of the Company. Following the effectiveness of the Plan, no further awards may be granted under the Prior Plan.

1.2           Awards under the Plan may be in the form of (i) Stock Options; (ii) Stock Appreciation Rights; (iii) Restricted Stock; (iv) Restricted Stock Units; (v) Performance Awards, including Performance Shares, Performance Share Units, and Performance Units; (vi) Other Stock-Base Awards; and, (vii) Cash-Based Awards. Awards may be free-standing or granted in tandem. If two awards are granted in tandem, the award holder may exercise (or otherwise receive the benefit of) one award only to the extent he or she relinquishes the tandem award.

SECTION 2.               Definitions

“Board” shall mean the Board of Directors of the Company.

“Cash-Based Award” shall mean an award described under Section 12 of the Plan.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Cause” shall have the meaning set forth in an award holder’s employment agreement with the Company or Subsidiary or, if an award holder does not have an employment agreement with the Company or a Subsidiary that defines Cause, then Cause shall mean the Company’s good faith determination that an award holder has: (A) acted with gross neglect or willful misconduct in the discharge of the award holder’s duties and responsibilities or refused to follow or comply with the lawful direction of the Company or Subsidiary or the terms and conditions of any applicable employment agreement, providing such refusal is not based primarily on the award holder’s good faith compliance with applicable legal or ethical standards; (B) acquiesced or participated in any conduct that is dishonest, fraudulent, illegal (at the felony level), unethical, involves moral turpitude or is otherwise illegal and involves conduct that has the potential, in the Company’s reasonable opinion, to cause the Company, a Subsidiary, its officers or its directors embarrassment or ridicule; (C) violated a material requirement of any Company or Subsidiary policy or procedure, specifically including a violation of the Company's Global Code of Conduct; (D) disclosed without proper authorization any trade secrets or other confidential information; (E) engaged in any act that, in the reasonable opinion of the Company, is contrary to its best interests or would hold the Company, a Subsidiary, its officers or directors up to probable civil or criminal liability, provided that, if an award holder acts in good faith in compliance with applicable legal or ethical standards, such actions shall not be grounds for termination for Cause; or (F) engaged in such other conduct recognized at law as constituting Cause.

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“Committee” shall mean the Compensation and Management Development Committee of the Board or such other committee of the Board designated by the Board to administer the Plan, or if no committee is designated, the Board. Notwithstanding the foregoing, with respect to awards to Non-Employee Directors, the Nominating/Corporate Governance Committee of the Board or such other committee of the Board designated by the Board is the Committee.

“Common Stock” shall mean the common stock of the Company, without par value.

“Company” shall mean Hill-Rom Holdings, Inc., and its successors.

“Effective Date” shall mean March 10, 2021.

“Employee” shall mean an employee of the Company or of any Subsidiary of the Company.

“Fair Market Value” of the Common Stock on any date shall mean the value determined in good faith by the Committee, by formula or otherwise, and may be based on the opening, closing, actual, high, low, or average selling prices of a share of Common Stock reported on the New York Stock Exchange or such other market or exchange on which the Company’s Common Stock is listed; provided, however, that unless the Committee determines to use a different measure, the fair market value of the Common Stock shall be the average of the high and the low sales prices of the Common Stock (on such exchange or market as is determined by the Board to be the primary market for the Common Stock) on the date in question (or if shares of Common Stock were not traded on such date, then on the next trading day on which a sale of Common Stock occurred).

“Good Reason” shall have the meaning set forth in an award holder’s change in control agreement with the Company or Subsidiary or, if the award holder does not have a change in control agreement with the Company or Subsidiary that defines Good Reason, then Good Reason shall mean the occurrence, without the award holder’s consent, of any of the following acts by the Company or Subsidiary, or failures by the Company or Subsidiary to act (each a “Good Reason Condition”), provided the award holder provides written notice to the Company of the occurrence of the Good Reason Condition within ten (10) business days after the award holder has knowledge of it; the Company or Subsidiary fails to notify the award holder of the Company’s or Subsidiary’s intended method of correction within thirty (30) business days after the Company or Subsidiary receives the award holder’s notice, or the Company or Subsidiary fails to correct the Good Reason Condition within thirty (30) business days after such notice; and the award holder resigns within ten (10) business days after the end of the 30-business-day period after the award holder’s notice: (A) a material diminution in the award holder’s duties; (B) a material reduction in the amount of the award holder’s base salary or the discontinuation or material reduction of the award holder’s participation at the same level of eligibility as compared to other peer employees in any incentive compensation, subject to the award holder’s understanding that such reduction(s) shall be permissible if the change applies in a similar way to other peer level employees; or (C) the relocation of the Company’s principal executive offices or the award holder’s place of work to a location requiring a change of more than fifty (50) miles in the award holder’s daily commute.

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“Incentive Option” shall mean a Stock Option granted under Section 7 of the Plan which both is designated as an Incentive Option and qualifies as an incentive stock option within the meaning of Section 422 of the Code.

“Non-Employee Director” shall mean a director of the Company or a Subsidiary who is not employed by the Company or any of its Subsidiaries.

“Non-Qualified Option” shall mean a Stock Option granted under Section 7 of the Plan, which either is designated as a Non-Qualified Option or does not qualify as an incentive stock option within the meaning of Section 422 of the Code.

“Optionee” shall mean any person who has been granted a Stock Option under the Plan or who is otherwise entitled to exercise a Stock Option.

“Option Period” shall mean, with respect to any portion of a Stock Option, the period after such portion has become exercisable and before it has expired or terminated.

“Other Stock-Based Award” shall mean an award described under Section 11 of the Plan.

“Performance Award” shall mean an award described under Section 10 of the Plan.

“Performance Share” shall mean a type of Performance Award described under Section 10 of the Plan.

“Performance Share Unit” shall mean a type of Performance Award described under Section 10 of the Plan.

“Performance Unit” shall mean a type of Performance Award described under Section 10 of the Plan.

“Plan” shall mean the Hill-Rom Holdings, Inc. 2021 Stock Incentive Plan, as amended and restated from time to time.

“Prior Plan” shall mean the Amended and Restated Hill-Rom Holdings, Inc. Stock Incentive Plan, as amended.

“Relationship” shall mean the status of employee, officer, director or Third Party Service Provider of the Company or any Subsidiary of the Company.

“Restricted Stock” shall mean an award described in Section 9 of the Plan.

“Restricted Stock Unit” shall mean an award described under Section 9 of the Plan.

“Stock Appreciation Right” shall mean an award described in Section 8 of the Plan.

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“Stock Option” shall mean an Incentive Option or a Non-Qualified Option, as described in Section 7 and, unless the context requires otherwise, shall include Director Options.

“Subsidiary” shall mean any corporation, partnership, joint venture or other entity in which the Company owns, directly or indirectly, more than 50% of the ownership interests.

“Third Party Service Provider” shall mean any consultant, agent, advisor, or independent contractor who renders service to the Company or a Subsidiary that (a) are not in connection with the offer and sale of the Company’s securities in a capital raising transaction, and (b) do not directly or indirectly promote or maintain a market for the Company’s securities.

SECTION 3.               Administration

3.1           The Plan shall be administered by the Committee; however, only the Board shall have authority to grant awards to Non-Employee Directors. All awards granted to Non-Employee Directors shall be administered by the Nominating/Corporate Governance Committee of the Board.

3.2           The Committee shall have the following authority and discretion with respect to awards under the Plan: to grant (except as provided in Section 3.1 with respect to the grant of awards to Non-Employee Directors) and amend (provided however that no amendment shall impair the rights of the award holder without his or her written consent) awards to eligible persons under the Plan; to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall deem advisable; to interpret the terms and provisions of the Plan and any award granted under the Plan; and to make all factual and other determinations necessary or advisable for the administration of the Plan. In particular, and without limiting its authority and powers, the Committee shall have the authority and discretion:

(a)       to select the persons to whom awards will be granted from among those eligible, provided that for Non-Employee Directors, the Board shall make such determination;

(b)       to determine, including, but not limited to, by formula or otherwise, the number of shares of Common Stock to be covered by each award granted hereunder subject to the limitations contained herein, provided that for Non-Employee Directors, the Board shall make such determination;

(c)       to determine the terms and conditions of any award granted hereunder, including, but not limited to, any vesting or other restrictions based on such continued employment, performance objectives and such other factors as the Committee may establish, and to determine whether the terms and conditions of the award have been satisfied;

(d)       to determine the treatment of awards upon an Employee’s retirement, disability, death, termination for cause or other termination of employment, or during a leave of absence or upon a Non-Employee Director’s termination of Relationship as allowed by law;

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(e)       to determine that the award holder has no rights with respect to any dividends declared with respect to any shares covered by an award or that amounts equal to the amount of any dividends declared with respect to the number of shares covered by an award (i)  will be deferred and deemed to be reinvested or (ii) will otherwise be credited to the award holder;

(f)        to determine whether, to what extent, and under what circumstances Common Stock and other amounts payable with respect to an award will be deferred either automatically or at the election of an award holder, including providing for and determining the amount (if any) of deemed earnings on any deferred amount during any deferral period;

(g)       subject to Section 14 of the Plan, to amend the terms of any award, prospectively or retroactively; provided, however, that no amendment shall impair the rights of the award holder without his or her written consent;

(h)       subject to Section 14 of the Plan, after considering any accounting impact to the Company and only upon the death, disability, or retirement of an Optionee, to substitute new Stock Options for previously granted Stock Options, or for options granted under other plans or agreements;

(i)         to determine, pursuant to a formula or otherwise, the Fair Market Value of the Common Stock on a given date;

(j)         to adopt one or more sub-plans, consistent with the Plan, containing such provisions as may be necessary or desirable to enable awards under the Plan to comply with the laws of other jurisdictions and/or qualify for preferred tax treatment under such laws; in carrying out this authority, the Committee, in its sole discretion, shall have the power and authority to:

(i)        Determine which Subsidiaries shall be covered by this Plan or a sub-plan;

(ii)       Determine which Employees, Non-Employee Directors and/or Third Party Service Providers outside the United States of America are eligible to participate in this Plan or any sub-plan’

(iii)      Modify the terms and conditions of any award granted to Employees, Non-Employee Directors and/or Third Party Service Providers outside the United States of America to comply with applicable foreign laws;

(iv)       Establish sub-plans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable;

(v)        Take any action, before or after an award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals; and,

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(vi)       Notwithstanding the above, the Committee may not take any actions hereunder, and no awards shall be granted, that would violate applicable law.

(l)           to delegate such administrative duties as it may deem advisable to one or more of its members or to one or more Employees or agents; and,

(m)        to delegate to one or more of the Company’s senior executives the abilities to: (1) designate Employees to be recipients of Awards, but not Employees subject to Section 16 of the Securities and exchange Act of 1934, and (2) determine the size, including, but not limited to, by formula or otherwise, of any such Awards; provided, however, that the resolution delegating such power shall specify the total number of shares of Common Stock or Awards such Employee(s) may grant, and the Employee(s) periodically report to the Committee regarding the nature and scope of the shares of Common Stock or Awards granted pursuant to the authority delegated.

3.3           The Committee shall have the right to designate awards as “Performance Awards.” The grant or vesting of a Performance Award shall be subject to the achievement of performance objectives established by the Committee based on one or more performance criteria, including, but not limited to, the following criteria, in each case applied to the Company on a consolidated basis and/or to a business unit and which the Committee may use as an absolute measure, as a measure of improvement relative to prior performance, or as a measure of comparable performance relative to a peer group of companies: sales, operating profits, operating profits before taxes, operating profits before interest expense and taxes, net earnings, earnings per share, return on equity, return on assets, return on invested capital, total shareholder return, cash flow, debt to equity ratio, market share, stock price, economic value added, and market value added.

3.4           All determinations and interpretations made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and award holders. Determinations by the Committee under the Plan relating to the form, amount, and terms and conditions of awards need not be uniform, and may be made selectively among persons who receive or are eligible to receive awards under the Plan, whether or not such persons are similarly situated.

3.5           The Committee shall act by a majority of its members at a meeting (present in person or by conference telephone) or by majority written consent.

3.6           No member of the Board or the Committee, nor any officer or Employee of the Company or its Subsidiaries acting on behalf of the Board or the Committee, shall be personally liable for any action, determination or interpretation taken or made with respect to the Plan or any award hereunder. The Company shall indemnify all members of the Board and the Committee and all such officers and Employees acting on their behalf, to the extent permitted by law, from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act, or omission to act, in connection with the performance of such persons’ duties, responsibilities and obligations under the Plan.

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SECTION 4.               Stock Subject to Plan

4.1           Subject to adjustment as provided in Section 4.4, on and after the Effective Date, the aggregate number of shares of Common Stock that may be issued under the Plan shall be 3,000,000 plus any shares of Common Stock subject to outstanding awards under the Prior Plan as of the Effective Date that are forfeited or settled for cash (together, the “Share Authorization”). Such shares may consist of authorized but unissued shares or shares that have been issued and reacquired by the Company. The exercise of a Stock Appreciation Right for cash or the payment of any award in cash shall not count against this share limit.

4.2           To the extent a Stock Option is surrendered for cash or terminates without having been exercised, or an award terminates without the holder having received payment of the award, or shares awarded are forfeited, the shares subject to such award shall again be available for distribution in connection with future awards under the Plan. Shares of Common Stock equal in number to the shares surrendered in payment of the option price, and shares of Common Stock which are withheld in order to satisfy federal, state or local tax liability, up to the applicable minimum statutory tax rate(s), shall not count against the Share Authorization set forth in Section 4.1. To the extent a Share of Common Stock that was counted toward the Five Percent Carve-Out detailed in Section 6 is added back to the Share Authorization in accordance with this Section 4.2, then such Share of Common Stock shall also be added back to and be available for grant pursuant to the Five Percent Carve-Out once again.

4.3           The maximum number of shares of Common Stock that may be issued pursuant to ISOs granted under this Plan shall be 3,000,000 shares of Common Stock, subject to adjustment as provided in Section 4.4.

4.4           In the event of any merger, reorganization, consolidation, sale of substantially all assets, recapitalization, stock dividend, stock split, spin-off, split-up, split-off, distribution of assets or other change in corporate structure affecting the Common Stock such that an adjustment is determined by the Board in its discretion to be appropriate, after considering any accounting impact to the Company, in order to prevent dilution or enlargement of benefits under the Plan, then the Board shall, in such a manner as it may in its discretion deem equitable, adjust any or all of (i) the aggregate number and kind of shares reserved for issuance under the Plan, and (ii) the number and kind of shares as to which awards may be granted to any individual in any fiscal year. In the event of any merger, reorganization, consolidation, sale of substantially all assets, recapitalization, stock dividend, stock split, spin-off, split-up, split-off, distribution of assets or other change in corporate structure affecting the Common Stock subject to an outstanding award, the number and kind of shares of Common Stock or other securities which are subject to this Plan or subject to any awards theretofore granted, and the exercise prices, shall be appropriately and equitably adjusted by the Board so as to maintain the proportionate number of shares or other securities without changing the aggregate exercise price, if any.

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In addition, upon the dissolution or liquidation of the Company or upon any reorganization, merger, or consolidation as a result of which the Company is not the surviving corporation (or survives as a wholly-owned subsidiary of another corporation), or upon a sale of substantially all the assets of the Company, the Board may, after considering any accounting impact to the Company, take such action as it in its discretion deems appropriate to (i) accelerate the time when awards vest and/or may be exercised and/or may be paid, (ii) cash out outstanding Stock Options and/or other awards at or immediately prior to the date of such event, (iii) provide for the assumption of outstanding Stock Options or other awards by surviving, successor or transferee corporations, (iv) provide that in lieu of shares of Common Stock of Company, the award recipient shall be entitled to receive the consideration he would have received in such transaction in exchange for such shares of Common Stock (or the Fair Market Value thereof in cash), and/or (v) provide that Stock Options shall be exercisable for a period of at least 10 business days from the date of receipt of a notice from the Company of such proposed event, following the expiration of which period any unexercised Stock Options shall terminate.

The Board’s determination as to which adjustments shall be made under this Section 4.4 and the extent thereof shall be final, binding and conclusive.

4.5           No fractional shares shall be issued or delivered under the Plan. The Committee shall determine whether the value of fractional shares shall be paid in cash or other property, or whether such fractional shares and any rights thereto shall be cancelled without payment.

SECTION 5.               Eligibility and Plan Participation

5.1           The persons who are eligible for awards under Sections 7, 8, 9, 10, 11 and 12 of the Plan are Employees, officers, directors of, and Third Party Service Providers to the Company or any Subsidiary of the Company. In addition, awards under such Sections may be granted to prospective Employees, officers, or directors but such awards shall not become effective until the recipient’s commencement of employment or service with the Company or a Subsidiary. Incentive Options may be granted only to Employees and prospective Employees. Award recipients under the Plan shall be approved from time to time by the Committee, in its sole discretion, from among those eligible.

5.2           Non-Employee Directors shall be granted awards under Section 15 in addition to any awards which may be granted to them under other Sections of the Plan.

SECTION 6.               Minimum Vesting

Except with respect to a maximum of five percent (5%) of the Share Authorization (“Five Percent Carve-Out”), all awards that are to be settled by the issuance of shares of Common Stock shall provide for a vesting period of at least twelve (12) months. Notwithstanding the foregoing, the Committee may permit the acceleration of vesting of an award that is to be settled by the issuance of shares of Common Stock in the event of death, disability, retirement, Change in Control, or a reduction in force.

SECTION 7.               Stock Options

7.1           The Stock Options awarded to eligible persons under the Plan may be of two types: (i) Incentive Options and (ii) Non-Qualified Options. To the extent that any Stock Option granted to an Employee does not qualify as an Incentive Option, it shall constitute a Non-Qualified Option. All Stock Options awarded to persons who are not Employees shall be Non-Qualified Options.

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7.2           Subject to the following provisions, Stock Options awarded under Section 7 of the Plan shall be in such form and shall have such terms and conditions as the Committee may determine.

(a)          Option Price. The option price per share of Common Stock purchasable under a Stock Option shall be determined by the Committee and may not be less than the Fair Market Value of the Common Stock on the date of the award of the Stock Option (or, with respect to awards to prospective Employees, on the first date of employment).

(b)          Option Term. The term of each Stock Option shall be fixed by the Committee; provided, however, that the term shall not be greater than ten (10) years.

(c)          Exercisability. Stock Options shall be exercisable and shall vest at such time or times and subject to such terms and conditions as shall be determined by the Committee. The Committee may impose different schedules for exercisability and vesting. After considering any accounting impact to the Company and only upon the death, disability, or retirement of an Optionee, the Committee may waive any exercise or vesting provisions or accelerate the exercisability or vesting of the Stock Option at any time in whole or in part.

(d)          Method of Exercise. Stock Options may be exercised in whole or in part at any time during the Option Period by giving the Company notice of exercise in the form approved by the Committee (which may be written or electronic) specifying the number of whole shares to be purchased, accompanied by payment of the aggregate option price for such shares. Payment of the option price shall be made in such manner as the Committee may provide in the award, which may include (i) cash (including cash equivalents), (ii) delivery (either by actual delivery of the shares or by providing an affidavit affirming ownership of the shares) of shares of Common Stock already owned by the Optionee for at least six months, (iii) broker-assisted “cashless exercise” in which the Optionee delivers a notice of exercise together with irrevocable instructions to a broker acceptable to the Company to sell shares of Common Stock (or a sufficient portion of such shares) acquired upon exercise of the Stock Option and remit to the Company a sufficient portion of the sale proceeds to pay the total option price and any withholding tax obligation resulting from such exercise, (iv) any other manner permitted by law, or (v) any combination of the foregoing.

(e)          No Shareholder Rights. An Optionee shall have no rights to dividends or other rights of a shareholder with respect to shares subject to a Stock Option until the Optionee has duly exercised the Stock Option and a certificate for such shares has been duly issued (or the Optionee has otherwise been duly recorded as the owner of the shares on the books of the Company).

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(f)           Termination of Employment or Relationship. Following the termination of an Optionee’s employment or other Relationship with the Company or its Subsidiaries, the Stock Option shall be exercisable to the extent determined by the Committee. The Committee may provide different post-termination exercise provisions which may vary based on the nature of and reason for the termination. The Committee may provide that, notwithstanding the option term fixed pursuant to Section 7.2(b), a Non-Qualified Option which is outstanding on the date of an Optionee’s death shall remain outstanding for an additional period after the date of such death. The Committee shall have absolute discretion to determine the date and circumstances of any termination of employment or other Relationship.

(g)          Non-transferability. Unless otherwise provided by the Committee, (i) Stock Options shall not be transferable by the Optionee other than by will or by the laws of descent and distribution, and (ii) during the Optionee’s lifetime, all Stock Options shall be exercisable only by such Optionee. The Committee, in its sole discretion, may permit Stock Options to be transferred to such other transferees and on such terms and conditions as may be determined by the Committee; provided, however, no Stock Option may be transferred for value (as defined in the General Instructions to Form S-8).

(h)          Surrender Rights. The Committee may, after considering any accounting impact to the Company, provide that Stock Options may be surrendered for cash upon any terms and conditions set by the Committee.

7.3           Notwithstanding the provisions of Section 7.2, Incentive Options shall be subject to the following additional restrictions:

(a)          Option Term. No Incentive Option shall be exercisable more than ten years after the date such Incentive Stock Option is awarded.

(b)          Additional Limitations for 10% Shareholders. No Incentive Option granted to an Employee who owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its parent or subsidiary corporations, as defined in Section 424 of the Code, shall (i) have an option price which is less than 110% of the Fair Market Value of the Common Stock on the date of award of the Incentive Option or (ii) be exercisable more than five years after the date such Incentive Option is awarded.

(c)          Exercisability. The aggregate Fair Market Value (determined as of the time the Incentive Option is granted) of the shares with respect to which Incentive Options (granted under the Plan and any other plans of the Company, its parent corporation or subsidiary corporations, as defined in Section 424 of the Code) are exercisable for the first time by an Optionee in any calendar year shall not exceed $100,000.

(d)          Notice of Disqualifying Disposition. An Optionee’s right to exercise an Incentive Option shall be subject to the Optionee’s agreement to notify the Company of any “disqualifying disposition” (for purposes of Section 422 of the Code) of the shares acquired upon such exercise.

(e)          Non-transferability. Incentive Options shall not be transferable by the Optionee, other than by will or by the laws of descent and distribution. During the Optionee’s lifetime, all Incentive Options shall be exercisable only by such Optionee.

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(f)          Last Grant Date. No Incentive Option shall be granted more than ten years after the earlier of the date of adoption of the Plan by the Board or approval of the Plan by the Company’s shareholders.

The Committee may, with the consent of the Optionee, amend an Incentive Option in a manner that would cause loss of Incentive Option status, provided the Stock Option as so amended satisfies the requirements of Section 7.2.

7.4           In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Committee may grant Stock Options in substitution for any options or other stock awards or stock-based awards granted by such entity or an affiliate thereof. Such substitute Stock Options may be granted on such terms as the Committee deems appropriate in the circumstances, notwithstanding any limitations on Stock Options contained in other provisions of this Section 7.

SECTION 8.               Stock Appreciation Rights

8.1           A Stock Appreciation Right shall entitle the holder thereof to receive, for each share as to which the award is granted, payment of an amount, in cash, shares of Common Stock, or a combination thereof, as determined by the Committee, equal in value to the excess of the Fair Market Value of a share of Common Stock on the date of exercise over the Fair Market Value of a share of Common Stock on the day such Stock Appreciation Right was granted. The grant shall specify the number of shares of Common Stock as to which the Stock Appreciation Right is granted. Any such award shall be in such form and shall have such terms and conditions as the Committee may determine; provided, however, that the maximum term for a Stock Appreciation Right shall be ten (10) years from the date of grant.

8.2           The Committee may provide that a Stock Appreciation Right may be exercised only within the 60-day period following occurrence of a Change in Control (as defined in Section 17.3) (such Stock Appreciation Right being referred to herein as a “Limited Stock Appreciation Right”). The Committee may also provide that in the event of a Change in Control the amount to be paid upon exercise of a Stock Appreciation Right shall be based on the Change in Control Price (as defined in Section 17.4).

8.3           After considering any accounting impact to the Company and only upon the death, disability, or retirement of an Optionee, the Committee may waive any exercise or vesting provisions or accelerate the exercisability or vesting of a Stock Appreciation Right at any time in whole or in part.

SECTION 9.               Restricted Stock and Restricted Stock Units

Subject to the following provisions, all awards of Restricted Stock and Restricted Stock Units shall be in such form and shall have such terms and conditions as the Committee may determine:

(a)          A Restricted Stock award shall specify the number of shares of Restricted Stock to be awarded, the price, if any, to be paid by the recipient of the Restricted Stock and the date or dates on which, or the conditions upon the satisfaction of which, the Restricted Stock will vest. The grant and/or the vesting of Restricted Stock may be conditioned upon the completion of a specified period of service with the Company and/or its Subsidiaries, upon the attainment of specified performance objectives, or upon such other criteria as the Committee may determine.

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(b)          A Restricted Stock Unit award shall specify the number of shares of Common Stock to be paid out upon or after vesting, the price, if any, to be paid by the recipient of the Restricted Stock Unit and the date or dates on which, or the conditions upon the satisfaction of which, the Restricted Stock Unit will vest. The grant and/or vesting of a Restricted Stock Unit may be conditioned upon the completion of a specified period of service with the Company and/or its Subsidiaries, upon the attainment of specified performance objectives, or upon such other criteria as the Committee may determine.

(b)          Stock certificates representing the Restricted Stock awarded under the Plan shall be registered in the award holder’s name, but the Committee may direct that such certificates be held by the Company on behalf of the award holder. Except as may be permitted by the Committee, no share of Restricted Stock may be sold, transferred, assigned, pledged or otherwise encumbered by the award holder until such share has vested in accordance with the terms of the Restricted Stock award. At the time Restricted Stock vests, a certificate for such vested shares shall be delivered to the award holder (or his or her designated beneficiary in the event of death), free of all restrictions.

(c)          Restricted Stock Units shall be paid in shares of Common Stock, cash, or a combination of cash and shares of Common Stock as the Committee in its sole discretion shall determine. If to be paid in shares of Common Stock, then such shares shall be paid out to the award holder as specified in the Restricted Stock Unit award agreement. Until such shares are paid out, the award holder shall have no right or authority to such shares of Common Stock nor the ability to vote the shares of Common Stock that may ultimately be paid out under such Restricted Stock Unit.

(d)          The Committee may provide that the award holder shall have the right to vote and/or receive dividends on Restricted Stock. The Committee may provide that the award holder shall have the right to receive dividend equivalents on Restricted Stock Units. Unless the Committee provides otherwise, Common Stock received as a dividend on, or in connection with a stock split of, Restricted Stock shall be subject to the same restrictions as the Restricted Stock.

(e)       Except as may be provided by the Committee, in the event of an award holder’s termination of employment or other Relationship before all of his or her Restricted Stock or Restricted Stock Unit has vested, or in the event any conditions to the vesting of Restricted Stock or Restricted Stock Unit have not been satisfied prior to any deadline for the satisfaction of such conditions set forth in the award, the shares of Restricted Stock or Restricted Stock Unit which have not vested shall be forfeited, and the Committee may provide that (i) any purchase price paid by the award holder shall be returned to the award holder or (ii) a cash payment equal to the Restricted Stock’s or Restricted Stock Unit’s Fair Market Value on the date of forfeiture, if lower, shall be paid to the award holder.

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(f)           Upon the death, disability, or retirement of a Restricted Stock or Restricted Stock Unit holder, the Committee may waive, in whole or in part, any or all of the conditions to receipt of, or restrictions with respect to, any or all of the award holder’s Restricted Stock or Restricted Stock Units.

SECTION 10.               Performance-Based Awards

10.1        Subject to the terms and provisions of the Plan, the Committee may grant Performance Awards, including in the form of Performance Shares, Performance Share Units and/or Performance Units, to eligible individuals in such amounts and upon such terms as the Committee shall determine.

10.2        Each Performance Share and each Performance Share Unit shall have an initial value equal to the Fair Market Value of a share of Common Stock on the date of award. Each Performance Unit shall have an initial value that is established by the Committee at the time of award. The Committee shall set performance goal(s) in its discretion, which, depending on the extent to which they are met, will determine the value and/or number of Performance Shares, Performance Share Units and/or Performance Units that will be paid out to the award holder.

10.3        Subject to the terms of this Plan, after the applicable performance period has ended, the holder of Performance Awards, Performance Shares, Performance Share Units and/or Performance Units shall be entitled to receive a payout on the value and number of Performance Awards, Performance Shares, Performance Share Units and/or Performance Units earned by the award holder over the performance period, to be determined as a function of the extent to which the corresponding performance goal(s) have been achieved.

10.4        Payment of earned Performance Awards, Performance Shares, Performance Share Units and/or Performance Units shall be as determined by the Committee and as evidenced in the award agreement.

SECTION 11.               Other Stock-Based Awards

11.1        The Committee may grant eligible individuals other types of equity-based or equity-related awards not otherwise described by the terms of the Plan (including the grant or offer for sale of unrestricted shares of Common Stock) in such amounts and subject to such terms and conditions, as the Committee shall determine (“Other Stock-Based Awards”). Such Other Stock-Based Awards may involve the transfer of actual shares of Common Stock to award holders, or payment in cash or otherwise of amounts based on the value of shares of Common Stock and may include, without limitation, awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States of America.

11.2         Each Other Stock-Based Award shall be expressed in terms of shares of Common Stock or units based on shares of Common Stock, as determined by the Committee. The Committee may establish one or more performance goals in its discretion, upon which vesting or payment of the Other Stock-Based Award shall depend. If the Committee establishes one or more performance goals for an Other Stock-Based Award, the number and/or value of the Other Stock-Based Award that will be paid out to the award holder will depend on the extent to which any performance goals have been achieved.

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11.3        Payment, if any, with respect to an Other Stock-Based Award shall be made in accordance with the terms of the award, in cash or shares of Common Stock as the Committee determines. The Company may pay earned Other Stock-Based Awards in the form of cash or in shares of Common Stock (or in any combination thereof) equal to the value of the earned award at the close of the applicable performance period, if any, but no later than the fifteenth (15th) day of the third month after the year in which the performance period ended, the award vests (unless a valid deferral election has been made), or the date the payment was otherwise scheduled to be made.

SECTION 12.                Cash-Based Awards

12.1        The Committee may grant eligible individuals Cash-Based Awards in such amounts and subject to such terms and conditions, as the Committee shall determine.

12.2         Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee. The Committee may establish one or more performance goals in its discretion, upon which vesting or payment of the Cash-Based Award shall depend. If the Committee establishes one or more performance goals for a Cash-Based Award, the value that will be paid out to the award holder will depend on the extent to which any performance goals have been achieved.

12.3        Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the award, in cash or shares of Common Stock as the Committee determines. The Company may pay earned Cash-Based Awards in the form of cash or in shares of Common Stock (or in any combination thereof) equal to the value of the earned award at the close of the applicable performance period, if any, but no later than the fifteenth (15th) day of the third month after the year in which the performance period ended, the award vests (unless a valid deferral election has been made), or the date the payment was otherwise scheduled to be made.

SECTION 13.                Dividends and Dividend Equivalents

Any award holder selected by the Committee may be granted dividend equivalents based on the dividends declared on shares of Common Stock that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the award is granted and the date the award is exercised, vests or expires, as determined by the Committee. Such dividend equivalents shall be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Committee. Notwithstanding the foregoing, dividend equivalents shall accrue and only be paid out to the extent an award vests. Under no circumstances may dividends or dividend equivalents be granted with respect to a Stock Option or Stock Appreciation Right.

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SECTION 14.               Repricing Prohibition

Except as provided in Section 4.4 of the Plan, without the prior approval of the Company's shareholders, (a) the exercise price of any Stock Option or the grant price of any Stock Appreciation Right shall not be reduced following the date of its grant, (b) no Stock Option or Stock Appreciation Right may be cancelled and replaced with a new Stock Option or Stock Appreciation Right with a lower exercise price or grant price where the economic effect would be the same as reducing the exercise price or grant price of the cancelled Option or Stock Appreciation Right, and (c) no cash payment may be made in substitution for or upon cancellation of a Stock Option or Stock Appreciation Right previously granted if the exercise price or grant price is more than the Fair Market Value of a share of Common Stock.

SECTION 15.               Non-Employee Director Awards

15.1         The Board shall have the discretion to determine the number and types of awards to be granted to Non-Employee Directors and the terms of such awards, including but not limited to the exercisability and the effect of a director's termination of service.

15.2         The maximum number of shares of Common Stock subject to awards granted under the Plan during any one fiscal year to any one Non-Employee Director, taken together with any cash fees paid or shares of Common Stock otherwise granted by the Company to such Non-Employee Director during such fiscal year for service as a non-employee director, will not exceed the following in total value (calculating the value of any such awards based on the grant date fair value of such awards for financial reporting purposes): (i) seven hundred fifty thousand dollars ($750,000) for each Non-Employee Director, and (ii) an additional seven hundred fifty thousand dollars ($750,000) for the Non-Employee Director designated as independent chairman of the board or as lead independent director, in each such case including the value of any awards in shares of Common Stock that are received in lieu of all or a portion of any annual board chair, committee chair, or lead independent director cash retainers or similar cash-based payments and excluding, for this purpose, the value of any dividend equivalent payments paid pursuant to any awards granted in a previous year.

SECTION 16.               Tax Withholding

16.1         Each award holder shall, no later than the date as of which an amount with respect to an award first becomes includible in such person’s gross income for applicable tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any federal, state, local or other taxes of any kind required by law to be withheld with respect to the award. The obligations of the Company under the Plan shall be conditional on such payment or arrangements. The Company (and, where applicable, its Subsidiaries), shall, to the extent permitted by law, have the right to deduct the amount of any required tax withholdings from any such taxes from any payment of any kind otherwise due to the award holder.

16.2         To the extent permitted by the Committee, and subject to such terms and conditions as the Committee may provide, an Employee may elect to have the amount of any required tax withholdings with respect to any awards hereunder, satisfied by (i) having the Company withhold shares of Common Stock otherwise deliverable to such person with respect to the award or (ii) delivering to the Company shares of unrestricted Common Stock already owned by the Employee for at least six months. Alternatively, the Committee may require that a portion of the shares of Common Stock otherwise deliverable be applied to satisfy the withholding tax obligations with respect to the award. In no event will the fair market value of the Common Stock to be withheld and delivered pursuant to this Section 16 exceed the minimum amount required to be withheld, unless (i) an additional amount can be withheld and not result in adverse accounting consequences and (ii) such additional withholding amount is authorized by the Committee.

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SECTION 17.               Change in Control

17.1         In the event of a Change in Control, unless otherwise determined by the Committee as provided in Section 17.2:

(a)          all outstanding Stock Options and all outstanding Stock Appreciation Rights (including Limited Stock Appreciation Rights) awarded under the Plan shall become fully exercisable and vested;

(b)          the restrictions and vesting conditions applicable to any other outstanding awards under the Plan that are not Performance Awards shall lapse and such shares and awards shall be deemed fully vested;

(c)          the restrictions and vesting conditions applicable to any Performance Awards under the Plan shall lapse and deemed satisfied based on the greater of the target or actual level of performance achieved as of the date of the Change in Control with respect to any performance goals established for such Performance Awards and such Performance Awards be deemed fully vested;

(d)          the Committee may, in its sole discretion, accelerate the payment date of any awards; and

(e)          to the extent the cash payment of any award is based on the Fair Market Value of Common Stock, such Fair Market Value shall be the Change in Control Price.

17.2         Notwithstanding Section 17.1, no cancellation, termination, acceleration of exercisability or vesting, lapse of any restrict period or settlement or other payment shall occur with respect to any outstanding award, if the Committee (as constituted immediately prior to the consummation of the transaction constituting the Change in Control) reasonably determines, in good faith, prior to the Change in Control that such outstanding awards shall be honored or assumed, or new rights substituted therefore (each such honored, assumed or substituted award being referred to as an “Alternative Award”) by the New Employer, provided that any Alternative Award must:

(a)          be based on shares of common stock that are traded on an established U.S. securities market;

(b)          provide the award holder with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such award, including, but not limited to, an identical or better exercise or vesting schedule and identical or better timing and methods of payment;

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(c)          have substantially equivalent economic value to such award (determined at the time of the Change in Control); and

(d)          have terms and conditions which provide that in the event that the award holder suffers an involuntary termination other than for Cause or terminates employment for Good Reason within two (2) years following the Change in Control any conditions on the award holder’s rights under, or any restrictions on transfer or exercisability applicable to, each such award held by the award holder shall be waived or shall lapse, as the case may be.

17.3         A “Change in Control” shall be deemed to occur on:

(a)          the date that any person, corporation, partnership, syndicate, trust, estate or other group acting with a view to the acquisition, holding or disposition of securities of the Company, becomes, directly or. indirectly, the beneficial owner, as defined in Rule 13d-3 under the Securities Exchange Act of 1934 ("Beneficial Owner"), of securities of the Company representing 35% or more of the voting power of all securities of the Company having the right under ordinary circumstances to vote at an election of the Board ("Voting Securities"), other than by reason of (1) the acquisition of securities of the Company by the Company or any of its Subsidiaries or any employee benefit plan of the Company or any of its Subsidiaries, or (2) the acquisition of securities of the Company directly from the Company;

(b)          the consummation of a merger or consolidation of the Company with another corporation unless:

(i)       the shareholders of the Company, immediately prior to the merger or consolidation, beneficially own, immediately after the merger or consolidation, shares entitling such shareholders to 50% or more of the voting power of all securities of the corporation surviving the merger or consolidation having the right under ordinary circumstances to vote at an election of directors in substantially the same proportions as their ownership, immediately prior to such merger or consolidation, of Voting Securities of the Company;

(ii)       no person, corporation, partnership, syndicate, trust, estate or other group beneficially owns, directly or indirectly, 35% or more of the voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation except to the extent that such ownership existed prior to such merger or consolidation; and

(iii)       the members of the Company's Board, immediately prior to the merger or consolidation, constitute, immediately after the merger or consolidation, a majority of the board of directors of the corporation issuing cash or securities in the merger;

(c)          the date on which a majority of the members of the Board consist of persons other than current directors (which term shall mean any member of the Board on the date hereof and any member whose nomination or election has been approved by a majority of current directors then on the Board);

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(d)          the consummation of a sale or other disposition of all or substantially all of the assets of the Company; or

(e)          the date of approval of the shareholders of the Company of a plan of complete liquidation of the Company.

17.4         “Change in Control Price” means the highest price per share of Common Stock paid in any transaction reported on any national market or securities exchange where the Common Stock is traded, or paid or offered in any transaction related to a Change in Control at any time during the 90-day period ending with the Change in Control. Notwithstanding the foregoing sentence, in the case of Stock Appreciation Rights granted in tandem with Incentive Options, the Change in Control Price shall be the highest price paid on the date on which the Stock Appreciation Right is exercised.

SECTION 18.               General Provisions

18.1         Each award under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (i) the listing, registration or qualification of the Common Stock subject or related thereto upon any securities exchange or market or under any state or federal law, or (ii) the consent or approval of any government regulatory body or (iii) an agreement by the recipient of an award with respect to the disposition of Common Stock, is necessary or desirable in order to satisfy any legal requirements, or (iv) the issuance, sale or delivery of any shares of Common Stock is or may in the circumstances be unlawful under the laws or regulations of any applicable jurisdiction, the right to exercise such Stock Option shall be suspended, such award shall not be granted and such shares will not be issued, sold or delivered, in whole or in part, unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee, and the Committee determines that the issuance, sale or delivery of the shares is lawful. The application of this Section shall not extend the term of any Stock Option or other award. The Company shall have no obligation to effect any registration or qualification of the Common Stock under federal or state laws or to compensate the award holder for any loss caused by the implementation of this Section 18.1.

18.2         The Committee may provide, at the time of grant or by amendment with the award holder’s consent, that an award and/or Common Stock acquired under the Plan shall be forfeited, including after exercise or vesting, if within a specified period of time the award holder engages in any of the conduct described below (“Disqualifying Conduct”). Disqualifying Conduct shall mean (i) the award holder’s performance of service for a competitor of the Company and/or its Subsidiaries, including service as an employee, director, or consultant, or the establishing by the award holder of a business which competes with the Company and/or its Subsidiaries, (ii) the award holder’s solicitation of employees or customers of the Company and/or its Subsidiaries (iii) the award holder’s improper use or disclosure of confidential information of the Company and/or its Subsidiaries or (iv) violation of a material provision of the Company’s Global Code of Conduct (including, without limitation, the Anti-Harassment Provision) by the award holder, as determined by the Committee. Furthermore, to the extent applicable to an award holder, awards under this Plan shall be subject to the Company’s Executive Compensation Clawback Policy, as in effect from time to time.

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18.3         Nothing set forth in this Plan shall prevent the Board from adopting other or additional compensation arrangements.

18.4         Nothing in the Plan nor in any award hereunder shall confer upon any award holder any right to continuation of his or her employment by or other Relationship with the Company or its Subsidiaries, or interfere in any way with the rights of any such company to terminate such employment or other Relationship.

18.5         Neither the Plan nor any award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or Subsidiary and an award recipient, and no award recipient will, by participation in the Plan, acquire any right in any specific Company property, including any property the Company may set aside in connection with the Plan. To the extent that any award recipient acquires a right to receive payments from the Company or any Subsidiary pursuant to an award, such right shall not be greater than the right of an unsecured general creditor of the Company or its Subsidiaries.

18.6         Nothing in the Plan shall be construed to limit the right of the Company to establish other plans or to pay compensation to its employees, in cash or property, in a manner which is not expressly authorized under the Plan.

18.7         The Plan and all awards hereunder shall be governed by the laws of the State of Indiana without giving effect to conflict of laws principles.

18.8         Notwithstanding anything in this Plan or the terms and conditions of any award to the contrary, nothing in this Plan or in any award terms and conditions prevents a Plan participant from providing, without prior notice to the Company, information to governmental authorities regarding possible legal violations or otherwise testifying or participating in any investigation or proceeding by any governmental authorities regarding possible legal violations, and for purpose of clarity a Plan participant is not prohibited from providing information voluntarily to the Securities and Exchange Commission pursuant to Section 21F of the Securities Exchange Act of 1934.

SECTION 19.               Compliance with Section 409A of the Code.

19.1        To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Plan participants. This Plan and any grants made hereunder will be administered in a manner consistent with this intent. Any reference in this Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such section by the U.S. Department of the Treasury or the Internal Revenue Service.

19.2         Neither a Plan participant nor any of a Plan participant’s creditors or beneficiaries will have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under this Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a Plan participant or for a Plan participant’s benefit under this Plan and grants hereunder may not be reduced by, or offset against, any amount owed by a Plan participant to the Company or any of its Subsidiaries.

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19.3         If, at the time of a Plan participant’s separation from service (within the meaning of Section 409A of the Code), (i) the Plan participant will be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company makes a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company will not pay such amount on the otherwise scheduled payment date but will instead pay it, without interest, on the tenth business day of the seventh month after such separation from service.

19.4         Solely with respect to any award that constitutes nonqualified deferred compensation subject to Section 409A of the Code and that is payable on account of a Change in Control (including any installments or stream of payments that are accelerated on account of a Change in Control), a Change in Control shall occur only if such event also constitutes a “change in the ownership,” “change in effective control,” and/or a “change in the ownership of a substantial portion of assets” of the Company as those terms are defined under Treasury Regulation §1.409A-3(i)(5), but only to the extent necessary to establish a time and form of payment that complies with Section 409A of the Code, without altering the definition of Change in Control for any purpose in respect of such award.

19.5         Notwithstanding any provision of this Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to this Plan and grants hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Plan participant will be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Plan participant or for a Plan participant’s account in connection with this Plan and grants hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its affiliates will have any obligation to indemnify or otherwise hold a Plan participant harmless from any or all of such taxes or penalties.

SECTION 20.               Amendments and Termination

20.1         The Plan shall be of a ten (10) year duration. The Board may discontinue the Plan at any time and may amend it from time to time. No amendment or discontinuation of the Plan shall adversely affect any award previously granted without the award holder’s written consent. Amendments may be made without shareholder approval except as required to satisfy applicable laws or regulations or the requirements of any stock exchange or market on which the Common Stock is listed or traded.

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20.2         The Committee may amend the terms of any award prospectively or retroactively; provided, however, that no amendment shall impair the rights of the award holder without his or her written consent.

SECTION 21.  Share-Based Awards in Substitution for Awards Granted by Another Company.

Notwithstanding anything in this Plan to the contrary:

21.1         Awards may be granted under this Plan in substitution for or in conversion of, or in connection with an assumption of, stock options, stock appreciation rights, restricted stock, restricted stock units or other share or share-based awards held by awardees of an entity engaging in a corporate transaction, including acquisition or merger transactions, with the Company or any Subsidiary. Any conversion, substitution or assumption will be effective as of the close of the transaction, and, to the extent applicable, will be conducted in a manner that complies with Section 409A of the Code. The awards so granted may reflect the original terms of the awards being assumed or substituted or converted for and need not comply with other specific terms of this Plan, and may account for Common Stock substituted for the securities covered by the original awards and the number of shares subject to the original awards, as well as any exercise or purchase prices applicable to the original awards, adjusted to account for differences in stock prices in connection with the transaction.

21.2         In the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary merges has shares available under a pre-existing plan previously approved by shareholders and not adopted in contemplation of such acquisition or merger, the shares available for grant pursuant to the terms of such plan (as adjusted, to the extent appropriate, to reflect such acquisition or merger) may be used for awards made after such acquisition or merger under this Plan; provided, however, that awards using such available shares may not be made after the date awards or grants could have been made under the terms of the pre-existing plan absent the acquisition or merger, and may only be made to individuals who were not employees or directors of the Company or any Subsidiary prior to such acquisition or merger.

21.3         Any Common Stock that is issued or transferred by, or that is subject to any awards that are granted by, or become obligations of, the Company under Sections 21.1 or 21.2 of this Plan will not reduce the shares of Common Stock available for issuance or transfer under this Plan or otherwise count against the limits contained in Section 4 of this Plan, except as otherwise provided in this Plan. In addition, no shares of Common Stock subject to an award that is granted by, or becomes an obligation of, the Company under Sections 21.1 or 21.2 of this Plan, will be added to the aggregate limit or Share Authorization contained in Section 4 of this Plan.

SECTION 22.       Effective Date of Plan

The Plan is effective March 10, 2021.

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VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/HRC2021 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.HILL-ROM HOLDINGS, INC. 130 EAST RANDOLPH STREET SUITE 1000 CHICAGO, IL 60601 D29997-P46617 For All Withhold All For All Except HILL-ROM HOLDINGS, INC. To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR the following: ! ! ! 1. Election of Directors Nominees: 01) William G. Dempsey 02) John P. Groetelaars 03) Gary L. Ellis 04) Stacy Enxing Seng 05) Mary Garrett 06) James R. Giertz 07) William H. Kucheman 08) Gregory J. Moore 09) Felicia F. Norwood 10) Nancy M. Schlichting The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For Against Abstain ! ! ! 2. To approve, on an advisory basis, the compensation of Hill-Rom Holdings, Inc.'s named executive officers. ! ! ! 3. To ratify the appointment of PricewaterhouseCoopers LLP as Hill-Rom Holdings, Inc.'s independent registered public accounting firm for fiscal year 2021. ! ! ! 4. To approve the 2021 Hill-Rom Holdings, Inc. Stock Incentive Plan. NOTE: Such other items of business as may properly be brought before the meeting and any postponement or adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Combined Document is available at www.proxyvote.com.D29998-P46617 PROXYThis proxy is solicited by the Board of Directors The undersigned hereby appoints William G. Dempsey and John P. Groetelaars, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Hill-Rom Holdings, Inc. Common Stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of Hill-Rom Holdings, Inc. to be held on March 10, 2021, and any postponement or adjournment thereof, with all powers which the undersigned would possess if present at the Annual Meeting of Shareholders.THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO SUCH DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1, AND FOR PROPOSALS 2, 3 AND 4, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF SHAREHOLDERS AND ANY POSTPONEMENT OR ADJOURNMENT THEREOF. Continued and to be signed on reverse side

*** Exercise Your Right to Vote ***Important Notice Regarding the Availability of Proxy Materials for theShareholder Meeting to Be Held on March 10, 2021.Meeting InformationHILL-ROM HOLDINGS, INC. Meeting Type: Annual MeetingFor holders as of: January 4, 2021Date: March 10, 2021 Time: 8:00 a.m. CSTLocation:Meeting live via the Internet-please visitwww.virtualshareholdermeeting.com/HRC2021.The company will be hosting the meeting live via the Internet this year. To attend the meeting via the Internet please visitwww.virtualshareholdermeeting.com/HRC2021 and be sure to have the information that is printed in the box marked by the arrow XXXX XXXX XXXX XXXX (located on the following page).HILL-ROM HOLDINGS, INC.130 EAST RANDOLPH STREETSUITE 1000CHICAGO, IL 60601You are receiving this communication because you hold shares in the company named above. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting.D30000-P46617See the reverse side of this notice to obtain proxy materials and voting instructions.Before You VoteHow to Access the Proxy MaterialsProxy Materials Available to VIEW or RECEIVE:COMBINED DOCUMENTHow to View Online:Have the information that is printed in the box marked by the arrow XXXX XXXX XXXX XXXX (located on thefollowing page) and visit: www.proxyvote.com.How to Request and Receive a PAPER or E-MAIL Copy:If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET: www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*: sendmaterial@proxyvote.com* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow XXXX XXXX XXXX XXXX (located on the following page) in the subject line.Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before February 24, 2021 to facilitate timely delivery.How To VoteD30001-P46617Please Choose One of the Following Voting MethodsVote By Internet: Before The Meeting:Go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow XXXX XXXX XXXX XXXX (located on the following page) available and follow the instructions. During The Meeting:Go to www.virtualshareholdermeeting.com/HRC2021. Have the information that is printed in the box marked by the arrow XXXX XXXX XXXX XXXX (located on the following page) available and follow the instructions.Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees: 01) William G. Dempsey 02) John P. Groetelaars 03) Gary L. Ellis 04) Stacy Enxing Seng 05) Mary Garrett 06) James R. Giertz 07) William H. Kucheman 08) Gregory J. Moore 09) Felicia F. Norwood 10) Nancy M. Schlichting The Board of Directors recommends you vote FOR proposals 2, 3 and 4. 2. To approve, on an advisory basis, the compensation of Hill-Rom Holdings, Inc.'s named executive officers. 3. To ratify the appointment of PricewaterhouseCoopers LLP as Hill-Rom Holdings, Inc.'s independent registered public accounting firm for fiscal year 2021. 4. To approve the 2021 Hill-Rom Holdings, Inc. Stock Incentive Plan. NOTE: Such other items of business as may properly be brought before the meeting and any postponement or adjournment thereof. D30002-P46617D30003-P46617